                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

AUGUST 3, 2007                                                  JPMCC 2007-LDP12

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                      STRUCTURAL AND COLLATERAL TERM SHEET

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                          --------------------------

                                 $2,310,556,000
                                 (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2007-LDP12

                          --------------------------

                            JPMORGAN CHASE BANK, N.A.
                         UBS REAL ESTATE SECURITIES INC.
                        NATIXIS REAL ESTATE CAPITAL INC.
                          NOMURA CREDIT & CAPITAL, INC.
                       Sponsors and Mortgage Loan Sellers

JPMORGAN                                                     UBS INVESTMENT BANK

                      NATIXIS SECURITIES NORTH AMERICA INC.

This material is for your information, and none of J.P. Morgan Securities Inc.,
UBS Securities LLC and Natixis Securities North America Inc. (collectively, the
"Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated August 3, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

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                                  KEY FEATURES
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CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner) UBS Securities LLC

CO-MANAGERS:             Natixis Securities North America Inc.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (41.2%), UBS Real Estate Securities Inc. (24.3%), Natixis Real
                         Estate Capital Inc. (19.0%), Nomura Credit & Capital, Inc. (15.4%).

MASTER SERVICER:         Wells Fargo Bank, N.A.

SPECIAL SERVICER:        J.E. Robert Company, Inc.

TRUSTEE:                 LaSalle Bank National Association

RATING AGENCIES:         Moody's Investors Service, Inc.
                         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                         Fitch, Inc.

PRICING DATE:            On or about August 15, 2007

CLOSING DATE:            On or about August 28, 2007

CUT-OFF DATE:            With respect to each mortgage loan, the due date of that mortgage loan in August 2007 or, with respect to those mortgage loans that have their first due date after August 2007, the origination date of that mortgage loan.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in September 2007

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be ERISA eligible

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each Class of Certificates other than Class A-4FL, Class A-MFL and Class X
                         Certificates, and in the case of the Class A-4FL and Class A-MFL Certificates $100,000, and in
                         the case of the Class X Certificates, $1,000,000

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

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                           COLLATERAL CHARACTERISTICS
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                                                            ALL MORTGAGE LOANS        LOAN GROUP 1     LOAN GROUP 2
                                                            ------------------     ---------------    -------------

   INITIAL POOL BALANCE (IPB):                                  $2,504,667,937      $2,217,368,430     $287,299,508
   NUMBER OF MORTGAGE LOANS:                                               163                 129               34
   NUMBER OF MORTGAGE PROPERTIES:                                          179                 145               34
   AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                 $15,366,061         $17,188,903       $8,449,986
   AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                      $13,992,558         $15,292,196       $8,449,986
   WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                       6.08789%            6.09585%         6.02641%
   WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                              1.40x               1.41x            1.30x
   WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):                 71.9%               71.9%            71.7%
   WEIGHTED AVERAGE MATURITY DATE LTV(1,2):                              69.5%               69.6%            68.5%
   WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):            103 months          102 months       105 months
   WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):         354 months          353 months       359 months
   WEIGHTED AVERAGE SEASONING (MONTHS):                                1 month             1 month          1 month
   10 LARGEST MORTGAGE LOANS AS % OF IPB(4):                             34.7%               39.2%            61.2%
   % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                             25.6%               27.8%             8.7%
   % OF MORTGAGE LOANS WITH SINGLE TENANTS:                               7.4%                8.4%             0.0%

_____________
(1)   With respect to certain mortgage loans identified in the free writing prospectus, the loan-to-value ratios were based upon the "as-stabilized"
      values or with certain other adjustments as defined in the related appraisal. Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage rations and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)   Excludes the fully amortizing mortgage loans.

(3)   Excludes mortgage loans that are interest-only for the entire term.

(4)   Includes the 10 largest mortgage loans or groups of cross-collateralized mortgage loans.

                                     2 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

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                        APPROXIMATE SECURITIES STRUCTURE
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PUBLICLY OFFERED CLASSES

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             EXPECTED RATINGS       APPROXIMATE         CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
CLASS      (MOODY'S/S&P/FITCH)     FACE AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
-------------------------------------------------------------------------------------------------------------------

A-1            Aaa/AAA/AAA         $   18,981,000           30.000%                2.37            09/07 - 10/11
A-2            Aaa/AAA/AAA         $  444,936,000           30.000%                4.79            11/11 - 08/12
A-3            Aaa/AAA/AAA         $  346,187,000           30.000%                6.81            05/14 - 08/14
A-4            Aaa/AAA/AAA         $  501,693,000           30.000%                9.81            10/16 - 07/17
A-4FL          Aaa/AAA/AAA         $  100,000,000           30.000%                9.81            10/16 - 07/17
A-SB           Aaa/AAA/AAA         $   54,171,000           30.000%                6.90            10/11 - 10/16
A-1A           Aaa/AAA/AAA         $  287,299,000           30.000%                8.59            09/07 - 07/17
X              Aaa/AAA/AAA         $2,504,667,937             N/A                  N/A                  N/A
A-M            Aaa/AAA/AAA         $  150,467,000           20.000%                9.90            07/17 - 08/17
A-MFL          Aaa/AAA/AAA         $  100,000,000           20.000%                9.90            07/17 - 08/17
A-J             NR/AAA/AAA         $  197,242,000           12.125%                9.96            08/17 - 08/17
B               NR/AA+/AA+         $   21,916,000           11.250%                9.96            08/17 - 08/17
C                NR/AA/AA          $   28,178,000           10.125%                9.96            08/17 - 08/17
D               NR/AA-/AA-         $   21,916,000            9.250%                9.96            08/17 - 08/17
E                NR/A+/A+          $   12,523,000            8.750%                9.96            08/17 - 08/17
F                 NR/A/A           $   25,047,000            7.750%                9.96            08/17 - 08/17
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PRIVATELY OFFERED CLASSES

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              EXPECTED RATINGS        APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
 CLASS      (MOODY'S/S&P/FITCH)      FACE AMOUNT(1)    (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
-------------------------------------------------------------------------------------------------------------------

 G                NR/A-/A-           $ 28,177,000           6.625%                N/A                    N/A
 H              NR/BBB+/BBB+         $ 28,178,000           5.500%                N/A                    N/A
 J               NR/BBB/BBB          $ 28,177,000           4.375%                N/A                    N/A
 K              NR/BBB-/BBB-         $ 28,178,000           3.250%                N/A                    N/A
 L               NR/BB+/BB+          $  9,392,000           2.875%                N/A                    N/A
 M                NR/BB/BB           $  9,393,000           2.500%                N/A                    N/A
 N               NR/BB-/BB-          $  6,261,000           2.250%                N/A                    N/A
 P                NR/B+/B+           $  6,262,000           2.000%                N/A                    N/A
 Q                 NR/B/B            $  6,262,000           1.750%                N/A                    N/A
 T                NR/B-/B-           $  3,131,000           1.625%                N/A                    N/A
 NR               NR/NR/NR           $ 40,700,937            N/A                  N/A                    N/A
-------------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2)   The credit support percentages set forth for Class A-1, Class A-2, Class
      A-3, Class A-4, Class A-4FL, Class A-SB and Class A-1A certificates are represented in the aggregate without regard to loan groups and taking into account each certificate with a lower distribution priority. The credit support percentages for the Class A-M and Class A-MFL Certificates are
      represented in the aggregate in the same manner.

(3)   The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
      Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

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                               STRUCTURAL OVERVIEW
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o     For the purposes of making distributions to the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class
      A-4FL Regular Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4, A-SB
      Certificates and the Class A-4FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o     Interest payments will be made concurrently to the Class A-1, A-2, A-3,
      A-4, A-SB and A-1A Certificates and the Class A-4FL Regular Interest (and
      the fixed interest payment on the Class A-4FL Regular Interest will be converted under a swap contract to a floating interest payment to the
      Class A-4FL Certificates as described in the Free Writing Prospectus) (pro rata to the Class A-1, A-2, A-3, A-4, A-SB Certificates and the Class
      A-4FL Regular Interest, from Loan Group 1, and to the Class A-1A
      Certificates from Loan Group 2, the foregoing classes, collectively, the
      "Class A Certificates") and Class X Certificates and then, after payment of the principal distribution amount to those Classes (other than the
      Class X Certificates), interest will be paid sequentially to the Class A-M
      Certificates and Class A-MFL Regular Interest, pro rata, and then to the
      Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR
      Certificates.

o     The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
      A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates and
      the Class A-4FL and Class A-MFL Regular Interests will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii)
      above less a specified percentage. The Class X Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o     The pass-through rate on each of the Class A-4FL and Class A-MFL
      Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the swap contracts are subject to reduction as described in the Free Writing Prospectus. The initial LIBOR rates will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the accrual period for the floating rate Certificates. Under certain circumstances described in the Free Writing Prospectus, the pass-through rate for the Class A-4FL and Class A-MFL Certificates may convert to a fixed rate. See "Description of the Swap Contracts" in the
      Free Writing Prospectus. There may be special requirements under ERISA for purchasing the Class A-4FL and Class A-MFL Certificates. See "Certain
      ERISA Considerations" in the Free Writing Prospectus.

o     All Classes (except for the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests will accrue interest on a 30/360 basis. The Class A-4FL and Class A-MFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-4FL or Class A-MFL Certificates converts to a fixed rate, interest will accrue on that Class on a 30/360 basis.

o     Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the
      Class A-4FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan
      Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the
      Class A-4 and Class A-SB Certificates and Class A-4FL Regular Interest has
      been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR
      Certificates and Class A-MFL Regular Interest have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the
      Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates and the Class A-4FL
      Regular Interest on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class
      A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the Free
      Writing Prospectus). After the certificate balances of the Class A-1, A-2,
      A-3, A-4, A-SB and A-1A Certificates and the Class A-4FL Regular Interest
      have been reduced to zero, principal payments will be paid in order of priority to the Class A-M Certificates and Class A-MFL Regular Interest,
      pro rata, and then to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N,
      P, Q, T and NR Certificates, until the certificate balance for each of these Classes has been reduced to zero. The Class X Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o     Losses will be borne by the Classes (other than the Class X Certificates)
      in reverse order of priority, from the Class NR Certificates up to the
      Class A-J, and then pro rata to the Class A-M Certificates and the Class
      A-MFL Regular Interest and then pro rata to the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class
      A-4FL Regular Interest (without regard to loan groups or the Class A-SB planned principal balance).

                                     4 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

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                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates (other than the Class A-4FL, Class A-MFL and the Class X
      Certificates) and to the Class A-4FL and Class A-MFL Regular Interests and
      the Class G, H, J and K Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-4FL, Class
      A-MFL and the Class X Certificates) and the Class A-4FL and Class A-MFL
      Regular Interests and the Class G, H, J and K Certificates will receive
      (with respect to the related Loan Group, if applicable in the case of the
      Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates and the Class A-4FL
      Regular Interest) on each Distribution Date an amount of Yield Maintenance
      Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates). Any Yield
      Maintenance Charges payable to the Class A-4FL and Class A-MFL Regular
      Interests will be paid to the Swap Counterparty. Any Yield Maintenance
      Charges remaining after the distributions described above in this paragraph will be distributed to the holder of the Class X Certificates.

    YM       Group Principal Paid to Class      (Pass-Through Rate on Class - Discount Rate)
  Charge  x  ------------------------------  x  ---------------------------------------------
               Group Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o     Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X certificates.

o     The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any principal and interest advance will be reduced in proportion to such adjustment.

                                     5 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                        SHORT TERM COLLATERAL SUMMARY(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               CUT-OFF DATE
   LOAN #   LOAN NAME                            BALANCE         BALLOON BALANCE
--------------------------------------------------------------------------------
            CLASS A-1
                      TOTAL BALLOON PAYMENT                       $          0
                      TOTAL AMORTIZATION PAYMENT                  $ 18,981,000
                      TOTAL CLASS BALANCE                         ------------
                                                                  $ 18,981,000
                                                                  ============

           CLASS A-2
      5    Ten Penn Center                      69,000,000          69,000,000
     30    Hotel Pacific                        23,500,000          23,500,000
     84    Scientific Labs Bldg                  6,964,149           6,367,861
     35    1140 19th Street Northwest           19,800,000          19,800,000
     48    1146 19th Street Northwest           13,350,000          13,350,000
      8    7000 Central Park                    65,000,000          65,000,000
     15    Sheraton Gunter                      40,000,000          40,000,000
     49    Broome Street Apartments             13,250,000          13,250,000
     68    Wingate - Allentown, PA               8,993,492           8,476,003
    123    Dakota Building                       3,733,000           3,611,787
      4*   Hard Rock Hotel - Chicago            69,500,000          69,500,000
     11*   Marriott Overland Park               49,500,000          47,966,879
     23*   AT&T - Cleveland, OH                 29,242,000          29,242,000
     25*   Oheka Castle                         28,500,000          27,914,178
     91*   Gateway Plaza (College Station)       6,268,031           6,268,031
    144*   6 Schuyler Boulevard                  1,850,000           1,689,672

                      TOTAL BALLOON PAYMENT                       $444,936,000
                      TOTAL AMORTIZATION PAYMENT                  $          0
                                                                  ------------
                      TOTAL CLASS BALANCE                         $444,936,000
                                                                  ============

---------------------------------------------------------------------------
                                             REM. IO
                                REM. TERM    PERIOD        UW      CUT-OFF
   LOAN #   PROPERTY TYPE       (MONTHS)    (MONTHS)      DSCR      LTV
---------------------------------------------------------------------------
      5    Office                  51          51         1.60      62.7%
     30    Hotel                   56          56         1.25      77.8%
     84    Industrial              56           0         1.51      63.3%
     35    Office                  58          58         1.20      76.2%
     48    Office                  58          58         1.33      61.5%
      8    Office                  59          59         1.20      73.9%
     15    Hotel                   59          59         1.50      76.9%
     49    Multifamily             59          59         1.28      64.6%
     68    Hotel                   59           0         1.43      65.6%
    123    Office                  59          23         1.23      79.4%
      4*   Hotel                   60          60         1.90      63.8%
     11*   Hotel                   60          24         1.25      73.0%
     23*   Office                  60          60         3.81      51.3%
     25*   Hotel                   60          36         1.31      65.1%
     91*   Retail                  60          60         1.93      58.6%
    144*   Retail                  60           0         1.27      61.7%

           WEIGHTED AVERAGE        58          50         1.61      67.9%

--------------------------------------------------------------------------------
                                               CUT-OFF DATE
   LOAN #   LOAN NAME                            BALANCE         BALLOON BALANCE
--------------------------------------------------------------------------------
           CLASS A-3
      6    Carespring Portfolio                 68,310,000          68,310,000
      7    Overlook III                         66,700,000          66,700,000
     42    1450 Infinite Drive                  16,380,000          16,380,000
     71    Willow Oaks Apartments                8,750,000           8,197,638
      2    Sawgrass Mills Mall                 150,000,000         150,000,000
     22    BB&T Tower                           31,400,000          31,400,000
    102**  Office Max - Philadelphia             5,200,000           5,200,000

                      TOTAL BALLOON PAYMENT                       $346,187,000
                      TOTAL AMORTIZATION PAYMENT                  $          0
                                                                  ------------
                      TOTAL CLASS BALANCE                         $346,187,000
                                                                  ============

           CLASS A-SB
                      TOTAL BALLOON PAYMENT                       $          0
                      TOTAL AMORTIZATION PAYMENT                  $ 54,171,000
                                                                  ------------
                      TOTAL CLASS BALANCE                         $ 54,171,000
                                                                  ============

---------------------------------------------------------------------------
                                             REM. IO
                                REM. TERM    PERIOD        UW      CUT-OFF
   LOAN #   PROPERTY TYPE       (MONTHS)    (MONTHS)      DSCR      LTV
---------------------------------------------------------------------------
      6    Senior Housing          81          81         2.75      60.7%
      7    Office                  81          81         1.23      79.2%
     42    Industrial              82          82         1.55      65.0%
     71    Multifamily             82          22         1.30      74.2%
      2    Retail                  83          83         1.20      80.0%
     22    Office                  83          83         1.24      77.1%
    102**  Retail                  84          84         1.24      71.2%

           WEIGHTED AVERAGE        82          81         1.53      74.8%
---------------------------------------------------------------------------

*     A portion of the balloon is allocated to the Class A-2 and to the Class
      ASB Certificates, which in the case of the Class ASB Certificates, will be less than $1,000.

**    A portion of the balloon is allocated to the Class A-3 and to the Class
      ASB Certificates, which in the case of the Class ASB Certificates, will be less than $1,000.

(1)   The information presented above is intended to depict the assumed effect of the repayment of certain mortgage loans on certain classes of
      Certificates. As of the cut-off date, the balloon balances, total balloon payments and remaining class amortization were calculated taking into account the assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS
      - Yield Considerations" in the free writing prospectus as well as assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates or anticipated repayment dates.

                                     6 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     7 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF                           NUMBER OF     PRINCIPAL                           WA UW
PRINCIPAL BALANCES                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

$669,500 - $2,999,999                  33      $   61,304,684      2.4%     72.8%    1.22x
$3,000,000 - $3,999,999                11          38,152,681      1.5      70.5%    1.31x
$4,000,000 - $4,999,999                13          56,658,820      2.3      65.9%    1.49x
$5,000,000 - $6,999,999                23         136,291,591      5.4      70.7%    1.43x
$7,000,000 - $9,999,999                19         155,952,176      6.2      73.7%    1.27x
$10,000,000 - $14,999,999              22         275,086,526     11.0      70.3%    1.24x
$15,000,000 - $24,999,999              15         299,240,061     11.9      72.8%    1.32x
$25,000,000 - $49,999,999              17         613,521,398     24.5      72.8%    1.42x
$50,000,000 - $99,999,999               8         556,460,000     22.2      67.3%    1.63x
$100,000,000 - $162,000,000             2         312,000,000     12.5      79.3%    1.25x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:         $15,366,061
AVERAGE BALANCE PER PROPERTY:     $13,992,558
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF MORTGAGE                  NUMBER OF     PRINCIPAL                           WA UW
INTEREST RATES                       LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

5.3500% - 5.4999%                       2      $  105,000,000      4.2%     53.7%    2.15x
5.5000% - 5.7499%                      18         220,573,726      8.8      72.9%    1.33x
5.7500% - 5.9999%                      47         655,205,844     26.2      73.8%    1.52x
6.0000% - 6.2499%                      31         686,719,570     27.4      73.9%    1.22x
6.2500% - 6.4999%                      46         584,198,436     23.3      69.8%    1.40x
6.5000% - 7.1000%                      19         252,970,361     10.1      72.8%    1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE INTEREST RATE:     6.0879%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                   ORIGINAL TERM TO MATURITY/ARD IN MONTHS(3)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS            NUMBER OF     PRINCIPAL                           WA UW
TO MATURITY/ARD                      LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

60 - 72                                21      $  509,760,951     20.4%     68.9%    1.57x
73 - 84                                 8         354,840,000     14.2      74.5%    1.53x
85 - 120                              129       1,609,503,017     64.3      72.3%    1.32x
121 - 240                               5          30,563,969      1.2      67.0%    1.49x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL LOAN TERM:  104 MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                GEOGRAPHIC DISTRIBUTION(1)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
GEOGRAPHIC LOCATION                PROPERTIES     BALANCE      % OF IPB   WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

CALIFORNIA                             19      $  437,158,744     17.5%     76.0%    1.26x
  SOUTHERN CALIFORNIA                  15         383,562,479     15.3      76.7%    1.26x
  NORTHERN CALIFORNIA                   4          53,596,266      2.1      70.9%    1.28x
FLORIDA                                15         314,396,347     12.6      76.9%    1.19x
TEXAS                                  28         282,547,691     11.3      71.3%    1.50x
GEORGIA                                 9         227,464,792      9.1      75.6%    1.19x
PENNSYLVANIA                           11         194,432,640      7.8      71.8%    1.39x
OHIO                                   13         187,377,153      7.5      58.8%    2.37x
NEW YORK                               18         164,331,802      6.6      66.4%    1.30x
DISTRICT OF COLUMBIA                    4         127,250,000      5.1      71.4%    1.15x
OTHER                                  62         569,708,768     22.7      70.6%    1.43x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               179      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
RANGE OF UW DSCRS                    LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

1.10X - 1.14X                          12      $  269,648,467     10.8%     75.1%    1.10x
1.15X - 1.19X                          36         217,888,817      8.7      74.1%    1.16x
1.20X - 1.29X                          61       1,027,126,445     41.0      75.6%    1.23x
1.30X - 1.49X                          33         508,063,525     20.3      72.5%    1.34x
1.50X - 1.99X                          13         248,570,883      9.9      65.0%    1.68x
2.00X - 3.89X                           8         233,369,801      9.3      55.2%    2.56x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE UW DSCR:            1.40X
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                       REMAINING TERMS TO MATURITY/ARD IN MONTHS(3)
------------------------------------------------------------------------------------------
RANGE OF REMAINING                NUMBER OF      PRINCIPAL                           WA UW
TERMS TO MATURITY/ARD               LOANS         BALANCE       % OF IPB  WA LTV(2) DSCR(2)
------------------------------------------------------------------------------------------

51 - 60                                21      $  509,760,951     20.4%     68.9%    1.57x
61 - 84                                 8         354,840,000     14.2      74.5%    1.53x
85 - 120                              129       1,609,503,017     64.3      72.3%    1.32x
121 - 240                               5          30,563,969      1.2      67.0%    1.49x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING TERM:   103 MONTHS
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF    PRINCIPAL                     WA        WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE        PROPERTIES     BALANCE        % OF IPB    LTV(2)     DSCR(2)
-------------------------------------------------------------------------------------------------------------------

RETAIL                         Anchored                      26     $  716,717,089      28.6%      72.9%     1.40x
                               Shadow Anchored               10        100,650,000       4.0       72.3%     1.24x
                               Unanchored                    26         79,928,962       3.2       68.0%     1.29x
                                Subtotal:                    62     $  897,296,051      35.8%      72.4%     1.37x
-------------------------------------------------------------------------------------------------------------------
OFFICE                         CBD                           17     $  391,356,540      15.6%      69.3%     1.46x
                               Suburban                      15        322,986,779      12.9       77.1%     1.20x
                                Subtotal:                    32     $  714,343,319      28.5%      72.8%     1.34x
-------------------------------------------------------------------------------------------------------------------
HOTEL                          Full Service                   8     $  267,179,887      10.7%      69.9%     1.49x
                               Limited Service               10         98,412,203       3.9       74.3%     1.42x
                                Subtotal:                    18     $  365,592,090      14.6%      71.1%     1.47x
-------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                    Garden                        23     $  239,482,125       9.6%      71.1%     1.30x
                               Mid/High Rise                  3         42,138,695       1.7       75.8%     1.24x
                               Student Housing                7         19,871,036       0.8       70.7%     1.28x
                                Subtotal:                    33     $  301,491,856      12.0%      71.7%     1.29x
-------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                     Flex                           7     $   53,931,969       2.2%      65.8%     1.41x
                               Warehouse/Distribution         5         28,865,000       1.2       73.5%     1.26x
                                Subtotal:                    12     $   82,796,969       3.3%      68.5%     1.36x
-------------------------------------------------------------------------------------------------------------------
SENIOR HOUSING                 Skilled Nursing                7     $   60,526,667       2.4%      60.7%     2.75x
                               Assisted Living                1          7,783,333       0.3       60.7%     2.75x
                                Subtotal:                     8     $   68,310,000       2.7%      60.7%     2.75x
-------------------------------------------------------------------------------------------------------------------
SELF STORAGE                                                  6     $   25,905,000       1.0%      77.6%     1.20x
-------------------------------------------------------------------------------------------------------------------
MIXED USE                      Office/Retail                  3     $   24,925,000       1.0%      75.7%     1.18x
-------------------------------------------------------------------------------------------------------------------
LAND                                                          2     $   16,200,000       0.6%      72.4%     1.31x
-------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                          3     $    7,807,651       0.3%      62.3%     1.55x
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     179     $2,504,667,937     100.0%      71.9%     1.40x
-------------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 ARD loan representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                     8 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                  NUMBER OF     PRINCIPAL                           WA UW
AMORTIZATION TERMS                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

120 - 240                               7      $   37,462,637      3.7%     67.6%    1.42x
241 - 300                               6          34,096,222      3.4      67.1%    1.33x
301 - 420                              97         936,887,046     92.9      72.7%    1.23x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               110      $1,008,445,906    100.0%     72.3%    1.24x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL AMORT TERM:            354 MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
RANGE OF CUT-OFF LTVS                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

18.0% - 50.0%                           7      $   91,089,356      3.6%     46.3%    2.16x
50.1% - 60.0%                           4          63,110,031      2.5      53.6%    2.72x
60.1% - 65.0%                          26         422,814,951     16.9      62.4%    1.77x
65.1% - 70.0%                          18         233,128,882      9.3      67.0%    1.31x
70.1% - 75.0%                          39         548,301,876     21.9      72.9%    1.23x
75.1% - 80.0%                          65       1,065,087,049     42.5      78.6%    1.24x
80.1% - 88.7%                           4          81,135,792      3.2      81.5%    1.15x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:               71.9%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                     AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
AMORTIZATION TYPES                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

BALLOON LOANS
  INTEREST-ONLY(3)                     53      $1,496,222,031     59.7%     71.6%    1.51x
  PARTIAL INTEREST-ONLY                69         734,670,746     29.3      73.5%    1.21x
  BALLOON                              36         243,783,605      9.7      69.4%    1.28x
FULLY AMORTIZING LOANS                  5          29,991,555      1.2      65.9%    1.47x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF PARTIAL                   NUMBER OF     PRINCIPAL                           WA UW
INTEREST-ONLY PERIODS                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

6 - 12                                  6      $   16,137,500      2.2%     63.6%    1.33x
13 - 24                                 4          73,323,000     10.0      73.4%    1.24x
25 - 36                                12         122,110,000     16.6      73.5%    1.29x
37 - 48                                 2          13,425,000      1.8      73.0%    1.39x
49 - 60                                45         509,675,246     69.4      73.8%    1.18x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                69      $  734,670,746    100.0%     73.5%    1.21x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                        LOAN PURPOSE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
LOAN PURPOSE                         LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

REFINANCE                              88      $1,309,452,874     52.3%     70.8%    1.39x
ACQUISITION                            75       1,195,215,064     47.7      73.0%    1.42x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF REMAINING                 NUMBER OF     PRINCIPAL                           WA UW
AMORTIZATION TERMS                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

120 - 240                               7      $   37,462,637      3.7%     67.6%    1.42x
241 - 300                               6          34,096,222      3.4      67.1%    1.33x
301 - 420                              97         936,887,046     92.9      72.7%    1.23x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               110      $1,008,445,906    100.0%     72.3%    1.24x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING AMORT TERM:            354 MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                       LTV RATIOS AS OF THE MATURITY/ARD DATE(4,5)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF MATURITY/ARD              NUMBER OF     PRINCIPAL                           WA UW
LTVS                                 LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

18.0% - 50.0%                           7      $  100,771,512      4.1%     49.8%    2.03x
50.1% - 60.0%                          29         221,337,556      8.9      61.8%    1.71x
60.1% - 65.0%                          20         416,539,525     16.8      64.0%    1.78x
65.1% - 70.0%                          33         412,941,978     16.7      72.0%    1.23x
70.1% - 75.0%                          42         533,770,811     21.6      76.2%    1.19x
75.1% - 80.0%                          24         755,814,000     30.5      78.6%    1.26x
80.1% - 88.7%                           3          33,501,000      1.4      83.4%    1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               158      $2,474,676,382    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LTV RATIO AT MATURITY/ARD DATE:        69.5%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                YEAR BUILT/RENOVATED(6,7)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF YEARS                     NUMBER OF     PRINCIPAL                           WA UW
BUILT/RENOVATED                   PROPERTIES      BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

1960 - 1969                             1      $    3,312,479      0.1%     74.8%    1.20x
1970 - 1979                             3          13,522,500      0.5      57.0%    2.15x
1980 - 1989                            14         131,357,209      5.2      69.1%    1.28x
1990 - 1999                            49         722,130,751     28.8      69.2%    1.44x
2000 - 2004                            43         522,484,267     20.9      72.5%    1.39x
2005 - 2007                            69       1,111,860,731     44.4      73.8%    1.38x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               179      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
PREPAYMENT PROTECTION                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

DEFEASANCE                            112      $1,833,010,047     73.2%     71.2%    1.38x
YIELD MAINTENANCE                      26         472,555,817     18.9      74.0%    1.46x
DEF, DEF/FIXED PENALTY                  1          69,000,000      2.8      62.7%    1.60x
YM/FIXED PENALTY, YM                    1          40,000,000      1.6      76.9%    1.50x
YM, DEF/YM                              6          30,172,074      1.2      79.4%    1.29x
DEF, FIXED PENALTY                      2          26,050,000      1.0      78.9%    1.26x
YM/DEF                                 14          21,180,000      0.8      77.1%    1.18x
DEF, DEF/YM                             1          12,700,000      0.5      77.4%    1.15x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               163      $2,504,667,937    100.0%     71.9%    1.40x
-------------------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 interest-only ARD loan representing 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Includes 1 ARD loan.

(5)   Does not include fully amortizing loans.

(6)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(7)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     9 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                 NUMBER OF     PRINCIPAL                           WA UW
BALANCES                             LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

$800,000 - $2,999,999                  25      $   48,110,688      2.2%     74.1%    1.19x
$3,000,000 - $3,999,999                 8          27,853,706      1.3      72.9%    1.26x
$4,000,000 - $4,999,999                 9          38,238,820      1.7      62.2%    1.62x
$5,000,000 - $6,999,999                22         130,091,591      5.9      70.6%    1.44x
$7,000,000 - $9,999,999                11          92,215,640      4.2      72.3%    1.31x
$10,000,000 - $14,999,999              19         238,686,526     10.8      70.2%    1.25x
$15,000,000 - $24,999,999               9         185,190,061      8.4      75.7%    1.27x
$25,000,000 - $49,999,999              16         588,521,398     26.5      72.3%    1.43x
$50,000,000 - $99,999,999               8         556,460,000     25.1      67.3%    1.63x
$100,000,000 - $162,000,000             2         312,000,000     14.1      79.3%    1.25x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:         $17,188,903
AVERAGE BALANCE PER PROPERTY:     $15,292,196
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF MORTGAGE                  NUMBER OF     PRINCIPAL                           WA UW
INTEREST RATES                       LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

5.3500% - 5.4999%                       2      $  105,000,000      4.7%     53.7%    2.15x
5.5000% - 5.7499%                      10         154,199,031      7.0      73.5%    1.29x
5.7500% - 5.9999%                      41         590,118,844     26.6      73.2%    1.55x
6.0000% - 6.4999%                      62       1,153,206,620     52.0      72.5%    1.31x
6.5000% - 7.1000%                      14         214,843,935      9.7      72.6%    1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE INTEREST RATE:     6.0959%
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                         ORIGINAL TERM TO MATURITY/ARD IN MONTHS(3)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                   NUMBER OF    PRINCIPAL                           WA UW
TERMS TO MATURITY/ARD                 LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

60 - 72                                16      $  448,450,671     20.2%     67.9%    1.61x
73 - 84                                 7         346,740,000     15.6      74.8%    1.53x
85 - 120                              101       1,391,613,789     62.8      72.6%    1.32x
121 - 240                               5          30,563,969      1.4      67.0%    1.49x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL LOAN TERM:  104 MONTHS
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
 GEOGRAPHIC LOCATION               PROPERTIES     BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

CALIFORNIA                             16      $  396,346,266     17.9%     75.8%    1.27x
  SOUTHERN CALIFORNIA                  13         355,250,000     16.0      76.3%    1.26x
  NORTHERN CALIFORNIA                   3          41,096,266      1.9      72.0%    1.30x
FLORIDA                                11         283,065,440     12.8      78.1%    1.19x
TEXAS                                  20         211,361,691      9.5      71.9%    1.53x
PENNSYLVANIA                           10         187,145,640      8.4      71.5%    1.40x
GEORGIA                                 7         186,614,792      8.4      77.7%    1.18x
OHIO                                   11         165,657,153      7.5      56.2%    2.50x
NEW YORK                               18         164,331,802      7.4      66.4%    1.30x
DISTRICT OF COLUMBIA                    4         127,250,000      5.7      71.4%    1.15x
OTHER                                  48         495,595,646     22.4      70.3%    1.45x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               145      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
RANGE OF                            NUMBER OF    PRINCIPAL                           WA UW
UW DSCRS                              LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

1.10X - 1.14X                          12      $  269,648,467     12.2%     75.1%    1.10x
1.15X - 1.19X                          29         168,604,122      7.6      73.1%    1.17x
1.20X - 1.29X                          46         858,444,305     38.7      76.3%    1.22x
1.30X - 1.49X                          23         458,328,654     20.7      72.5%    1.34x
1.50X - 1.99X                          13         248,570,883     11.2      65.0%    1.68x
2.00X - 3.89X                           6         213,772,000      9.6      55.5%    2.61x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE UW DSCR:           1.41X
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                        REMAINING TERMS TO MATURITY/ARD IN MONTHS(3)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
 RANGE OF REMAINING                 NUMBER OF    PRINCIPAL                           WA UW
TERMS TO MATURITY/ARD                 LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

51 - 60                                16      $  448,450,671     20.2%     67.9%    1.61x
61 - 84                                 7         346,740,000     15.6      74.8%    1.53x
85 - 120                              101       1,391,613,789     62.8      72.6%    1.32x
121 - 240                               5          30,563,969      1.4      67.0%    1.49x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING TERM:      102 MONTHS
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF    PRINCIPAL         % OF       WA      WA UW
 PROPERTY TYPE              SUB PROPERTY TYPE       PROPERTIES     BALANCE           IPB     LTV(2)    DSCR(2)
--------------------------------------------------------------------------------------------------------------

RETAIL                     Anchored                     26      $  716,717,089      32.3%     72.9%     1.40x
                           Shadow Anchored              10         100,650,000       4.5      72.3%     1.24x
                           Unanchored                   26          79,928,962       3.6      68.0%     1.29x
                            SUBTOTAL:                   62      $  897,296,051      40.5%     72.4%     1.37x
--------------------------------------------------------------------------------------------------------------
OFFICE                     CBD                          17      $  391,356,540      17.6%     69.3%     1.46x
                           Suburban                     15         322,986,779      14.6      77.1%     1.20x
                            SUBTOTAL:                   32      $  714,343,319      32.2%     72.8%     1.34x
--------------------------------------------------------------------------------------------------------------
HOTEL                      Full Service                  8      $  267,179,887      12.0%     69.9%     1.49x
                           Limited Service              10          98,412,203       4.4      74.3%     1.42x
                            SUBTOTAL:                   18      $  365,592,090      16.5%     71.1%     1.47x
--------------------------------------------------------------------------------------------------------------
INDUSTRIAL                 Flex                          7      $   53,931,969       2.4%     65.8%     1.41x
                           Warehouse/Distribution        5          28,865,000       1.3      73.5%     1.26x
                            SUBTOTAL:                   12      $   82,796,969       3.7%     68.5%     1.36x
--------------------------------------------------------------------------------------------------------------
SENIOR HOUSING             Skilled Nursing               7      $   60,526,667       2.7%     60.7%     2.75x
                           Assisted Living               1           7,783,333       0.4      60.7%     2.75x
                            SUBTOTAL:                    8      $   68,310,000       3.1%     60.7%     2.75x
--------------------------------------------------------------------------------------------------------------
SELF STORAGE                                             6      $   25,905,000       1.2%     77.6%     1.20x
--------------------------------------------------------------------------------------------------------------
MIXED USE                  Office/Retail                 3      $   24,925,000       1.1%     75.7%     1.18x
--------------------------------------------------------------------------------------------------------------
MULTIFAMILY                Mid/High Rise                 1      $   13,250,000       0.6%     64.6%     1.28x
                           Garden                        1           8,750,000       0.4      74.2%     1.30x
                            SUBTOTAL:                    2      $   22,000,000       1.0%     68.4%     1.29x
--------------------------------------------------------------------------------------------------------------
LAND                                                     2      $   16,200,000       0.7%     72.4%     1.31x
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                145      $2,217,368,430     100.0%     71.9%     1.41x
--------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisals.
      Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 ARD loan representing approximately 1.3% of the loan group 1 principal balance of the pool of mortgage loans as of the cut-off date.

                                    10 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                   NUMBER OF    PRINCIPAL                           WA UW
AMORTIZATION TERMS                    LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

120 - 240                               6      $   36,065,266      4.2%     67.3%    1.42x
241 - 300                               6          34,096,222      4.0      67.1%    1.33x
301 - 420                              72         791,721,910     91.9      72.9%    1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                84      $  861,883,399    100.0%     72.4%    1.24x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL AMORT TERM:            353 MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
                                    NUMBER OF    PRINCIPAL                           WA UW
RANGE OF CUT-OFF LTVS                 LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

18.0% - 50.0%                           6      $   87,991,555      4.0%     46.4%    2.16x
50.1% - 60.0%                           3          46,610,031      2.1      53.8%    2.93x
60.1% - 65.0%                          18         377,277,451     17.0      62.4%    1.83x
65.1% - 70.0%                          14         178,519,757      8.1      67.2%    1.33x
70.1% - 75.0%                          30         499,867,166     22.5      72.9%    1.23x
75.1% - 80.0%                          55         970,966,678     43.8      78.6%    1.24x
80.1% - 88.7%                           3          56,135,792      2.5      81.1%    1.12x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE CUT-OFF DATE LTV                   71.9%
-------------------------------------------------------------------------------------------
RATIO:

-------------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                    NUMBER OF    PRINCIPAL                           WA UW
AMORTIZATION TYPES                    LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

BALLOON LOANS
  INTEREST-ONLY(3)                     45      $1,355,485,031     61.1%     71.5%    1.53x
  PARTIAL INTEREST-ONLY                50         612,897,246     27.6      73.9%    1.21x
  BALLOON                              29         218,994,598      9.9      69.3%    1.28x
FULLY AMORTIZING LOANS                  5          29,991,555      1.4      65.9%    1.47x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
RANGE OF PARTIAL                    NUMBER OF    PRINCIPAL                           WA UW
INTEREST-ONLY PERIODS                 LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

24 - 24                                 4      $   73,323,000     12.0%     73.4%    1.24x
25 - 36                                10         103,210,000     16.8      74.1%    1.30x
37 - 48                                 2          13,425,000      2.2      73.0%    1.39x
49 - 60                                34         422,939,246     69.0      73.9%    1.18x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                50      $  612,897,246    100.0%     73.9%    1.21x
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                        LOAN PURPOSE
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                    NUMBER OF    PRINCIPAL                           WA UW
LOAN PURPOSE                          LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

REFINANCE                              65      $1,146,676,862     51.7%     70.4%    1.41x
ACQUISITION                            64       1,070,691,567     48.3      73.4%    1.42x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                          REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------------------
RANGE OF REMAINING                  NUMBER OF    PRINCIPAL                           WA UW
AMORTIZATION TERMS                    LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

120 - 240                               6      $   36,065,266      4.2%     67.3%    1.42x
241 - 300                               6          34,096,222      4.0      67.1%    1.33x
301 - 420                              72         791,721,910     91.9      72.9%    1.22x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                84      $  861,883,399    100.0%     72.4%    1.24x
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING AMORT TERM:       353 MONTHS
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                       LTV RATIOS AS OF THE MATURITY/ARD DATE(4,5)
--------------------------------------------------------------------------------------------
                                    NUMBER OF    PRINCIPAL                           WA UW
RANGE OF MATURITY/ARD LTVS            LOANS       BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

18.0% - 50.0%                           6      $   97,673,711      4.5%     50.0%    2.03x
50.1% - 60.0%                          18         156,643,560      7.2      62.3%    1.81x
60.1% - 70.0%                          41         728,509,272     33.3      67.7%    1.55x
70.1% - 75.0%                          36         486,122,332     22.2      76.0%    1.19x
75.1% - 80.0%                          21         709,927,000     32.5      78.5%    1.26x
80.1% - 88.7%                           2           8,501,000      0.4      86.8%    1.23x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               124      $2,187,376,875    100.0%     72.0%    1.41x
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LTV RATIO AT MATURITY/ARD DATE:       69.6%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                YEAR BUILT/RENOVATED(6,7)
--------------------------------------------------------------------------------------------
RANGE OF YEARS                      NUMBER OF    PRINCIPAL                           WA UW
BUILT/RENOVATED                    PROPERTIES     BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

1978 - 1979                             1      $    4,500,000      0.2%     18.0%    3.89x
1980 - 1989                             8         103,412,209      4.7      68.9%    1.28x
1990 - 1999                            41         640,416,950     28.9      69.2%    1.47x
2000 - 2004                            39         488,794,267     22.0      72.9%    1.41x
2005 - 2007                            56         980,245,003     44.2      73.7%    1.38x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               145      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
PREPAYMENT PROTECTION                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

DEFEASANCE                             83      $1,624,560,539     73.3%     71.2%    1.40x
YIELD MAINTENANCE                      23         419,755,817     18.9      74.6%    1.45x
DEF, DEF/FIXED PENALTY                  1          69,000,000      3.1      62.7%    1.60x
YM/FIXED PENALTY, YM                    1          40,000,000      1.8      76.9%    1.50x
YM, DEF/YM                              6          30,172,074      1.4      79.4%    1.29x
YM/DEF                                 14          21,180,000      1.0      77.1%    1.18x
DEF, DEF/YM                             1          12,700,000      0.6      77.4%    1.15x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               129      $2,217,368,430    100.0%     71.9%    1.41x
--------------------------------------------------------------------------------------------

(1)   Excludes mortgage loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 interest-only ARD loan representing 1.3% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(4)   Includes 1 ARD loan.

(5)   Does not include fully amortizing loans.

(6)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(7)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    11 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                               CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
RANGE OF                           NUMBER OF     PRINCIPAL                           WA UW
PRINCIPAL BALANCES                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
--------------------------------------------------------------------------------------------

$669,500 - $2,999,999                   8      $   13,193,997      4.6%     68.2%    1.34x
$3,000,000 - $3,999,999                 3          10,298,975      3.6      64.2%    1.43x
$4,000,000 - $4,999,999                 4          18,420,000      6.4      73.4%    1.21x
$5,000,000 - $6,999,999                 1           6,200,000      2.2      72.9%    1.24x
$7,000,000 - $9,999,999                 8          63,736,536     22.2      75.7%    1.22x
$10,000,000 - $14,999,999               3          36,400,000     12.7      70.8%    1.21x
$15,000,000 - $24,999,999               6         114,050,000     39.7      68.1%    1.38x
$25,000,000 - $25,000,000               1          25,000,000      8.7      82.3%    1.22x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
--------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:          $8,449,986
AVERAGE BALANCE PER PROPERTY:      $8,449,986
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                              RANGE OF MORTGAGE INTEREST RATES
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER OF     PRINCIPAL                           WA UW
RATES                                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
---------------------------------------------------------------------------------------------

5.5100% - 5.7499%                       8      $   66,374,695     23.1%     71.3%    1.42x
5.7500% - 6.2499%                      13         155,720,536     54.2      71.7%    1.25x
6.2500% - 6.8200%                      13          65,204,277     22.7      72.0%    1.28x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
---------------------------------------------------------------------------------------------
WEIGHTED AVERAGE INTEREST RATE:         6.0264%
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                           ORIGINAL TERM TO MATURITY/ARD IN MONTHS
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS TO         NUMBER OF     PRINCIPAL                           WA UW
MATURITY/ARD                         LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
---------------------------------------------------------------------------------------------

60 - 84                                 6      $   69,410,280     24.2%     74.6%    1.28x
85 - 120                               28         217,889,228     75.8      70.7%    1.30x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
---------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL LOAN TERM:  106 MONTHS
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION(1)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                    NUMBER OF    PRINCIPAL                           WA UW
GEOGRAPHIC LOCATION                PROPERTIES     BALANCE       % OF IPB  WA LTV(2) DSCR(2)
---------------------------------------------------------------------------------------------

TEXAS                                   8      $   71,186,000     24.8%     69.6%    1.43x
NORTH CAROLINA                          5          46,959,125     16.3      76.0%    1.23x
GEORGIA                                 2          40,850,000     14.2      66.3%    1.24x
CALIFORNIA                              3          40,812,479     14.2      77.2%    1.21x
  Southern California                   2          28,312,479      9.9      81.4%    1.22x
  Northern California                   1          12,500,000      4.4      67.6%    1.20x
FLORIDA                                 4          31,330,907     10.9      67.0%    1.21x
OHIO                                    2          21,720,000      7.6      78.6%    1.32x
OTHER                                  10          34,440,996     12.0      69.9%    1.35x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                     UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
RANGE OF UW DSCRS                    LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
---------------------------------------------------------------------------------------------

1.15X - 1.19X                           7      $   49,284,695     17.2%     77.5%    1.16x
1.20X - 1.24X                           9         101,955,140     35.5      71.3%    1.21x
1.25X - 1.29X                           6          66,727,000     23.2      73.6%    1.27x
1.30X - 1.39X                           6          43,432,871     15.1      73.4%    1.31x
1.40X - 1.69X                           4           6,302,000      2.2      64.3%    1.42x
1.70X - 2.13X                           2          19,597,801      6.8      51.4%    2.11x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
---------------------------------------------------------------------------------------------
WEIGHTED AVERAGE UW DSCR:           1.30x
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF REMAINING                 NUMBER OF     PRINCIPAL                           WA UW
TERMS TO MATURITY/ARD                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

58 - 84                                 6      $   69,410,280     24.2%     74.6%    1.28x
85 - 120                               28         217,889,228     75.8      70.7%    1.30x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
---------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING TERM:   105 MONTHS
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PROPERTY TYPE DISTRIBUTION(1)
---------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF      PRINCIPAL                             WA UW
 PROPERTY TYPE              SUB PROPERTY TYPE     PROPERTIES      BALANCE       % OF IPB   WA LTV(2)    DSCR(2)
---------------------------------------------------------------------------------------------------------------

MULTIFAMILY                Garden                     22      $ 230,732,125      80.3%       70.9%      1.30x
                           Mid/High Rise               2         28,888,695      10.1        80.9%      1.21x
                           Student Housing             7         19,871,036       6.9        70.7%      1.28x
                            Subtotal:                 31      $ 279,491,856      97.3%       72.0%      1.29x
---------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                   3      $   7,807,651       2.7%       62.3%      1.55x
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               34      $ 287,299,508     100.0%       71.7%      1.30x
---------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the appraisal. Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

                                    12 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                  NUMBER OF     PRINCIPAL                           WA UW
AMORTIZATION TERMS                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

240 - 299                               1      $    1,397,371      1.0%     75.5%    1.37x
300 - 360                              25         145,165,136     99.0      71.3%    1.24x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                26      $  146,562,508    100.0%     71.3%    1.24x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL AMORT TERM:      359 MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
RANGE OF CUT-OFF LTVS                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

43.0% - 65.0%                          10      $   65,135,301     22.7%     59.3%    1.52x
65.1% - 70.0%                           4          54,609,125     19.0      66.6%    1.23x
70.1% - 75.0%                           9          48,434,710     16.9      73.6%    1.22x
75.1% - 80.0%                          10          94,120,371     32.8      79.4%    1.24x
80.1% - 82.3%                           1          25,000,000      8.7      82.3%    1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:              71.7%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
AMORTIZATION TYPES                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

BALLOON LOANS
  INTEREST-ONLY                         8      $  140,737,000     49.0%     72.1%    1.36x
  PARTIAL INTEREST-ONLY                19         121,773,500     42.4      71.5%    1.23x
  BALLOON                               7          24,789,008      8.6      70.2%    1.31x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF PARTIAL INTEREST-         NUMBER OF     PRINCIPAL                           WA UW
ONLY PERIODS                         LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

6 - 48                                  8      $   35,037,500     28.8%     67.2%    1.28x
49 - 60                                11          86,736,000     71.2      73.3%    1.20x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                19      $  121,773,500    100.0%     71.5%    1.23x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                       LOAN PURPOSE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
LOAN PURPOSE                         LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

REFINANCE                              23      $  162,776,011     56.7%     73.9%    1.23x
ACQUISITION                            11         124,523,496     43.3      68.9%    1.38x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF REMAINING                 NUMBER OF     PRINCIPAL                           WA UW
AMORTIZATION TERMS                   LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

239 - 299                               1      $    1,397,371      1.0%     75.5%    1.37x
300 - 360                              25         145,165,136     99.0      71.3%    1.24x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                26      $  146,562,508    100.0%     71.3%    1.24x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING AMORT TERM:               359 MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY/ARD DATE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
RANGE OF MATURITY/ARD LTVS           LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

40.6% - 65.0%                          14      $   81,014,029     28.2%     62.1%    1.46x
65.1% - 70.0%                          10          87,750,000     30.5      69.3%    1.23x
70.1% - 75.0%                           6          47,648,479     16.6      78.9%    1.17x
75.1% - 80.0%                           3          45,887,000     16.0      79.8%    1.30x
80.1% - 82.3%                           1          25,000,000      8.7      82.3%    1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
-------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LTV RATIO AT MATURITY/ARD DATE:                       68.5%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                YEAR BUILT/RENOVATED(3,4)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF YEAR                       NUMBER OF    PRINCIPAL                           WA UW
BUILT/RENOVATED                    PROPERTIES     BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

1960 - 1979                             3      $   12,334,979      4.3%     76.0%    1.26x
1980 - 1989                             6          27,945,000      9.7      69.7%    1.27x
1990 - 1999                             8          81,713,801     28.4      69.2%    1.24x
2000 - 2007                            17         165,305,728     57.5      72.9%    1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                   NUMBER OF     PRINCIPAL                           WA UW
PREPAYMENT PROTECTION                LOANS        BALANCE       % OF IPB  WA LTV(2) DSCR(2)
-------------------------------------------------------------------------------------------

DEFEASANCE                             29      $  208,449,508     72.6%     71.4%    1.24x
YIELD MAINTENANCE                       3          52,800,000     18.4      69.2%    1.52x
DEF, FIXED PENALTY                      2          26,050,000      9.1      78.9%    1.26x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                34      $  287,299,508    100.0%     71.7%    1.30x
-------------------------------------------------------------------------------------------

(1)   Excludes mortgage loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(4)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    13 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------------
                            TOP FIFTEEN MORTGAGE LOANS(1)
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
 LOAN                                                             NUMBER OF     LOAN
SELLER(2)    LOAN NAME                       CITY, STATE         PROPERTIES    GROUP
--------------------------------------------------------------------------------------

NCCI        Plaza El Segundo                El Segundo, CA           1           1

JPMCB       Sawgrass Mills Mall             Sunrise, FL              1           1

NATIXIS     111 Massachusetts Avenue        Washington, DC           1           1

JPMCB       Hard Rock Hotel - Chicago       Chicago, IL              1           1

JPMCB       Ten Penn Center                 Philadelphia, PA         1           1
--------------------------------------------------------------------------------------
JPMCB       Carespring Portfolio            Various, Various         8           1

JPMCB       Overlook III                    Atlanta, GA              1           1

UBS         7000 Central Park               Atlanta, GA              1           1

JPMCB       Summit Mall                     Fairlawn, OH             1           1

UBS         Pacific Coast Plaza             Oceanside, CA            1           1
--------------------------------------------------------------------------------------
UBS         Marriott Overland Park          Overland Park, KS        1           1

NATIXIS     St. Joe - Windward Plaza        Alpharetta, GA           2           1

NATIXIS     St. Joe - 150 W. Main           Norfolk, VA              1           1

JPMCB       Liberty Plaza                   Philadelphia, PA         1           1

NCCI        Sheraton Gunter                 San Antonio, TX          1           1

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE
            TOP 10 TOTAL/WEIGHTED AVERAGE
            TOP 15 TOTAL/WEIGHTED AVERAGE
--------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
 LOAN          CUT-OFF DATE    % OF      SF/UNITS/      UW      CUT-OFF         PROPERTY
SELLER(2)        BALANCE       IPB      ROOMS/BEDS     DSCR    LTV RATIO          TYPE
-------------------------------------------------------------------------------------------

NCCI         $  162,000,000    6.5%       382,065     1.30x      78.6%         Retail

JPMCB        $  150,000,000    6.0%     1,991,491     1.20x      80.0%         Retail

NATIXIS      $   90,000,000    3.6%       254,890     1.10x      72.0%         Office

JPMCB        $   69,500,000    2.8%           381     1.90x      63.8%          Hotel

JPMCB        $   69,000,000    2.8%       670,857     1.60x      62.7%         Office
-------------------------------------------------------------------------------------------
JPMCB        $   68,310,000    2.7%         1,136     2.75x      60.7%       Senior Housing

JPMCB        $   66,700,000    2.7%       438,709     1.23x      79.2%           Office

UBS          $   65,000,000    2.6%       415,324     1.20x      73.9%           Office

JPMCB        $   65,000,000    2.6%       529,065     2.20x      49.1%           Retail

UBS          $   62,950,000    2.5%       312,313     1.20x      76.4%           Retail
-------------------------------------------------------------------------------------------
UBS          $   49,500,000    2.0%           390     1.25x      73.0%            Hotel

NATIXIS      $   47,634,792    1.9%       335,498     1.10x      80.1%           Office

NATIXIS      $   46,948,014    1.9%       225,286     1.11x      79.4%           Office

JPMCB        $   43,000,000    1.7%       371,505     1.25x      77.5%           Retail

NCCI         $   40,000,000    1.6%           322     1.50x      76.9%            Hotel

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
             $  540,500,000   21.6%                   1.35X      74.0%
             $  868,460,000   34.7%                   1.50X      71.6%
             $1,095,542,806   43.7%                   1.44X      72.8%
-------------------------------------------------------------------------------------------

(1)   Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "UBS" = UBS Real Estate Securities
      Inc.; "NATIXIS"= Natixis Real Estate Capital Inc.; "NCCI" = Nomura Credit
      & Capital, Inc.

                                    14 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

------------------------------------------------------------------------------------------------------
                   ADDITIONAL SECURED DEBT AND SECURED MEZZANINE DEBT LOAN SUMMARY
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                         CUT-OFF         % OF                    TRUST
                                          DATE          CUTOFF                  CUT-OFF
                                         TRUST          TRUST    PARI PASSU       DATE      TRUST
            LOAN NAME                   BALANCE(1)     BALANCE       DEBT       LTV(2,3)   DSCR(2,4)
------------------------------------------------------------------------------------------------------

PLAZA EL SEGUNDO                      $162,000,000       6.5%   $          0      78.6%      1.30x
SAWGRASS MILLS MALL                    150,000,000       6.0     670,000,000      80.0%      1.20x
TEN PENN CENTER                         69,000,000       2.8               0      62.7%      1.60x
CARESPRING PORTFOLIO                    68,310,000       2.7      34,155,000      60.7%      2.75x
ST. JOE - WINDWARD PLAZA                47,634,792       1.9               0      80.1%      1.10x
ST. JOE - 150 W. MAIN                   46,948,014       1.9               0      79.4%      1.11x
ST. JOE - MILLENIA PARK ONE             27,996,592       1.1               0      78.6%      1.10x
HOTEL PACIFIC                           23,500,000       0.9               0      77.8%      1.25x
CASSFORD CORPORATE PARK                 21,560,000       0.9               0      80.0%      1.16x
ST. JOE - SOUTHHALL CENTER              17,890,061       0.7               0      72.1%      1.11x
ST. JOE - BECKRICH                      12,471,934       0.5               0      77.5%      1.10x
ST. JOE - SOUTHWOOD ONE                 11,956,853       0.5               0      72.5%      1.15x
99 UNIVERSITY PLACE                      4,500,000       0.2               0      18.0%      3.89x
LOGAN PORTFOLIO-BEAVERCREEK, OH          1,915,000       0.1       1,915,000      77.1%      1.18x
LOGAN PORTFOLIO-DECATUR, AL              1,755,000       0.1       1,755,000      77.1%      1.18x
LOGAN PORTFOLIO-HUNTSVILLE, AL           1,750,000       0.1       1,750,000      77.1%      1.18x
LOGAN PORTFOLIO-FLOWOOD, MS              1,655,000       0.1       1,655,000      77.1%      1.18x
LOGAN PORTFOLIO-BOWLING GREEN, KY        1,630,000       0.1       1,630,000      77.1%      1.18x
LOGAN PORTFOLIO-SAVANNAH, GA             1,555,000       0.1       1,555,000      77.1%      1.18x
LOGAN PORTFOLIO-MURFREESBORO, TN         1,545,000       0.1       1,545,000      77.1%      1.18x
LOGAN PORTFOLIO-WEST MONROE, LA          1,540,000       0.1       1,540,000      77.1%      1.18x
LOGAN PORTFOLIO-GALLATIN, TN             1,475,000       0.1       1,475,000      77.1%      1.18x
LOGAN PORTFOLIO-CANTON, MI               1,365,000       0.1       1,365,000      77.1%      1.18x
LOGAN PORTFOLIO-FT. OGLETHORPE, GA       1,305,000       0.1       1,305,000      77.1%      1.18x
LOGAN PORTFOLIO-OXFORD, AL               1,280,000       0.1       1,280,000      77.1%      1.18x
LOGAN PORTFOLIO-EVANSVILLE, IN           1,245,000       0.0       1,245,000      77.1%      1.18x
LOGAN PORTFOLIO-AUSTIN, TX               1,165,000       0.0       1,165,000      77.1%      1.18x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                $684,948,246      27.3%   $725,335,000      75.0%      1.41X
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                         JUNIOR/       CUT-OFF DATE        TOTAL       TOTAL       CUT-OFF
                                        B-NOTES/          TOTAL          MORTGAGE     MORTGAGE       DATE
                                       SUBORDINATE       MORTGAGE       DEBT CUTOFF     DEBT      MEZZANINE
            LOAN NAME                    SECURED         DEBT(2)         LTV(2,3)     DSCR(2,4)    BALANCE
------------------------------------------------------------------------------------------------------------

PLAZA EL SEGUNDO                       $13,000,000   $  175,000,000        85.0%        1.18x   $         0
SAWGRASS MILLS MALL                     30,000,000      850,000,000        82.9%        1.16x             0
TEN PENN CENTER                                (5)       69,000,000        62.7%        1.60x             0
CARESPRING PORTFOLIO                             0      102,465,000        60.7%        2.75x             0
ST. JOE - WINDWARD PLAZA                         0       47,634,792        80.1%        1.10x           (6)
ST. JOE - 150 W. MAIN                            0       46,948,014        79.4%        1.11x           (6)
ST. JOE - MILLENIA PARK ONE                      0       27,996,592        78.6%        1.10x           (6)
HOTEL PACIFIC                            2,000,000       25,500,000        84.4%        1.09x             0
CASSFORD CORPORATE PARK                    940,000       22,500,000        83.5%        1.07x             0
ST. JOE - SOUTHHALL CENTER                       0       17,890,061        72.1%        1.11x           (6)
ST. JOE - BECKRICH                               0       12,471,934        77.5%        1.10x           (6)
ST. JOE - SOUTHWOOD ONE                          0       11,956,853        72.5%        1.15x           (6)
99 UNIVERSITY PLACE                              0        4,500,000        18.0%        3.89x    18,000,000
LOGAN PORTFOLIO-BEAVERCREEK, OH                  0        3,830,000        77.1%        1.18x             0
LOGAN PORTFOLIO-DECATUR, AL                      0        3,510,000        77.1%        1.18x             0
LOGAN PORTFOLIO-HUNTSVILLE, AL                   0        3,500,000        77.1%        1.18x             0
LOGAN PORTFOLIO-FLOWOOD, MS                      0        3,310,000        77.1%        1.18x             0
LOGAN PORTFOLIO-BOWLING GREEN, KY                0        3,260,000        77.1%        1.18x             0
LOGAN PORTFOLIO-SAVANNAH, GA                     0        3,110,000        77.1%        1.18x             0
LOGAN PORTFOLIO-MURFREESBORO, TN                 0        3,090,000        77.1%        1.18x             0
LOGAN PORTFOLIO-WEST MONROE, LA                  0        3,080,000        77.1%        1.18x             0
LOGAN PORTFOLIO-GALLATIN, TN                     0        2,950,000        77.1%        1.18x             0
LOGAN PORTFOLIO-CANTON, MI                       0        2,730,000        77.1%        1.18x             0
LOGAN PORTFOLIO-FT. OGLETHORPE, GA               0        2,610,000        77.1%        1.18x             0
LOGAN PORTFOLIO-OXFORD, AL                       0        2,560,000        77.1%        1.18x             0
LOGAN PORTFOLIO-EVANSVILLE, IN                   0        2,490,000        77.1%        1.18x             0
LOGAN PORTFOLIO-AUSTIN, TX                       0        2,330,000        77.1%        1.18x             0
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 $45,940,000   $1,456,223,246        79.7%        1.30X   $18,000,000
------------------------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the the Sawgrass Mills Mall,
      Carespring Portfolio and the Logan Portfolio loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with ceratin other adjustments.

(4)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(5)   The Ten Penn Center loan requires the related lender to fund a subordinated B note in an amount not to exceed $18,500,000, in one or more fundings, prior to October 26, 2009 subject to the satisfaction of certain conditions, including but not limited to (i) no event of default exists,
      (ii) the borrower has purchased an interest rate cap agreement from an acceptable counterparty and (iii) lender has received copies of all new leases and leasing and brokerage agreements pursuant to which borrower has tenant improvements or leasing commission obligations. This subordinate B note will bear interest at a rate equal to LIBOR plus 2.25%.

(6)   With respect to loan numbers 12, 13, 26, 38, 55 and 57, the indirect interest in the borrower and the excess cash flow distributions (after debt service and property expenses) received from the property securing the mortgage loan have been pledged to additionally secure other mortgage financings made to affiliates of the borrower.

                                    15 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          A-NOTE BLANANCE AS OF
  LOAN #       LOAN SELLER(1)        LOAN NAME                 CUT-OFF DATE
--------------------------------------------------------------------------------

     2            JPMCB         Sawgrass Mills Mall           $150,000,000
                                                              $139,411,764
                                                              $265,294,118
                                                              $132,647,059
                                                              $132,647,059

     6            JPMCB         Carespring Portfolio          $ 34,155,000
                                                              $ 68,310,000

 Various(3)      NATIXIS        Logan Portfolio               $ 21,180,000
                                                              $ 21,180,000

---------------------------------------------------------------------------------------------
   LOAN #           TRANSACTION                SERVICER                 SPECIAL SERVICER
---------------------------------------------------------------------------------------------

     2         JPMCC 2007-LDP12(2)      Wells Fargo Bank, N.A.      J.E. Robert Company, Inc.
                       TBD                      TBD                          TBD
                  WBCMT 2007-C33           Wachovia Bank             LNR Partners, Inc.
                       TBD                      TBD                          TBD
                       TBD                      TBD                          TBD

     6         JPMCC 2007-LDP11(2)          Wachovia Bank                 CW Capital
                 JPMCC 2007-LDP12       Wells Fargo Bank, N.A.      J.E. Robert Company, Inc.

Various(3)     JPMCC 2007-LDP11(2)           Wachovia Bank                 CW Capital
                JPMCC 2007-LDP1(2)      Wells Fargo Bank, N.A.      J.E. Robert Company, Inc.
---------------------------------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "Natixis"= Natixis Real Estate
      Capital Inc.

(2)   Represents the controlling pooling and servicing agreement for the related mortgaged loan.

(3)   Consists of loan numbers 143, 145, 146, 148-153, 155-157, 159 and 161.

                                    16 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    17 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

                     [5 PHOTOS OF PLAZA EL SEGUNDO OMITTED]

                                    18 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $162,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $162,000,000
% OF POOL BY IPB:                      6.5%
LOAN SELLER:                           Nomura Credit & Capital, Inc.
BORROWER:                              PES Partners, LLC
SPONSOR:                               Robert W. Comstock, Daniel D.
                                       Crosser, Allan W. Mackenzie,
                                       Continental Development
                                       Corporation
ORIGINATION DATE:                      08/02/07
INTEREST RATE:                         6.23000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         08/05/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Grtr1%orYM(93),O(3)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       $13,000,000
ADDITIONAL DEBT TYPE(1):               B-Note, Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                   INITIAL      MONTHLY
                                                 -------------------------
TAXES:                                            $1,386,612    $198,087
INSURANCE:                                         $10,877       $5,438
CAPEX:                                           $16,380,947       $0
TI/LC(2):                                         $4,617,802     $31,823
OTHER(3):                                         $1,005,939       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        382,065
LOCATION:                              El Segundo, CA
YEAR BUILT/RENOVATED:                  2005/2007
OCCUPANCY(4):                          96.9%
OCCUPANCY DATE:                        07/23/07
NUMBER OF TENANTS:                     40
AVERAGE IN-LINE SALES/SF:              NAP
UW REVENUES:                           $18,004,619
UW EXPENSES:                           $4,442,090
UW NOI:                                $13,562,529
UW NET CASH FLOW:                      $13,311,046
APPRAISED VALUE:                       $206,000,000
APPRAISAL DATE:                        06/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                            TRUST ASSET     TOTAL MORTGAGE LOAN
                                           -------------------------------------
CUT-OFF DATE LOAN/SF:                          $424                $458
CUT-OFF DATE LTV:                              78.6%               85.0%
MATURITY DATE LTV:                             78.6%               85.0%
UW DSCR:                                       1.30x               1.18x
--------------------------------------------------------------------------------

(1)   After the second anniversary of the securitization of the Plaza El Segundo mortgage loan, the borrower may incur future mezzanine debt, subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine debt must not exceed 80% and (ii) the combined debt service coverage ratio of the mortgage loan and the mezzanine debt must be equal to or greater than
      1.10x.

(2)   Monthly TI/LC payments of $31,823 commence on August 5, 2014 and continue on each monthly payment date thereafter.

(3)   Includes $905,939 in a delayed rent reserve.

(4)   Includes tenants representing 4.7% of the square footage that have leases in negotiation. We cannot assure you that these leases or any leases for this space will be executed.

                                    19 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS

                            RATINGS                              ANNUAL
                           MOODY'S/                   % OF        BASE       ANNUAL BASE   LEASE EXPIRATION
TENANT NAME              S&P/FITCH(1)    TOTAL SF   OWNED SF      RENT        RENT PSF           YEAR
-----------------------------------------------------------------------------------------------------------

ANCHORS
-------
WHOLE FOODS MARKET        Ba1/BBB-/NR      65,658     17.2%    $ 2,068,227     $ 31.50           2028
CHICK'S SPORTING GOODS                     45,059     11.8       1,126,475     $ 25.00           2021
BEST BUY                 Baa2/BBB/BBB+     44,950     11.8       1,486,721     $ 33.07           2017
LINENS 'N THINGS            B3/B/CCC       28,667      7.5         890,684     $ 31.07           2017
BORDERS                                    21,992      5.8         769,720     $ 35.00           2017
PETSMART                    NR/BB/NR       19,698      5.2         689,430     $ 35.00           2022
COST PLUS WORLD MARKET                     18,205      4.8         582,560     $ 32.00           2018
                                         -----------------------------------------------
SUBTOTAL:                                 244,229     63.9%    $ 7,613,817     $ 31.17

TOP 10 TENANTS
--------------
ANTHROPOLOGIE                              11,000      2.9%    $   440,000     $ 40.00           2018
SMITH & HAWKEN                             10,281      2.7         519,121     $ 50.50           2017
SALT CREEK GRILLE                           7,500      2.0         403,776     $ 53.84           2022
ACTIVE RIDE SHOP                            6,757      1.8         337,850     $ 50.00           2017
BANANA REPUBLIC           Ba1/BB+/BB+       6,397      1.7         275,071     $ 43.00           2017
M. FREDRIC                                  6,128      1.6         318,656     $ 52.00           2017
YOGA WORKS                                  6,000      1.6         228,000     $ 38.00           2017
CHILDREN'S PLACE(2)                         5,500      1.4         247,500     $ 45.00           2012
MARMALADE CAFe                              5,409      1.4         259,632     $ 48.00           2017
SWOOZIE'S                                   5,194      1.4         262,297     $ 50.50           2017
                                         -----------------------------------------------
SUBTOTAL:                                  70,166     18.4%    $ 3,291,973     $ 46.92

REMAINING INLINE(2)                        55,675     14.6%    $ 2,920,667     $ 52.46
-------------------                      ------------------------------------------------------------------
VACANT SQUARE FEET:                        11,995      3.1%            NAP
TOTAL OWNED GLA:                          382,065              $13,826,457
-----------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   A portion of the tenants, totaling 4.7% of the square footage, have leases that are in negotiation and have not been executed.

                                    20 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

THE LOAN. The Plaza El Segundo mortgage loan is secured by a first mortgage fee interest in a single-story anchored retail center, containing approximately
382,065 square feet, located in El Segundo, California.

THE BORROWER. The borrower is PES Partners, LLC, a special purpose entity, that is 30% owned by Mar El Segundo, LLC, 30% owned by CCA Sepulveda, LLC, 30% owned by Continental Rosecrans-Sepulveda, Inc. and 10% owned by Daniel Romano.

THE SPONSOR. The loan sponsors are Robert W. Comstock, Daniel D. Crosser, Allan
W. Mackenzie and Continental Development Corporation ("CDC"). Robert W. Comstock
and Daniel D. Crosser are principals at Comstock Crosser & Associates
Development Company, Inc. ("Comstock, Crosser & Associates"). Comstock Crosser &
Associates is a full-service real estate company that deals primarily in the acquisition, development and management of residential and commercial properties. The company was formed in 1979 and is headquartered in Manhattan
Beach, California. Allan W. Mackenzie is a principal at Mar Ventures, Inc. Mar
Ventures, Inc. is an integrated real estate firm specializing in the acquisition, master planning and redevelopment of underutilized or obsolete land, with a primary focus in the South Bay area of Los Angeles. Mar Ventures,
Inc. was founded in 1985 and is based in Torrance, California. CDC is one of
California's major commercial real estate developers and a leader in office park development. CDC currently owns, and through its own property management department, manages approximately 3.5 million square feet of office and commercial space in Southern and Northern California, comprised of office, medical/dental, research and development, commercial, retail, restaurant, entertainment and mixed-use properties in California's suburban and urban centers. CDC was founded in 1969 and is based in El Segundo, California.

THE PROPERTY. Plaza El Segundo is an anchored retail center located in El
Segundo, California, which is in the South Bay area of Los Angeles County. The mortgaged property is located within the Los Angles County retail market and is considered a Class "A" power/lifestyle community shopping center. The mortgaged property, which was built from 2005 through 2007, includes 382,065 square feet and is anchored by a number of national and regional brand retailers including
Whole Foods Market, Chick's Sporting Goods, Best Buy, Linens 'N Things, Borders,
PetSmart and Cost Plus World Market. Other significant tenants include
Anthropologie, Smith & Hawken, Salt Creek Grille, Active Ride Shop and Banana
Republic.

Primary access to the mortgaged property is provided by Sepulveda
Boulevard/Pacific Coast Highway, Hawthorne Boulevard, Crenshaw Boulevard,
Western Avenue and Normandie Avenue. Regional access is provided by Golden State
Freeway (I-5), San Diego Freeway (I-405), San Gabriel River Freeway (I-605),
Long Beach Freeway (I-710) and the Pasadena/Harbor Freeway (SR-110).

The mortgaged property is located at one of the busiest intersections in the
South Bay, and is visible to over 114,000 cars per day. The Rosecrans Avenue office and retail corridor is home to national and regional retailers, restaurants, global and national corporate headquarters, entrepreneurial firms, entertainment users and hotels. The influence of the prominent tenants generate substantial day and night/weekend customer traffic to the mortgaged property's area from communities throughout the South Bay. The mortgaged property's trade area includes approximately 142,000 residents within the beach cities and El
Segundo, and an additional 248,000 daytime employees within a 5-mile radius of the center.

SIGNIFICANT TENANTS. Whole Foods Market, Inc. (NASDAQ: WFMI) ("Ba1/BBB-/NR" by
Moody's/S&P/Fitch) leases 65,658 square feet, with the lease expiring in January
2028. Founded in 1980, Whole Foods Market, Inc. is one of the world's largest natural foods chain, operating 185 stores. Whole Foods Market, Inc. stores emphasize perishable products, which account for more than two-thirds of sales.
Whole Foods Market, Inc. offers more than 1,500 items in 4 lines of private-label products.

Chick's Sporting Goods, Inc. ("Chick's") leases 45,059 square feet with the lease expiring in November 2021. Chick's operates more than 10 sporting goods stores and a discount center in Southern California. Chick's sells apparel and equipment for fitness, golf, water and snow sports, tennis and team activities.

Best Buy Co., Inc. ("Best Buy") (NYSE: BBY) ("Baa2/BBB/BBB+" by
Moody's/S&P/Fitch) leases 44,950 square feet with the lease expiring in January
2017. Best Buy operates a chain of more than 1,170 stores in the U.S., Canada and China offering a wide variety of electronic gadgets, movies, music, computers and appliances. In addition to selling products, Best Buy offers installation and maintenance services, technical support and subscriptions for cell phone and internet services. Best Buy also operates under Magnolia Audio
Video (20 stores in the US) and Future Shop (more than 100 locations in Canada).
The equity market capitalization of Best Buy was $20.7 billion as of August 3,
2007. For the fiscal year ended March 2007, Best Buy reported sales of $35.9 billion and a net income of $1.4 billion ($2.86 earnings per share). As of
September 2006, Best Buy employed 140,000 people.

THE MARKET(1). The mortgaged property is located in the coastal city of El
Segundo, a densely populated residential community in the South Bay area of Los
Angeles County, CA. Los Angeles continues to attract retailers seeking to capitalize on the region's strong population, job and income growth. The demographic profile of El Segundo and the surrounding beach cities of Hermosa
Beach, Manhattan Beach and Redondo Beach attracts a broad variety of retailers.

As of the first quarter of 2007 (per REIS), the Los Angeles County retail market had an inventory of 61.8 million square feet with a vacancy rate of 2.9%. The asking rental rate in the market was $29.64 per square foot as of the first quarter of 2007, reflecting an increase of 5.9% from $27.96 per square foot as of 2006. The Los Angeles County retail market experienced a positive net absorption of 595,000 square feet as of the first quarter of 2007.

As of the first quarter of 2007 (per REIS), the El Segundo retail sub-market had an inventory of 3.2 million square feet with a vacancy rate of 1.1%. The asking rental rate in the sub-market was $34.80 per square foot as of the first quarter of 2007, reflecting an increase of 2.8% from $33.96 per square foot as of fourth quarter of 2006.

(1)   Certain information was obtained from the Plaza El Segundo appraisal, dated June 20, 2007. The appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    21 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

The beach cities of Hermosa, Manhattan, Redondo and El Segundo represent the mortgaged property's primary trade area and features one of the highest income levels in Southern California, with an average annual household income of approximately $112,710 that is above the regional, state and national averages.
In 2007, within a 5-mile radius, there is a population of 494,550 people with an average household income of $82,519.

PROPERTY MANAGEMENT. The mortgaged property is managed by Comstock, Crosser &
Associates, which is affiliated with the borrower and the sponsor.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                            % OF      CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT    BASE RENT   SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
 YEAR        EXPIRING     EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          11,995        3.1%            NAP       NAP        11,995         3.1%               NAP        NAP
2007 & MTM       0               0        0.0     $         0       0.0%       11,995         3.1%       $         0        0.0%
2008             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2009             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2010             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2011             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2012             2           6,276        1.6         278,540       2.0        18,271         4.8%       $   278,540        2.0%
2013             0               0        0.0               0         0        18,271         4.8%       $   278,540        2.0%
2014             1           1,641        0.4          90.225       0.7        19,912         5.2%       $   368,795        2.7%
2015             0               0        0.0               0         0        19,912         5.2%       $   368,795        2.7%
2016             0               0        0.0               0         0        19,912         5.2%       $   368,795        2.7%
2017            29         185,172       48.5       7,688,449      55.6       205,084        53.7%       $ 8,057,244       58.3%
AFTER            8         176,981       46.3       5,769,213      41.7       382,065       100.0%       $13,826,457      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          40         382,065      100.0%    $13,826,457     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    22 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

            [MAP INDICATING THE LOCATION OF PLAZA EL SEGUNDO OMITTED]

                                    23 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

                     [SITE PLAN OF PLAZA EL SEGUNDO OMITTED]

                                    24 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    25 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                    [4 PHOTOS OF SAWGRASS MILLS MALL OMITTED]

                                    26 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $150,000,000
% OF POOL BY IPB:                      6.0%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Sunrise Mills (MLP) Limited
                                       Partnership, Sawgrass Mills Phase
                                       II Limited Partnership, and
                                       Sawgrass Mills Phase III Limited
                                       Partnership
SPONSOR(1):                            Sunrise Mills (MLP) Limited
                                       Partnership, Sawgrass Mills Phase
                                       II Limited Partnership, Sawgrass
                                       Mills Phase III Limited Partnership,
                                       Sawgrass Mills Phase IV, LLC, and
                                       The Mills Limited Partnership
ORIGINATION DATE:                      06/11/07
INTEREST RATE:                         5.82000%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         07/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(52),O(7)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       $670,000,000/$30,000,000
ADDITIONAL DEBT TYPE(2):               Pari Passu/B-Note, Permitted
                                       Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL       MONTHLY
                                                      -----------------------
TAXES:                                                   $0            $0
INSURANCE:                                               $0            $0
CAPEX:                                                   $0            $0
OTHER:                                                   $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE(3):                     1,991,491
LOCATION:                              Sunrise, FL
YEAR BUILT/RENOVATED:                  1990/2006
OCCUPANCY:                             95.8%
OCCUPANCY DATE:                        05/01/07
NUMBER OF TENANTS:                     275
HISTORICAL NOI:
  2005:                                $42,589,188
  2006:                                $44,973,613
AVERAGE IN-LINE SALES/SF:              $585.48
UW REVENUES:                           $87,617,479
UW EXPENSES:                           $28,145,597
UW NOI(4):                             $59,471,882
UW NET CASH FLOW(4):                   $57,968,003
APPRAISED VALUE:                       $1,025,000,000
APPRAISAL DATE:                        05/04/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                         TRUST ASSET(5)     TOTAL MORTGAGE LOAN
                                       -----------------------------------------
CUT-OFF DATE LOAN/SF:                        $412                  $427
CUT-OFF DATE LTV:                            80.0%                 82.9%
MATURITY DATE LTV:                           80.0%                 82.9%
UW DSCR:                                     1.20x                 1.16x
--------------------------------------------------------------------------------

(1)   The Mills Limited Partnership has provided for a payment guaranty in the maximum principal amount of $100,000,000, which may be reduced on a quarterly basis during the term of the Sawgrass Mills Mall mortgage loan beginning July 1, 2007 under the conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the mortgage loan,
      (ii) defeasance pursuant to the terms of the loan agreement, or (iii) the adjusted guaranty amount is $0. We cannot assure you that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

(2)   The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple pari passu A-Notes in the combined amount of $820,000,000,
      $150,000,000 of which will be included in the trust, and a B-Note in the amount of $30,000,000. The borrower is permitted to secure future mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) The aggregate debt service coverage ratio is not less than 1.05x and (ii) the aggregate loan to value ratio does not exceed 85%.

(3)   Total square footage for the mall totals 2,275,541 square feet, of which
      1,991,491 square feet serves as collateral for the mortgage loan.

(4)   The increase in UW NOI and Net Cash Flow is attributed to the addition of the Colonnade section of the mortgaged property, as well as rent bumps through August 30, 2008 and executed leases that are in their build out phase or leases that are out for signature. Currently the mortgaged property is approximately 95.8% occupied. Underwritten percentage rent is mainly higher than 2006 figures because the 2006 figures only include a partial year of Colonnade tenant contribution.

(5)   With respect to the Sawgrass Mills Mall financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios include the aggregate principal balance of the Sawgrass
      Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans, but does not include the aggregate principal balance of the Sawgrass Mills
      Mall subordinate companion loans unless specifically indicated.

                                    27 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
                                                                              ANNUAL
                                     RATINGS                        % OF       BASE       ANNUAL BASE               LEASE EXPIRATION
TENANT NAME                    MOODY'S/S&P/FITCH(1)   TOTAL SF    OWNED SF     RENT        RENT PSF      SALES PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
-------
SUPER TARGET                         A1/A+/A+           152,560      NAP            NAP         NAP    Anchor Owned       2099
WANNADO CITY                                            113,567      5.7%   $ 1,794,359     $ 15.80         $51           2024
BURLINGTON COAT FACTORY              B3/B/CCC+          111,324      5.6        667,944     $  6.00        $269           2008
J.C. PENNEY                        Baa3/BBB-/BBB        104,506      5.2        610,573     $  5.84        $164           2009
REGAL CINEMA                         B2/BB-/B-           89,591      4.5      1,385,973     $ 15.47    $370,050(3)        2009
BED, BATH, & BEYOND                  NR/BBB/NR           79,409      4.0        615,420     $  7.75        $182           2009
BRANDSMART                                               77,527      3.9        455,436     $  5.87      $1,292           2010
MARSHALLS                             A3/A/NR            77,340      3.9        716,588     $  9.27        $386           2011
OUTLET MARKETPLACE                                       75,446      NAP            NAP         NAP    Anchor Owned       2099
                                                      --------------------  -----------------------
SUBTOTAL(2):                                            881,270     32.8%   $ 6,246,292     $  9.56

TOP 10 TENANTS
--------------
AMERICAN SIGNATURE FURNITURE                             53,768      NAP            NAP         NAP    Anchor Owned       2099
THE SPORTS AUTHORITY                  NR/B/NR            47,662      2.4%   $   607,691     $ 12.75        $300           2010
SAKS                                 B3/B+/B+            45,633      2.3        505,756     $ 11.08        $376           2009
NEIMAN MARCUS                        B2/B+/B-            44,216      2.2        585,862     $ 13.25        $454           2016
T.J. MAXX                             A3/A/NR            37,948      1.9        363,980     $  9.59        $209           2010
GAP OUTLET                          Ba1/BB+/BB+          28,152      1.4        534,888     $ 19.00        $868           2008
NORDSTROM RACK                       Baa1/A/A-           26,976      1.4        377,664     $ 14.00        $516           2013
NIKE FACTORY STORE                   A2/A+/NR            25,110      1.3        615,195     $ 24.50        $658           2011
BEALLS OUTLET STORES, INC.                               22,656      1.1        203,904     $  9.00        $104           2012
RONJON SURF SHOP                                         22,539      1.1        508,254     $ 22.55        $252           2008
                                                      --------------------  -----------------------
SUBTOTAL(2):                                            354,660     15.1%   $ 4,303,194     $ 14.30

REMAINING INLINE(2)                                     955,314     47.9%   $33,577,779     $ 35.67
-------------------                                   --------------------  -----------------------
VACANT SQUARE FEET:                                      84,297      4.2%           NAP
TOTAL OWNED GLA:                                      1,991,491             $44,127,265
TOTAL CENTER GLA:                                     2,275,541             $44,127,265
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   With respect to the total square feet, the aggregate is inclusive of the anchor owned square footage.

(3)   Represents per screen sales of the 23-screen theatre.

                                    28 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

THE LOAN. The Sawgrass Mills Mall mortgage loan is secured by a first mortgage fee in a 2,275,541 square foot regional mall, of which 1,991,491 serves as collateral for the mortgaged property, located in Sunrise, Florida, approximately 10 miles west of downtown Ft. Lauderdale.

The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple senior notes with the aggregate outstanding principal balance as of the cut-off date of $820,000,000 and multiple subordinate notes with an aggregate outstanding principal balance as of the cut-off date of $30,000,000. One of the senior notes in the outstanding principal balance as of the cut-off date of
$150,000,000 is included in the trust fund, and the remaining senior notes in the aggregate outstanding principal balance as of the cut-off date of
$670,000,000 are expected to be securitized, and in some cases have been, in unrelated transactions. The Sawgrass Mills Mall mortgage loan will be serviced under the pooling and servicing agreement relating to the trust fund.

THE BORROWER. The borrowers are Sunrise Mills Limited Partnership, Sawgrass
Mills Phase II Limited Partnership and Sawgrass Mills Phase III Limited
Partnership, each of which is a special purpose entity owned by SPG -- FCM
Ventures, LLC.

THE SPONSOR. The loan sponsor is SPG -- FCM Ventures, LLC, a joint venture of
Simon Property Group, Inc. ("Simon") and Farallon Capital Management L.L.C.
("Farallon"). Simon (NYSE: SPG), an S&P 500 company, is a publicly traded retail real estate company in North America with a total market capitalization of approximately $19 billion. Simon, headquartered in Indianapolis, Indiana, is a
REIT engaged in the ownership, development and management of retail real estate.
Simon operates from 5 platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
323 properties in the United States, containing an aggregate of 244 million square feet of gross leaseable area in 41 states and Puerto Rico. Simon also holds an interest in 53 European shopping centers located in France, Italy and
Poland; 5 Premium Outlet Centers in Japan; and 1 Premium Outlet Center in
Mexico.

Farallon is a global investment management company based in San Francisco.
Farallon manages discretionary equity capital for institutional investors such as university endowments, foundations and pension plans. Farallon was founded in
March 1986 and invests in public and private debt and equity securities, direct investments in private companies and real estate. Prior to the Mills acquisition, Farallon was the largest shareholder of Mills stock.

THE PROPERTY. The Sawgrass Mills Mall, one of the largest retail centers in
Florida, is a 2.3 million square foot, Class "A", single-story super regional mall located in Sunrise, Florida, approximately 10 miles west of downtown Ft.
Lauderdale. The mortgaged property features 24 anchor and major tenants, over
300 specialty retailers, as well as a variety of restaurants and entertainment venues. The mortgaged property was built in 1990 and was last renovated in 1999 with expansions in 1995, 1998, 1999 and 2006. The expansions included the construction of 2 additional sections to the mortgaged property, The Oasis in
1999 and The Colonnade in 2006. The Sawgrass Mills Mall section contains a total of approximately 1.8 million square feet and includes anchor tenants such as
Super Target (not part of collateral), Outlet Marketplace (not part of collateral) and American Signature Furniture (not part of collateral). The Oasis contains a total of approximately 319,664 square feet and includes Regal Cinema,
Nordstrom Rack and Polo Ralph Lauren Factory Store. The Colonnade, which opened in March 2006, contains a total of approximately 112,452 square feet and includes retailers such as Neiman Marcus, Barney's Outlet and Burberry in an open-air promenade with Mediterranean architecture, fountains, plazas, covered walkways and valet parking. The in-line tenant space in all 3 phases totals approximately 903,712 square feet inclusive of the food court and kiosks. The mortgaged property is currently 95.8% occupied with average in-line sales (for tenants occupying over 20,000 square feet) of $585.48 per square foot and an occupancy cost ratio of 11.9%.

The Sawgrass Mills Mall is situated on approximately 440 acres of land on the northwest quadrant of the intersections of West Sunrise Boulevard and Flamingo
Road. There is extensive frontage along the north side of West Sunrise Boulevard as well as the west side of Flamingo Road and the east side of Panther Parkway
(NW 136th Avenue). Access to Sawgrass Mills Mall is provided via I-75 with interchanges just north and south of the mortgaged property. Additionally,
Sawgrass Mills Mall is approximately one-half mile east of Sawgrass Expressway and 2.5 miles north of I-595, which are the major north/south and east/west arterials in the area. The Bank Atlantic Center, home of the Florida Panthers
NHL hockey team and also the site of numerous shows, concerts, and events throughout the year, is located just northwest of the mall directly across
Panther Parkway.

SIGNIFICANT TENANTS.

Wannado City. Wannado City occupies approximately 5.0% of the total leasable area and is operated by Wannado Entertainment. Wannado Entertainment created
America's first indoor role-playing theme park for children, recreating all the sites of a major city from the point of view of kids, with many real-play venues and hundreds of career possibilities. The location at Sawgrass Mills Mall is the first site for this concept and opened in 2004. Wannado Entertainment is part of
CIE Theme Parks. CIE Theme Parks is the division within Corporacion
Interamericana de Entretenimiento, S.A. de C.V. (CIE) charged with owning and operating entertainment parks throughout the world. With 10 parks in Latin
America and the U.S., CIE Theme Parks is considered a large global amusement park operator.

                                    29 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

Burlington Coat Factory. Burlington Coat Factory occupies approximately 4.9% of the total leasable area and is operated by Burlington Coat Factory Warehouse
Corporation. The Burlington Coat Factory is a national department store retail chain that offers designer merchandise at discounted prices. As of July 2007,
Burlington Coat Factory operated 365 stores in 42 states nationwide. Burlington
Coat Factory is privately held by Bain Capital Partners, LLC. Net sales from continuing operations for the fiscal year ended June 2006 were $3.4 billion.

JC Penney. JC Penney occupies approximately 4.6% of the total leasable area and is operated by JC Penney Company, Inc. ("JC Penney") JC Penney is one of the
nation's largest department store, catalog and e-commerce retailers. As of July
2007, JC Penney operated 1,035 department stores throughout the U.S. and Puerto
Rico, and 62 Renner department stores in Brazil. JC Penney is publicly traded on the NYSE under the ticker symbol JCP, and reported fiscal year 2006 gross revenues of approximately $19.9 billion with net income of approximately $1.2 billion.

PARTIAL RELEASE. Provided no event of default occurs and is continuing, the borrower may without the consent of the mortgagee: (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use, (ii) make transfers of non-income producing portions of the mortgaged property (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use in integrated and consistent with the use of the mortgaged property and (iii) dedicate portions of the mortgaged property or grant easements, restrictions, covenants, reservations, and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, provided that no such transfer, conveyance or other encumbrance to a third party materially impairs the utility or operation of the mortgaged property or materially adversely affects the value of the mortgaged property, taken as a whole.

THE MARKET(1). The Sawgrass Mills Mall is located in Broward County, within the
City of Sunrise, Florida. The mortgaged property lies within the Fort Lauderdale
Metropolitan Statistical Area ("MSA") and is the dominant regional mall in South
Florida. South Florida's annual population growth has consistently outpaced the
Top 100 and national averages. Between 1996 and 2006, the region experienced an annualized growth rate of 1.7% compared to the Top 100 annual average of 1.0%.
Miami-Dade County is the most populous among the South Florida counties followed by Broward and Palm Beach Counties. Since 1995, Broward and Palm Beach County
has outpaced Miami-Dade County in annualized population growth.

Sawgrass Mills Mall's retail trade area stretches across Florida. While the mall is able to draw customers from this large geographic area, it primarily attracts shoppers from all of South Florida, but it has also been very successful in drawing from tourists. The neighborhood is primarily composed of single-family and multifamily residential developments, but also has significant commercial, institutional, light industrial and office uses. The population within a 1, 3 and 5-mile radius from the mall in 2006 was 7,753, 81,664 and 211,089 people, respectively. The average annual household income within a 1, 3 and 5-mile radius from the mall in 2006 was $80,540, $74,504 and $71,231, respectively.

The average in-line rent per square foot for the Sawgrass Mills Mall, Oasis and
Colonnade sections of the mortgaged property are $36.71, $31.21 and $36.58, respectively with an average occupancy cost ratio of 11.9%. This compares to the average in-line rental rate for the market of $37.83 per square foot.
According to REIS, Inc. the average vacancy rate in the market is 5.0% as of the first quarter of 2007, reflecting a decrease from 5.2% as of year end 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, an affiliate of the borrower.

(1)   Certain information was obtained from the Sawgrass Mills Mall appraisal dated May 4, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    30 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF                                             % OF      CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES      SQUARE FEET    % OF GLA    BASE RENT   BASE RENT   SQUARE FEET     OF GLA       BASE RENT    OF BASE RENT
 YEAR         EXPIRING      EXPIRING      EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP           84,297        4.2%            NAP      NAP         84,297         4.2%             NAP       NAP
2007 & MTM        22           59,430        3.0     $ 2,339,321      5.3%       143,727         7.2%     $ 2,339,321       5.3%
2008              29          252,184       12.7       4,888,067     11.1        395,911        19.9%     $ 7,227,388      16.4%
2009              33          416,540       20.9       6,857,146     15.5        812,451        40.8%     $14,084,533      31.9%
2010              36          313,240       15.7       5,823,639     13.2      1,125,691        56.5%     $19,908,173      45.1%
2011              43          226,301       11.4       5,835,080     13.2      1,351,992        67.9%     $25,743,253      58.3%
2012              24           92,185        4.6       2,722,523      6.2      1,444,177        72.5%     $28,465,775      64.5%
2013              21          109,860        5.5       3,147,277      7.1      1,554,037        78.0%     $31,613,053      71.6%
2014              16           36,421        1.8       1,490,902      3.4      1,590,458        79.9%     $33,103,955      75.0%
2015               8           33,353        1.7       1,183,270      2.7      1,623,811        81.5%     $34,287,225      77.7%
2016              35          153,540        7.7       4,092,092      9.3      1,777,351        89.2%     $38,379,317      87.0%
2017              16           52,732        2.6       2,236,737      5.1      1,830,083        91.9%     $40,616,053      92.0%
AFTER             14          161,408        8.1       3,511,212      8.0      1,991,491       100.0%     $44,127,265     100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:           297        1,991,491      100.0%    $44,127,265    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    31 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF SAWGRASS MILLS MALL OMITTED]

                                    32 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                   [SITE PLAN OF SAWGRASS MILLS MALL OMITTED]

                                    33 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

                 [4 PHOTOS OF 111 MASSACHUSETTS AVENUE OMITTED]

                                    34 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $90,000,000
% OF POOL BY IPB:                      3.6%
LOAN SELLER:                           Natixis Real Estate Capital Inc.
BORROWER:                              Jemal's Darth Vader L.L.C.
SPONSOR:                               Douglas and Norman Jemal
ORIGINATION DATE:                      06/28/07
INTEREST RATE:                         5.89700%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/05/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(92),O(3)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                    ----------------------------
TAXES:                                                $  507,890      $153,557
INSURANCE:                                            $   14,018      $  4,673
CAPEX:                                                $        0      $  3,186
ENVIRONMENTAL:                                        $      625      $      0
ROLLOVER RESERVE(2):                                  $1,800,000      $ 20,457
OTHER(3):                                             $  385,000      $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE:                        254,890
LOCATION:                              Washington, D.C.
YEAR BUILT/RENOVATED:                  1983/2007
OCCUPANCY:                             98.0%
OCCUPANCY DATE:                        05/23/07
NUMBER OF TENANTS:                     5
HISTORICAL NOI(4):
  2005:                                $3,361,571
  2006:                                $5,744,308
  TTM AS OF 03/31/07:                  $6,135,903
UW REVENUES:                           $11,633,472
UW EXPENSES:                           $4,505,640
UW NOI:                                $7,127,832
UW NET CASH FLOW:                      $7,031,282
APPRAISED VALUE:                       $125,000,000
APPRAISAL DATE:                        02/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $353
CUT-OFF DATE LTV:                      72.0%
MATURITY DATE LTV:                     67.3%
UW IO DSCR:                            1.31x
UW DSCR:                               1.10x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS

                            RATINGS
 TENANT NAME          MOODY'S/S&P/FITCH(5)  SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------

GSA                       Aaa/AAA/AAA        249,695(6)     98.0%     $ 41.17              Various(7)
VERIZON (SIGNAGE)(8)        A3/A/A+                          0.0%     $60,000                 MTM
ANTENNAE 1 & 2(8)                                            0.0%     $14,400                2009
----------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to; (i) the loan-to-value ratio not exceeding
      85% and (ii) the debt service coverage ratio being equal to or greater than 1.05x.

(2)   Nine months prior to the date the GSA leases expire in 2011, 2015 and
      2016, the borrower will be required to deposit, as additional security for the loan, a letter of credit in an amount equal to the difference of $40 per square foot (on the respective rolling leases) and the balance in the rollover reserve subaccount. If the GSA tenant extends any of the respective rolling leases, then the letter of credit delivery date for such leases will be 9 months prior to the termination date of the extended leases.

(3)   A rent credit deposit reserve was established at origination for free rent outstanding from recently signed leases. The rent credit deposit reserve will be held as additional cash collateral for the loan due to a rent credit owed to the tenant under the GSA lease referred to as the 5th and
      6th floor lease and will not be available to the borrower for approved leasing expenses.

(4)   The leases at the mortgaged property are semi-gross with tenants paying their pro-rata share of an increase in expenses over the base year of the lease, calculated annually per a CPI adjustment set by the GSA, in addition to base rent. Since a majority of the new leases were signed in mid to late 2006, the recoveries were not reflected in the March 31, 2007
      TTM. The recoveries shown in Natixis' underwriting reflect in-place increases set by the GSA as of May 2007, relative to underwritten expenses. Additionally, more rental income was generated when the GSA signed a new lease in May 2007 for 5,083 square feet at a rental rate of
      $14.16 per square foot.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   The GSA's cafe lease was included in square footage and rent calculations.
      The GSA cafe tenant has commenced paying rent, but is currently in the process of building out its space.

(7)   The GSA tenant has executed 13 leases at the mortgaged property. Three leases expire in 2011, representing 39,687 square feet at an average rental rate of $45.03 per square foot. Two leases expire in 2012, representing 50,305 square feet at an average rental rate of $42.93 per square foot. Three leases expire in 2015, representing 64,048 square feet at an average rental rate of $40.62 per square foot. Four leases expire in
      2016, representing 90,572 square feet at an average rental rate of $40.41 per square foot. The GSA cafe lease expires in 2017, representing 5,083 square feet at an average rental rate of $14.16 per square foot.

(8)   The Verizon (Signage) and Antennae 1 & 2 tenants do not occupy any rentable square footage at the mortgaged property; therefore, the base rent per square foot represents the tenants' annual base rent.

                                    35 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 111 Massachusetts Avenue mortgage loan is secured by the first mortgage fee interest in a Class "A" office building totaling 254,890 rentable square feet located in Washington, D.C.

THE BORROWER. The borrower is Jemal's Darth Vader L.L.C., a Delaware limited liability company. The borrower is structured as a bankruptcy remote, special purpose entity. Jemal's Darth Vader L.L.C. is owned by Jemroast Darth Borrower
L.L.C., which is 100% owned by Jemal's Darth Vader Holdings L.L.C. Jemal's Darth
Vader Holdings L.L.C. is 100% owned by Jemal's Golub I L.L.C, which is 80% owned by Douglas Jemal and 20% owned by his son, Norman Jemal.

THE SPONSOR. The loan sponsors are Douglas Jemal and Norman Jemal. Douglas Jemal is the owner and president of Douglas Development Corporation. Douglas
Development Corporation was formed in 1985 to acquire, manage and renovate commercial real estate projects located primarily in the Washington, D.C. area.
Since 1985, Douglas Development Corporation has grown to manage a portfolio of over 150 properties totaling approximately 8,000,000 square feet. See "Risk
Factors -- Litigation or Other Proceedings Could Adversely Affect the Mortgage
Loans" in the Free Writing Prospectus for additional information on past legal proceedings against Douglas Jemal.

THE PROPERTY. 111 Massachusetts Avenue is an 8-story, Class "A", office building in downtown Washington, D.C. containing approximately 254,890 rentable square feet. 111 Massachusetts Avenue is located 2 blocks west of Union Station, and 5 blocks north of the US Capitol, in the northwest quadrant of downtown
Washington, D.C. 111 Massachusetts Avenue is 98.0% leased to the U.S.
Citizenship and Naturalization Service, a division of the Department of Homeland
Security.

111 Massachusetts Avenue was built in 1983 and includes 417,045 square feet of gross building area (including parking) with 254,890 rentable square feet on a triangular 35,336 square foot (0.8 acre) footprint. The building features black glass panels with granite cladding, subterranean parking for 276 spaces, central heating and air, 5 passenger elevators and 1 service elevator. Additionally, the building is fully self-sustained on its own block with double wide setbacks from the street. The building also includes the following amenities that benefit the sensitive security needs of the Department of Homeland Security: a single secure entrance garage, a subterranean cafeteria and dining area (currently under construction), and an interior newsstand. The building also contains high-level security systems such as thru-building video surveillance, metal detectors and
x-ray technology at one of two primary ingresses.

THE MARKET(1). The mortgaged property is located in the Capitol Hill submarket, which is within the District of Columbia office market. The submarket contains
14.9 million square feet of competitive office space with a direct vacancy rate of 4.6% at year-end 2006. The vacancy rate for sublet space is slightly higher, at 5.2%. Both rates are less than the vacancy rate in the District of Columbia overall, which was at 6.6%. The Capitol Hill submarket has maintained positive absorption over the past 6 years, even though there have been significant additions to inventory. As a result, the submarket has maintained low vacancy rates.

The majority of tenants in the area include federal government agencies,
District of Columbia agencies, associations and news organizations requiring office space proximate to the U.S. Capitol. Most of the office space in the submarket is clustered around Union Station near Capitol Hill in Northeast
Washington D.C. However, the development of the Navy Yard in Southeast
Washington D.C. site has spurred surrounding office development in anticipation of future demand from Navy contractors.

The District of Columbia office market and the mortgaged property's submarket have some excess supply due to new construction. However, both Class "A" and
"B" office market sectors are currently experiencing low vacancy rates and strong investor demand in comparison to other urban markets. The overall market is not projected to exceed a stabilized level of 10.0% in the near term. Over the long term, overall market trends are positive, with stabilized vacancies on functional, well-located buildings projected not to exceed 5%.

The average asking rent in the District of Columbia is $44.21 per square foot while in the submarket it is $43.62 per square foot. The average asking rent for
Class "A" space in the District of Columbia is $48.04 per square foot and within the submarket it is $44.19 per square foot. The appraisal estimates $38 per square foot for the office space on the lower level and $42 per square foot for the upper level at the mortgaged property. The leases in place at the mortgaged property are semi-gross with the tenants paying base rent and their pro-rata share of the increase in real estate taxes over the base year of the lease.
Annual rent steps are based upon a base operating expense amount increased by
CPI. The increase is added to the base rent. Current average rent for office space at the mortgaged property is approximately $41.73 per square foot.

PROPERTY MANAGEMENT. 111 Massachusetts Avenue is managed by Douglas Development
Corporation. Douglas Development Corporation, a borrower affiliate, manages a portfolio of over 150 properties, including more than 8 million square feet of commercial and residential space in Maryland, Virginia and the District of
Columbia.

(1)   Certain information was obtained from the 111 Massachusetts Avenue appraisal, dated February 26, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    36 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                  NUMBER                                           % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
                OF LEASES   SQUARE FEET    % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
 YEAR            EXPIRING    EXPIRING      EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP          5,195         2.0%            NAP       NAP        5,195          2.0%            NAP       NAP
2007 & MTM(1)        2              0         0.0     $    69,600       0.7%       5,195          2.0%    $    69,600       0.7%
2008                 0              0         0.0               0       0.0        5,195          2.0%    $    69,600       0.7%
2009(2)              2              0         0.0          14,400       0.1        5,195          2.0%    $    84,000       0.8%
2010                 0              0         0.0               0       0.0        5,195          2.0%    $    84,000       0.8%
2011                 3         39,687        15.6       1,787,269      17.2       44,882         17.6%    $ 1,871,269      18.1%
2012                 2         50,305        19.7       2,159,800      20.8       95,187         37.3%    $ 4,031,069      38.9%
2013                 0              0         0.0               0       0.0       95,187         37.3%    $ 4,031,069      38.9%
2014                 0              0         0.0               0       0.0       95,187         37.3%    $ 4,031,069      38.9%
2015                 3         64,048        25.1       2,601,501      25.1      159,235         62.5%    $ 6,632,570      64.0%
2016                 4         90,572        35.5       3,659,993      35.3      249,807         98.0%    $10,292,563      99.3%
AFTER                1          5,083         2.0          72,000       0.7      254,890        100.0%    $10,364,563     100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:              17        254,890      100.00%    $10,364,563    100.00%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Tenants expiring are a signage tenant and a newsstand tenant that do not occupy any square footage at the mortgaged property.

(2)   Tenants expiring are antennae tenants that do not occupy any square footage at the mortgaged property.

                                    37 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

        [MAP INDICATING THE LOCATION OF 111 MASSACHUSETTS AVENUE OMITTED]

                                    38 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    39 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

                 [4 PHOTOS OF HARD ROCK HOTEL - CHICAGO OMITTED]

                                    40 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $69,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $69,500,000
% OF POOL BY IPB:                      2.8%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              HRHC Delaware, LLC
SPONSOR:                               Becker Ventures, L.L.C.
ORIGINATION DATE:                      07/27/07
INTEREST RATE:                         6.28400%
INTEREST ONLY PERIOD:                  60 months
MATURITY DATE:                         08/01/12
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(34),O(2)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              No
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL       MONTHLY
                                                   -----------------------------
TAXES:                                               $  469,152     $ 78,192
INSURANCE:                                           $  182,111     $ 20,235
CAPEX:                                               $        0     $102,083
IMMEDIATE REPAIRS:                                   $2,121,000     $      0
OTHER(2):                                            $1,233,333     $ 41,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 381
LOCATION:                              Chicago, IL
YEAR BUILT/RENOVATED:                  1929/2004
OCCUPANCY:                             76.1%
OCCUPANCY DATE:                        03/31/07
HISTORICAL NOI(3):
  2005:                                $886,106
  2006:                                $8,149,901
TTM AS OF 06/30/07:                    $8,697,037
UW REVENUES:                           $31,119,324
UW EXPENSES:                           $21,460,369
UW NOI:                                $9,658,955
UW NET CASH FLOW:                      $8,414,182
APPRAISED VALUE:                       $109,000,000
APPRAISAL DATE:                        01/17/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $182,415
CUT-OFF DATE LTV:                       63.8%
MATURITY DATE LTV:                      63.8%
UW DSCR:                                1.90x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                PROPERTY HISTORICAL OPERATING STATISTICS(4)

          OCCUPANCY                              ADR                                   REVPAR
-----------------------------   -------------------------------------   ------------------------------------
2005     2006    TTM     UW       2005      2006      TTM       UW       2005     2006       TTM       UW
------------------------------------------------------------------------------------------------------------

59.7%   62.7%   76.1%   77.0%   $158.87   $188.13   $210.27   $215.00   $94.78   $117.96   $160.00   $165.55
------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur mezzanine debt subject to certain conditions, including but not limited to (1) the aggregate debt service coverage ratio of the mortgage loan and mezzanine debt must not be less than 1.15x and (2) the aggregate loan-to-value ratio of the mortgage loan and mezzanine debt must not exceed 85%.

(2)   At origination borrower was required to establish a seasonality account reserve in the amount of $900,000. So long as the debt service coverage ratio of the property is less than 1.05x for the preceding 12 months, the borrower is required to make $100,000 monthly reserve deposits during the months of April through December into the reserve fund, beginning April 1,
      2008. During January, February and March of each year thereafter, so long as no event of default occurs and is continuing, the borrower may receive
      1/3 of the amount that was paid to such reserve fund in the prior year. In addition, the borrower was required to establish a $333,333 priority payment reserve at closing in order to assure the prompt payment of certain fees due to Chevron in accordance with the operation agreement.

(3)   According to the appraisal dated January 17, 2007, the mortgaged property experienced a significant occupancy rate increase in 2005, which is a result of increased marketing and expense stabilizing measures and has increased its performance overall since its opening in 2004. As of 2006, it is performing competitively with the market, which is reflected in the
      UW Net Cash Flow. Further increases are expected as the mortgaged property continues to stabilize.

(4)   The 2005 and 2006 TTM Occupancy, ADR, and RevPAR inputs are reflective of the March 2007 running 12-month STR figures.

                                    41 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

THE LOAN. The Hard Rock Hotel - Chicago mortgage loan is secured by a first lien mortgage in a fee interest in a 381-room full-service hotel located in
Chicago, Illinois.

THE BORROWER. The borrower is HRHC Delaware, LLC, a special purpose entity that is wholly owned by St. George Hotel, L.L.C., which is owned by Becker-HRHC, LLC
(64%), Becker Ventures, L.L.C. (20%), and Hard Rock Hotel International, Inc.
(16%). Becker-HRHC, LLC is owned by Becker Ventures, L.L.C. (61%) and Affiliated
Investments, LLC (39%).

THE SPONSOR. The loan sponsor is Becker Ventures, L.L.C., which is an entity controlled by Charles Becker, a real estate investor who is the chairman and founder of Becker Ventures. As of 1/16/07 Becker Ventures has a net worth of approximately $265 million, of which approximately $41 million is liquid.

THE PROPERTY. The mortgaged property is a 381-room full-service hotel built in
1929 on approximately 0.43 acres of land in downtown Chicago. The mortgaged property is located at 230 North Michigan Avenue and is the historic Carbide &
Carbon Building originally built as an office tower, but converted by the borrower to a boutique hotel in 2004. Amenities include a fitness center, business center, bar, valet parking, concierge, laundry, a full-service China
Grill restaurant, a Hard Rock retail store and 8,398 square feet of meeting/banquet space.

The Hard Rock Hotel - Chicago is located in the central business district of
Chicago, Illinois. There are several interstates providing accessibility to the mortgaged property and downtown Chicago, which include, but are not limited to
Interstates 90, 190, 55, 94 and 290. The O'Hare International Airport is located approximately 20 miles northwest of the mortgaged property and can be accessed via Interstate 190. The mortgaged property is located on the west side of
Michigan Avenue and the south side of East Wacker Drive and is considered part of the "Magnificent Mile," a world-renown shopping district.

There have been significant renovations to the mortgaged property since its conversion from an office to a hotel during 2003 and 2004. The exterior of the building is currently being renovated with an approximate $2.5 million dollar budget. The remainder of the exterior work is expected to be completed in 2007 as well as an additional $1.2 million in upgrades to the interior of the building. The 3 largest interior projects being elevator noise reduction, lobby
& bar renovation and guest room illumination augmentation. In 2008, minor expenditures are expected to be addressed including lighting, signage and equipment in the fitness center. The soft goods, A/V systems and dresser/wardrobe units are expected to be replaced in 2009. In addition, 5 new suites and 1 Presidential suite are expected be added in 2007 with the completion of floors 24, 37 and 38. As per the property improvement plan, the total estimated budget for renovations over the next 5 years is approximately
$10.5 million. We cannot assure you that these renovations will be completed in that time frame or at all. The ongoing renovation in addition to the Hard Rock
Hotel's affiliation with Preferred Hotels & Resorts has created a strong product in the Chicago market.

In order to take advantage of certain historic tax credits in connection with the renovation of the mortgaged property, it has been master leased to HRH
Chicago, LLC, an affiliate of the borrower.

MASTER LEASE BACKGROUND. The City of Chicago provides significant tax credits to entities that have an interest in the rehabilitation of historic buildings and actively work to maintain or retain the structure's historic appearance. Chevron is a majority non-managing owner of the subject's master lessee in order to obtain access to these tax credits.

MASTER LEASE STRUCTURE. The borrower owns the fee interest in the mortgaged property and leases the mortgaged property under a master lease to HRH Chicago
LLC ("Lessee"). The Lessee is 99.9% owned by Chevron, TCI, Inc. and 0.1% owned by 230 N. Michigan, LLC ("Lessee SPE Principal"). Lessee SPE Principal is the
managing member of the Lessee and is owned in equal, albeit indirect, percentages by the same owners as the borrower.

THE MARKET(1). According to the March 2007 STR Report, there are 6 hotels that comprise the mortgaged property's competitive set. Including the mortgaged property, the competitive set has a total of 2,796 rooms: Preferred Hard Rock
Hotel (381), W Hotel Lake Shore Drive Downtown (520), W Hotel Chicago City
Center (369), Fairmont Chicago (687), Westin Chicago River North (424), Hotel
Sofitel Chicago Water Tower (415). The 2007 12-months average occupancy, ADR, and RevPar for these competitive properties was approximately 75.2% (up from
71.6% in 2006), $226.26 (an increase from $202.16 in 2006) and $170.11 (an increase from $144.66 in 2006), respectively. The 2007 12-months average occupancy, ADR and RevPar for the Hard Rock Hotel -- Chicago was 76.1%, $210.27
and $160.00, respectively.

(1)   Certain information was obtained from the Hard Rock Hotel -- Chicago mortgaged property appraisal, dated January 17, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                    42 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

The lodging demand in the Chicago Metropolitan Statistical Area ("MSA") is
segmented into commercial, meeting and group, and leisure with average market rates of 37%, 41%, and 22%, respectively. The segmentation for the mortgaged property is 38% commercial, 38% meeting and group and 24% leisure. The McCormick
Place convention center is a significant demand generator for hotels in the central business district of Chicago. The McCormick Place convention center features approximately 2.2 million square feet of exhibition space and is located approximately 3 miles from the mortgaged property. The Hard Rock Hotel
-- Chicago is also considered to be part of the Central Loop submarket, which is the largest of the 5 submarkets in the central business district experiencing the lowest vacancy rate. The mortgaged property is located within close proximity to a variety of downtown tourist attractions. The "Magnificent Mile"
is an upscale retail and entertainment venue featuring high-end retailers such as Saks Fifth Avenue, Tiffany & Co., Cartier, Nordstrom and Neiman Marcus.
Located approximately 1.3 miles from the mortgaged property, the Navy Pier is a major tourist destination on Lake Michigan featuring such attractions as the
Chicago Children's Museum, an IMAX theater, an outdoor ice skating rink, a ferris wheel, a six-story glass-enclosed atrium called Crystal Gardens plus a variety of shops and restaurants. The Lincoln Park Zoo is located approximately
2.7 miles from the mortgaged property and is the nation's oldest zoo. The Art
Institute of Chicago is another attraction less than 0.5 miles from the mortgaged property.

The mortgaged property increased its overall performance since opening in 2004 with a significant occupancy increase from 59.7% in 2005, to 76.1% in 2007 based on a running 12-month analysis.

PROPERTY MANAGEMENT. The mortgaged property is managed by HRH Management
(Chicago) LLC, which is controlled by BLM-Chicago, LLC. BLM-Chicago, LLC is ultimately owned by Becker Ventures, L.L.C., which owns and operates an approximately 948-room portfolio.

                                    43 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

       [MAP INDICATING THE LOCATION OF HARD ROCK HOTEL - CHICAGO OMITTED]

                                    44 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    45 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

                      [3 PHOTOS OF TEN PENN CENTER OMITTED]

                                    46 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $69,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $69,000,000
% OF POOL BY IPB:                      2.8%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Ten Penn Center Associates L.P.
SPONSOR:                               Ten Penn Center Associates L.P.
ORIGINATION DATE:                      10/26/06
INTEREST RATE:                         6.43650%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         11/09/11
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(6),Defor2%(6),Defor1.5%
                                       (3),Defor1%(8),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted B-Note, Permitted
                                       Unsecured Partner Loans
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ESCROWS(2)
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL         MONTHLY
                                                 ------------------------------
TAXES:                                              $1,145,941      $114,594
INSURANCE:                                          $        0      $      0
CAPEX:                                              $        0      $  5,565
TILC:                                               $        0      $ 44,522
DEBT SERVICE LOC:                                   $6,000,000      $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE:                        670,857
LOCATION:                              Philadelphia, PA
YEAR BUILT/RENOVATED:                  1980/1998
OCCUPANCY:                             67.4%
OCCUPANCY DATE:                        06/18/07
NUMBER OF TENANTS:                     27
HISTORICAL NOI(3):
  2005:                                $6,207,480
  TTM AS OF 05/31/07:                  $867,012
UW REVENUES(3):                        $15,524,176
UW EXPENSES:                           $7,687,377
UW NOI:                                $7,836,799
UW NET CASH FLOW:                      $7,199,485
APPRAISED VALUE:                       $110,000,000
APPRAISAL DATE(4):                     10/01/09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $103
CUT-OFF DATE LTV:                      62.7%
MATURITY DATE LTV:                     62.7%
UW DSCR:                               1.60x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

                                              RATINGS           SQUARE                 BASE RENT    LEASE EXPIRATION
TENANT NAME                             MOODY'S/S&P/FITCH(6)     FEET      % OF GLA       PSF             YEAR
---------------------------------------------------------------------------------------------------------------------

JANNEY MONTGOMERY SCOTT, LLC                  A2/AA-/NR        155,186       23.1%      $ 22.97           2012
MORGAN, LEWIS, & BOCKIUS, LLP                                   97,198       14.5%      $ 21.10           2018
SEDGWICK CLAIMS MANAGEMENT SERVICES            B1/B+/B          50,550        7.5%      $ 21.50           2017
CDI CORPORATION                                                 49,835        7.4%      $ 18.00           2016
---------------------------------------------------------------------------------------------------------------------

(1)   The $87,500,000 Ten Penn Center mortgage loan is split into (i) a
      $69,000,000 A-Note (included in the trust fund) and (ii) a B-Note which evidences of future advances that may be made by the lender in a maximum aggregate amount of up to $18,500,000 (not included in the trust fund).
      Those future advances, when funded, will be subordinated in right of payment to the A-Note. Unsecured Partner Loans are additionally permitted subject to the following restrictions: (1) they must not have a fixed maturity date, (2) the proceeds of the partner loan are not applied to any other use other than the operation and improvement of the mortgaged property and are limited to 2% of the aggregate principal amount of the mortgage loan.

(2)   In lieu of making the escrow deposits, with respect to Taxes and
      Insurance, CapEx, TILC and Debt Service, required in the mortgage loan documents, the borrower may deliver letters of credit in the face amounts of (i) the taxes and insurance premiums that would be due in connection with the mortgage properties during the following 12 months, (ii) $66,783,
      (iii) $534,259.92 and (iv) $6,000,000, respectively.

(3)   The difference between 2005 NOI and the UW NOI is attributed to Sunoco vacating approximately 390,000 square feet (58.5%) of the net rentable area in September 2005. The UW NOI of $7,836,799 million is attributed to rents in place underwritten to the June 2007 rent roll with the exception of the Janney Montgomery Scott office space, which was underwritten with rents averaged through 2010 and Morgan Lewis, which was underwritten over the 5-year loan term average, which equates to an increase of $338,656.
      Vacancy income is underwritten to $22 per square foot for floors 2-15 and
      $24 per square foot for floors 17-27, which is consistent with the appraiser's conclusions. Vacancy is underwritten to 7.5%, which is inline with the appraiser's concluded as stabilized 2010 average vacancy of 7.4%, vs the mortgaged property actual occupancy of 67.4%, as of June 2007.
      Operating expenses were underwritten at $8.24 per square foot.

(4)   Using "as-stabilized" appraised value as of 10/01/09, the "as-is"
      appraised value as of 10/01/06 is $76,000,000.

(5)   Information with respect to the Ten Penn Center mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated without regard to the related B-Note, which is not included in the trust fund.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    47 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

THE LOAN. The Ten Penn Center mortgage loan is secured by a first lien mortgage in a fee interest in a Class "A" office building comprising approximately
670,857 square feet located in Philadelphia, Pennsylvania.

THE BORROWER. The borrower is Ten Penn Center Associates L.P., a Delaware limited partnership and is structured as a special purpose entity.

THE SPONSOR. Ten Penn Center Associates L.P. is controlled by Sterling American
Property ("Sterling"), which bases operations out of New York and manages over
200 employees. Sterling owns and manages in excess of 3,000 residential units and 600,000 square feet of commercial space nationwide. Established in 1991,
Sterling has acquired approximately $3.5 billion in assets across 43 states.
Sterling is currently acquiring properties through its fifth fund Sterling
American Property V.

THE PROPERTY. Ten Penn Center is located at 1801-1821 Market Street in the central business district of Philadelphia, Pennsylvania. The mortgaged property is situated on an approximately 0.8264 acre site at the northwest corner of
Market and North 18th Streets, extending through to Commerce Street and located within the West of Broad office submarket. The mortgaged property is located 3 blocks west of City Hall and in close proximity to the public transportation systems located at Suburban Station. Built in 1980, the mortgaged property is a
27-story Class "A" office building with a basement used for storage. Ten Penn
Center has a total net rentable area of approximately 670,857 square feet containing approximately 12,690 square feet of retail space, approximately
639,576 square feet of office space, miscellaneous storage (approximately 16,901 square feet), an on-site management office (approximately 1,540 square feet) and mail drop space (approximately 150 square feet). The mortgaged property has undergone approximately $3.5 million in base building renovations over the past
8 years that included main lobby renovations, cooling tower replacements and ADA compliant restrooms. The mortgaged property is 67.4% occupied by 28 tenants due to the fact that Sunoco vacated 390,000 square feet, or approximately 58% of the net rentable area, in September 2005.

SIGNIFICANT TENANTS.

Janney Montgomery Scott LLC ("JMS") is a financial consulting firm with over
1,000 consultants and 350,000 customers throughout the nation and is a wholly-owned subsidiary of Penn Mutual Life Insurance Company, which has over
$13 billion in assets. For 175 years, JMS has engaged in the business of providing wealth management and financial consulting services. JMS has nearly
100 full-service investment offices on the east coast and a capital base totaling over $300 million. JMS is the largest tenant and uses the mortgaged property as its corporate headquarters. JMS occupies approximately 155,186 square feet, or approximately 23.1% of the mortgaged property's net rentable area. JMS' lease expires in August 2012 with one 5-year extension option.

Morgan, Lewis, & Bockius, LLP ("Morgan Lewis"), founded in Philadelphia in 1873, has become a global law firm with more than 1,300 lawyers in 22 offices across the world including Beijing, Boston, Brussels, Chicago, Dallas, Frankfurt,
Harrisburg, Houston, Irvine, London, Los Angeles, Miami, Minneapolis, New York,
Palo Alto, Paris, Philadelphia, Pittsburgh, Princeton, San Francisco, Tokyo and
Washington, D.C. Clients include over half of the Fortune 100 companies, and 15 of the top 20. Among several accolades and awards, Morgan Lewis was ranked as the top law firm in Corporate Counsel's 2006 listing of "Who Represents
America's Biggest Companies?" and had 96 lawyers listed in the 12th edition of
The Best Lawyers in America (2005-2006). Morgan Lewis occupies approximately
97,198 square feet, or approximately 14.5% of the mortgaged property's net rentable area. Morgan Lewis's lease expires in January 2018.

Sedgwick Claims Management Services ("Sedgwick") provides claims and productivity management support to employers. Sedgwick was founded in 1971 and has over 130 offices throughout the U.S. and Canada. Sedgwick provides cost-effective claims administration, managed care, program management and related services through 6,000 employees. The firm currently occupies approximately 50,550 square feet, or approximately 7.5% of the mortgaged property's net rentable area. Sedgwick's lease expires in February 2017.

CDI Corporation (Comprehensive Designers Inc.) ("CDI") (NYSE: CDI) is a
Philadelphia based company that provides engineering and information technology outsourcing solutions and professional staffing. CDI caters to a range of
Fortune 1,000 clients in the aerospace, process & industrial, IT, life sciences and government services sectors and helps them improve profitability and efficiency by allowing them to focus on their core competencies. CDI was formed in 1950 and now operates over 1,200 offices in over 35 countries. In 2005, CDI had revenues of approximately $1.13 billion. CDI occupies approximately 49,835 square feet, or approximately 7.4% of the mortgaged property's net rentable area. CDI's lease expires in August 2016.

                                    48 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

THE MARKET(1). Ten Penn Center is located in the West of Broad submarket of the
Center City Philadelphia office market. Center City is an upwardly trending area recognized as the focal point of the Greater Philadelphia Metropolitan Area for business, government and cultural activities. The location of the mortgaged property provides convenient access to Interstates 95, 676 and 76. According to
REIS, as of the second quarter 2007 Center City consists of approximately 38.7 million square feet of Class "A", "B", and "C" office space with an average 8.5%
vacancy and an average asking rent of $23.75 per square foot.

The West of Broad Street submarket contains the highest concentration of modern high rise office buildings in Philadelphia. Currently, the submarket has an inventory of 28.4 million square feet of office space, of which 22.1 million square feet is considered Class "A" office space. Asking rents as of second quarter 2006 were $25.06 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Grubb & Ellis
Management Services, Inc. Grubb & Ellis provides comprehensive property management services to more than 280 clients across the nation and currently manages more than 152 million square feet.

(1)   Certain information was obtained from the Ten Penn Center appraisal, dated
      October 1, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                              CUMULATIVE
                 NUMBER OF                                        % OF BASE     SQUARE      CUMULATIVE   CUMULATIVE    CUMULATIVE %
                  LEASES     SQUARE FEET   % OF GLA    BASE RENT    RENT         FEET        % OF GLA    BASE RENT    OF BASE RENT
 YEAR            EXPIRING     EXPIRING     EXPIRING    EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT              NAP        218,634       32.6%           NAP      NAP       218,634       32.6%             NAP        NAP
2007 & MTM            6          1,870        0.3     $   46,930      0.5%      220,504       32.9%      $   46,930        0.5%
2008                  3          1,221        0.2         83,438      0.8       221,725       33.1%      $  130,368        1.3%
2009                  5          2,140        0.3        108,561      1.1       223,865       33.4%      $  238,929        2.4%
2010                  2          2,488        0.4        114,079      1.1       226,353       33.7%      $  353,008        3.5%
2011                  1          3,454        0.5         67,353      0.7       229,807       34.3%      $  420,361        4.2%
2012                 12        166,142       24.8      3,766,638     37.9       395,949       59.0%      $4,186,999       42.1%
2013                  1          3,405        0.5        115,770      1.2       399,354       59.5%      $4,302,769       43.3%
2014                  3         14,191        2.1        280,565      2.8       413,545       61.6%      $4,583,333       46.1%
2015                  1          3,210        0.5        231,441      2.3       416,755       62.1%      $4,814,774       48.4%
2016                  4         80,480       12.0      1,413,475     14.2       497,235       74.1%      $6,228,249       62.6%
2017                  2         50,550        7.5      1,086,825     10.9       547,785       81.7%      $7,315,074       73.5%
AFTER                 8        123,072       18.3      2,632,436     26.5       670,857      100.0%      $9,947,510      100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:               48        670,857      100.0%    $9,947,510    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                    49 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

            [MAP INDICATING THE LOCATION OF TEN PENN CENTER OMITTED]

                                    50 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

                [STACKING PLAN GRAPH OF TEN PENN CENTER OMITTED]

                                    51 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

                   [4 PHOTOS OF CARESPRING PORTFOLIO OMITTED]

                                    52 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $68,310,000
CUT-OFF DATE PRINCIPAL BALANCE:        $68,310,000
% OF POOL BY IPB:                      2.7%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              NHP Ohio, LLC; MLD Kentucky, LLC
SPONSOR:                               MS NHP Fund, LLC
ORIGINATION DATE:                      04/17/07
INTEREST RATE:                         5.80350%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         05/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(53),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       $34,155,000
ADDITIONAL DEBT TYPE(1):               Pari Passu
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL       MONTHLY
                                                     ------------------------
TAXES(2):                                               $0         Springing
INSURANCE(2):                                           $0         Springing
CAPEX:                                                  $0            $0
OTHER:                                                  $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE(3):                      Senior Housing - Various
BED COUNT:                             1,136
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             94.3%
OCCUPANCY DATE:                        Various
HISTORICAL NOI:
  2005:                                $9,058,707
  2006(4):                             $16,902,311
UW REVENUES:                           $76,104,134
UW EXPENSES:                           $59,153,847
UW NOI:                                $16,950,287
UW NET CASH FLOW:                      $16,609,487
APPRAISED VALUE:                       $168,700,000
APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/BED:                 $90,198
CUT-OFF DATE LTV:                       60.7%
MATURITY DATE LTV:                      60.7%
UW DSCR:                                2.75x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                               PORTFOLIO SUMMARY

                                                          YEAR BUILT/ YEAR                       ALLOCATED LOAN
PROPERTY NAME                             LOCATION           RENOVATED       BEDS    OCCUPANCY      BALANCE
---------------------------------------------------------------------------------------------------------------

HERITAGESPRING HEALTHCARE CENTER      West Chester, OH          2004         144       95.0%      $13,506,667
EASTGATE HEALTHCARE CENTER             Cincinnati, OH        1985/2005       189       95.0%       10,313,333
SHAWNEESPRING HEALTHCARE CENTER         Harrison, OH            2006         140       95.0%        8,186,667
DAYSPRING HEALTHCARE CENTER             Fairborn, OH            1999         144       98.6%        8,053,333
THE BARRINGTON PLACE                  Fort Thomas, KY           2000         108       93.0%        7,783,333
VILLASPRING HEALTHCARE CENTER           Erlanger, KY            2000         140       95.7%        7,473,333
THE HIGHLANDS HEALTHCARE CENTER       Fort Thomas, KY           1996         140       99.3%        7,103,333
HILLSPRING REHABILITATION CENTER       Springboro, OH           1999         131       81.0%        5,890,000
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      1,136     94.3%      $68,310,000
---------------------------------------------------------------------------------------------------------------

(1)   The $102,465,000 Carespring Portfolio loan is split into 3 pari passu notes: a $34,155,000 A-1 Note, a $34,155,000 A-2 Note and a $34,155,000
      A-3 Note. The A-2 and A-3 Notes will be included in the trust fund, and the A-1 note was previously securitized in the JPMorgan Chase Commercial
      Mortgage Secuirities Trust Series 2007-LDP11 transaction (the "JPMCC
      2007-LDP11 Transaction"). The Carespring Portfolio mortgage loan is being serviced under the pooling and servicing agreement relating to the JPMCC
      2007-LDP11 Transaction. Wachovia Bank, National Association, and CWCapital
      Asset Management, LLC are the master servicer and the special servicer, respectively, under that pooling and servicing agreement.

(2)   Upon the occurrence and during the continuance of an event of default or upon the filing for bankruptcy or similar protection by any of the tenants at the mortgaged property, the borrower is required to pay the mortgagee
      1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12 month period.

(3)   The Carespring Portfolio consists of 8 senior housing facilities, of which
      7 are skilled nursing and 1 is assisted living.

(4)   Historical 2006 NOI represent the YTD November 30th, 2006 operating statement annualized to reflect year-end 2006.

(5)   Information with respect to the Carespring Portfolio mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-1 Note, which is not included in the trust fund.

                                    53 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Carespring Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 7 skilled nursing facilities ("SNF") and 1 assisted living facility ("ALF") located in West Chester, OH; Cincinnati, OH;
Harrison, OH; Fairborn, OH; Fort Thomas, KY; Erlanger, KY; and Springboro, OH.

The $102,465,000 Carespring Portfolio mortgage loan is split into 3 pari passu notes: a $34,155,000 A-1 Note, a $34,155,000 A-2 Note and a $34,155,000 A-3
Note. The A-2 and A-3 Notes will be included in the trust fund, and the A-1 Note was previously securitized in the JPMorgan Chase Commercial Mortgage Secuirities
Trust Series 2007-LDP11 transaction (the "JPMCC 2007-LDP11 Transaction"). The
Carespring Portfolio mortgage loan is being serviced under the pooling and servicing agreement relating to the JPMCC 2007-LDP11 Transaction. Wachovia Bank,
National Association, and CWCapital Asset Management, LLC are the master servicer and the special servicer, respectively, under that pooling and servicing agreement.

THE BORROWERS. The borrowers are 2 special purpose entities, NHP Ohio, LLC and
MLD Kentucky, LLC. NHP Ohio, LLC controls the 5 properties located in the state of Ohio, and MLD Kentucky, LLC controls the 3 properties located in the state of
Kentucky.

THE SPONSOR. The loan sponsor is MS NHP Fund, LLC a joint venture between
Nationwide Health Properties, Inc. (NYSE: "NHP") and the State Board of Florida.
Nationwide Health Properties, Inc. ("NHP") is a publicly traded healthcare REIT that invests in 3 primary types of healthcare facilities, senior housing, long-term care, and medical office buildings throughout the United States. NHP's business model is to acquire the real estate and then lease the assets under long-term triple net master leases to healthcare operators.

NHP's portfolio consists of approximately $3.0 billion in healthcare real estate, consisting of 487 properties in 42 states, of which 245 are assisted and independent living, 200 are skilled nursing, 21 medical office buildings and 21 other property types. NHP is one of the few healthcare REITs with an investment grade rating, which as of July 2007 had a Moody's rating and outlook of
("Baa3/Stable") and a S&P rating and outlook of ("BBB-/Stable").

PARTIAL RELEASE. Provided that no event of default exists, after the defeasance lockout date, individual Carespring Portfolio mortgaged properties may be released from the lien of the mortgage as part of a partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i)
the principal balance of the defeased note must equal or exceed 125% (110% in certain events involving a casualty loss at the mortgaged property) of the allocated loan amount of the individual mortgaged property to be released and
(ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release for the individual mortgaged properties subject to the lien of the mortgage (excluding the individual mortgaged property to be released) must be equal to or greater than the greater of (a) the DSCR as of closing date and (b) the DSCR for individual properties subject to the mortgage
(including the individual mortgaged property to be released) as of the date immediately preceding the release of the individual mortgaged property.

THE PROPERTIES. The collateral consists of 7 Skilled Nursing Facilities and 1
Assisted Living Facility, which have a combined total of 647,668 square feet of gross building area, with 679 units and 1,136 beds. The YTD Annualized November
30, 2006 operating statements had an average occupancy of 94.3%. The facilities were built between 1985 and 2006 and range in size from 71 to 144 units. Five of the mortgaged properties are located in Ohio with the remaining 3 mortgaged properties located in Kentucky. All 8 of the mortgaged properties are located within 45 miles of Cincinnati, OH, home to the corporate headquarters of
Carespring. Both Ohio and Kentucky are Certificate of Need states, therefore, state approval is required before health care providers can open new facilities or offer certain new/expanded services. The Carespring Portfolio has features that include: wireless internet, paperless record-keeping, glass-enclosed offices for nursing stations, Starbucks coffee shops and ice cream parlors,
Montessori schools in all but one facility, flat screen televisions in every rehabilitation room and common areas with collector art. Payments for services provided to patients come from 3 sources: (1) each of the states in which their facilities are located under the applicable Medicaid program; (2) the federal government under the Medicare program and the Department of Veterans Affairs;
and (3) private and other payors, including commercial insurers and managed care payors.

HERITAGESPRING HEALTHCARE CENTER, WEST CHESTER, OH. Heritagespring Healthcare
Center is a skilled nursing facility with 72,007 square feet of gross building area and is located in West Chester, OH. Heritagespring was built in 2004. It provides 74 units and 144 beds, of which 140 beds are semi-private and 4 beds are private. It has 35,007 square feet of common area space and accepts private pay, HMO, Managed Care, Medicaid and Medicare. The YTD November 30, 2006
operating statement has been annualized to represent year end in which
Heritagespring had an occupancy rate of 95.0% and the payor mix was private pay
(21.9%), insurance/managed care (6%), Medicaid (61%) and Medicare (11.1%).

EASTGATE HEALTHCARE CENTER, CINCINNATI, OH. Eastgate Healthcare Center is a
skilled nursing facility with 82,485 square feet of gross building area and is located in Cincinnati, OH. Eastgate was built in 1985 and recently renovated in
2005. It provides 113 units and 189 beds, of which 152 beds are semi-private and
37 beds are private. It has 33,217 square feet of common area space and accepts private pay, HMO, Managed Care, Medicaid and Medicare. The YTD November 30, 2006
operating statement has been annualized to represent year end in which Eastgate had an occupancy rate of 95.0% and the payor mix was private pay (18.3%), insurance/managed care (12.2%), Medicaid (55.1%) and Medicare (14.4%).

                                    54 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

SHAWNEESPRING HEALTHCARE CENTER, HARRISON, OH. ShawneeSpring Healthcare Center
is a skilled nursing facility with 88,956 square feet of gross building area and is located in Harrison, OH. ShawneeSpring was built in 2006. It provides 74 units and 140 beds, of which 132 beds are semi-private and 8 beds are private.
It has 41,966 square feet of common area space and accepts private pay, HMO,
Managed Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which ShawneeSpring had an occupancy rate of 95.0% and the payor mix was private pay (24.9%), insurance/managed care (5.6%), Medicaid (53.2%) and Medicare (16.2%).

DAYSPRING HEALTHCARE CENTER, FAIRBORN, OH. Dayspring Healthcare Center is a
skilled nursing facility with 71,063 square feet of gross building area and is located in Fairborn, OH. Dayspring was built in 1999. It provides 72 units and
144 beds, of which 144 beds are semi-private and 0 beds are private. It has
35,567 square feet of common area space and accepts private pay, HMO, Managed
Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which Dayspring had an occupancy rate of 98.6% and the payor mix was private pay (14.3%), insurance/managed care
(7.6%), Medicaid (63.1%) and Medicare (15%).

THE BARRINGTON PLACE, FORT THOMAS, KY. Barrington Place is an assisted living facility with 106,000 square feet of gross building area and is located in Fort
Thomas, KY. Barrington Place was built in 2000. It provides 108 units and 108 beds, of which 88 are 1-bedroom, 9 are studios, 6 are 2-bedrooms, and 5 are converted. It has 36,043 square feet of common area space and accepts only private pay. The YTD November 30, 2006 operating statement has been annualized to represent year end in which Barrington Place had an occupancy rate of 93.0%
and the payor mix was private pay (100%).

VILLASPRING HEALTHCARE CENTER, ERLANGER, KY. VillaSpring Healthcare Center is a
skilled nursing facility with 79,545 square feet of gross building area and is located in Erlanger, KY. VillaSpring was built in 2000. It provides 84 units and
140 beds, of which 112 beds are semi-private and 28 beds are private. It has
31,833 square feet of common area space and accepts private pay, HMO, Managed
Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which VillaSpring had an occupancy rate of 95.7% and the payor mix was private pay (24.2%), insurance/managed care
(5.9%), Medicaid (54.7%) and Medicare (15.2%).

THE HIGHLANDS HEALTHCARE CENTER, FORT THOMAS, KY. The Highlands Healthcare
Center is a skilled nursing facility with 75,605 square feet of gross building area and is located in Fort Thomas, KY. Highlands was built in 1996. It provides
83 units and 140 beds, of which 114 beds are semi-private and 26 beds are private. It has 30,785 square feet of common area space and accepts private pay,
HMO, Managed Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which Highlands had an occupancy rate of 99.3% and the payor mix was private pay (39.2%), insurance/managed care (5.5%), Medicaid (44.2%), and Medicare (11.1%).

HILLSPRING REHABILITATION CENTER, SPRINGBORO, OH. Hillspring Healthcare Center
is a skilled nursing facility with 72,007 square feet of gross building area and is located in Springboro, OH. Hillspring was built in 1999. It provides 71 units and 131 beds, of which 12 beds are semi-private assisted living, 108 beds are semi-private, and 11 beds are private. It has 29,052 square feet of common area space and accepts private pay, HMO, Managed Care, Medicaid and Medicare. The YTD
November 30, 2006 operating statement has been annualized to represent year end in which Hillspring had an occupancy rate of 81.0% and the payor mix was assisted living (4.8%), private pay (20.2%), insurance/managed care (11.8%),
Medicaid (51.8%) and Medicare (11.4%).

THE MARKET(1). The Carespring Portfolio mortgage loan contains 8 individual properties located in the states of Ohio and Kentucky. Both of these states are
Certificate of Need states; therefore, state approval is required before health care providers can open new facilities or offer certain new/expanded services.

Six of the mortgaged properties are located in the Cincinnati-Middletown
Metropolitan Statistical Area, which had a 2006 total population of 2.12 million that is expected to grow 0.8% in 2007 to an estimated 2.13 million, and an average household income of $87,619 that is expected to grow 2.3% in 2007 to
$89,614. Two of the portfolio assets are located in the Dayton Metropolitian
Statistical Area, which had a 2006 total population of 838,200 that is expected to decrease 0.2% in 2007 to an estimated 836,200, and an average household income of $83,844 that is expected to grow 2.2% in 2007 to $85,707.

According to various industry sources, the primary market area ("PMA") of a senior housing care facility is determined by the density of the population, the proximity of competing properties and the ease of transit in the surrounding area. Heritagespring's PMA encompasses a 5-mile radius, has a total 2006 population of 109,652, 5 other competing skilled nursing facilities, and accessibility is rated good. Eastgate's PMA encompasses a 5-mile radius, has a total 2006 population of 89,438, 5 other competing skilled nursing facilities, and accessibility is rated good. ShawneeSpring's PMA encompasses a 10-mile radius, has a total 2006 population of 136,876, 4 other competing skilled nursing facilities, and accessibility is rated good. Dayspring's PMA encompasses a 7-mile radius, has a total 2006 population of 74,447, no other competing skilled nursing care centers, and accessibility is rated fair. Barrington's PMA encompasses a 3-mile radius, has a total 2006 population of 84,422, 4 other competing nursing care centers, and accessibility is rated fair. VillaSpring's
PMA encompasses a 5-mile radius, has a total population of 134,708, 6 other competing skilled nursing facilities, and accessibility is rated good.
Highland's PMA encompasses a 3-mile radius, has a total 2006 population of
84,710, 4 other competing skilled nursing facilities, and accessibility is rated fair. Hillspring's PMA encompasses a 7-mile radius, has a total 2006 population of 141,178, no other competing skilled nursing facilities, and accessibility is rated average.

(1)   Certain information was obtained from the Carespring Portfolio appraisals, with various dates. The appraiser relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    55 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Carespring Health Care Management ("Carespring") is a
locally owned and operated Cincinnati, Ohio-based operator and developer of high-end skilled nursing facilities and assisted living facilities. Carespring was formed in 1997 by Barry Bortz with the purpose of creating a high-quality long-term care environment. The corporate headquarters is located in Loveland,
Ohio and currently has 40 corporate employees and approximately 80 department heads that oversee 1,200 employees. Carespring is the original developer of all but one of the properties securing the Carespring Portfolio mortgage loan and has been the operator since 1997. NHP purchased the Carespring Portfolio mortgaged properties from Carespring, the original owner and operator in a sale lease-back. Carespring will continue to manage and operate the mortgaged properties under a master lease agreement with all expenses paid by Carespring
(absolute net lease).

                                    56 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF CARESPRING PORTFOLIO OMITTED]

                                    57 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

                       [2 PHOTOS OF OVERLOOK III OMITTED]

                                    58 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $66,700,000
CUT-OFF DATE PRINCIPAL BALANCE:        $66,700,000
% OF POOL BY IPB:                      2.7%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Parmenter Overlook III LP, LLLP
SPONSOR:                               Parmenter Realty Fund III, Inc.
ORIGINATION DATE:                      04/12/07
INTEREST RATE:                         5.80000%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         05/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(32),Grtr1%orYM(45),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                           INITIAL            MONTHLY
                                           ------------------------------
TAXES:                                     $  639,096          $ 71,011
INSURANCE:                                 $   23,875          $  7,958
CAPEX:                                     $        0          $  5,484
ENGINEERING:                               $  546,000          $      0
TI/LC(1):                                  $4,054,000          $      0
OTHER(2):                                  $1,525,290          $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office -- Suburban
SQUARE FOOTAGE:                        438,709
LOCATION:                              Atlanta, Georgia
YEAR BUILT/RENOVATED:                  1987/2004
OCCUPANCY(3):                          86.8%
OCCUPANCY DATE:                        06/21/07
NUMBER OF TENANTS:                     44
HISTORICAL NOI:
  2006:                                $2,632,166
  TTM AS OF 01/31/07:                  $2,953,471
UW REVENUES(4):                        $8,601,268
UW EXPENSES(4):                        $3,558,923
UW NOI(4,5):                           $5,042,345
UW NET CASH FLOW(4):                   $4,805,442
APPRAISED VALUE(6):                    $84,200,000
APPRAISAL DATE:                        10/01/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $152
CUT-OFF DATE LTV(6):                   79.2%
MATURITY DATE LTV(6):                  79.2%
UW DSCR(2):                            1.23x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS(7)

                                                 RATINGS
TENANT NAME                                MOODY'S/S&P/FITCH(8)   SQUARE FEET   % OF GLA    BASE RENT PSF    LEASE EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------

CITICORP CREDIT SERVICES                       Aa1/AA/AA+           62,494        14.2%        $ 24.01               2013(10)
CLUB MANAGEMENT ENTERPRISES, L.L.C.                                 35,507         8.1%        $  5.00(9)            2011
WASTE MANAGEMENT OF GEORGIA, INC.             Baa3/BBB/BBB          28,888         6.6%        $ 26.95               2008
NATIONSBUILDERS INSURANCE SERVICES, INC.                            26,999         6.2%        $ 24.07               2011
GABLES RESIDENTIAL TRUST                       Aa2/AA-/AA-          25,643         5.8%        $ 24.83               2009
-----------------------------------------------------------------------------------------------------------------------------------

(1)   At closing, the borrower deposited the cash sum of $4,054,000 for the payment of TI/LC's, of which $3,244,000 was allocated for the leasing of vacant space that is subject to a master lease and $810,000 for future leasing renewals of existing tenants.

(2)   At origination, the borrower deposited the cash sum of $1,525,290, of which $1,100,000 was allocated for 1 year of rent under the master lease,
      $363,093 for other outstanding TI/LC's and $62,197 for rent abatements for existing tenants.

(3)   The percentage of the mortgaged property that is occupied reflects a master lease in place for 47,000 square feet, or approximately 10.7% of the gross leaseable area. The percentage of the mortgage property that is occupied without the master lease in place is 76.1%.

(4)   The underwritten cash flow and corresponding debt service coverage ratio for the Overlook III loan reflects a master lease for 47,000 square feet or approximately 10.7% of the gross leaseable area. Excluding the underwritten cash flow from master lease the debt service coverage ratio for the Overlook III loan is 0.94x.

(5)   The discrepancy between 2006 NOI and UW NOI is mainly attributed to the expiration of approximately $320,000 of free rent for the Citicorp Credit
      Services lease, underwriting $450,000 of scheduled rent escalations through 2008 and the addition of over $400,000 of new leases, and the
      $1,104,500 master lease.

(6)   Using "as-stabilized" appraised value as of 10/01/08, the "as-is"
      appraised value as of 03/20/07 is $83,000,000.

(7)   A portion of the mortgaged property is subject to a master lease entered into on 04/12/07, by and between Parmenter Overlook III, LP, LLLP
      (landlord) and Parmenter Realty Fund III, Inc. (tenant), an affiliate of the borrower, for 47,000 square feet, or approximately 10.7% of the gross leaseable area, at a base rent per square foot of $23.50. The master lease expires no earlier than 04/30/2012 or when any portion of the premises becomes leased to an unaffiliated third party.

(8)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(9)   In addition to the base rent per square foot, the tenant is required to pay, as additional rent, 10% of its positive net cash flow in excess of
      $176,500 produced during each calendar year in arrears.

(10)  In the event that Citigroup Credit Services provides notice of its intent to terminate the lease, the tenant must deliver to landlord an amount as a termination fee equal to the sum of (i) an amount equal to 7 months of the monthly rent then in effect, plus (ii) an amount equal to the unamortized portion (amortized at 10% per annum) of any leasing commissions for the period from and after September 1, 2008.

                                    59 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

THE LOAN. The Overlook III mortgage loan is secured by a first lien mortgage fee interest in a class "A" office building comprising approximately 438,709 square feet located in the Vinings area of the Northwest submarket of Atlanta, Georgia.

THE BORROWER. The borrower is Parmenter Overlook III LP, LLLP, a Delaware limited liability limited partnership. The borrower is structured as a limited partnership, special purpose entity.

THE SPONSOR. The loan sponsor is Parmenter Realty Fund III, Inc., a Maryland corporation ("Parmenter Realty Fund III"). Parmenter Realty Fund III is
controlled by Parmenter Realty Partners and was founded in 1989 by Darryl
Parmenter. Mr. Parmenter has been involved in the real estate industry for 30 years, 10 of which were spent as a managing partner of Lincoln Property Company.
Parmenter Realty Partners is a full-service real estate investment, management and development company with a senior management team with 150 years of collective experience. Currently, Parmenter Realty Fund III has a total of
$245.5 million invested in office space in the southeastern United States, of which approximately $8.5 million is held in liquid assets.

THE PROPERTY. The mortgaged property is a 21-story, multi-tenant, class "A"
suburban high-rise office building containing approximately 438,709 square feet located in Atlanta, Georgia. Overlook III was developed as a part of the
Overlook planned use development that includes commercial and residential buildings with neighboring retail stores and restaurants. Built on a high elevation within the Interstate 285 loop freeway, the mortgaged property boasts large balconies with panoramic views of the Atlanta skyline, an 8-story parking garage and The Vinings Club, a full-service athletic and dining club.

The mortgaged property is located along the east side of Overlook Parkway, just north of Paces Ferry Road. Overlook III is situated on a 7.92 acre site east of
Interstate 285, about 10 radial miles northwest of the Atlanta central business district. Access to the location is available via major throughways such as Cobb
Parkway (US Highway 41), Windy Hill Road and Akers Mill Road, which in combination with Interstates 75 and 285 provide convenient access to the Atlanta metropolitan area. Overlook III is located in Vinings, a small commercial and residential node in a non-incorporated area of Cobb county. Between 1990 and
2000, there was a 1.88% population growth within the 5-mile radius of the mortgaged property.

Built in 1987 and renovated in 2004, the mortgaged property is currently 86.8%
leased by 44 tenants that pay an average of $21.68 per square foot. In addition to the tenants listed immediately below, other tenants at the mortgaged property include: Gables Residential Trust, Wells Fargo Real Estate and NationsBuilders
Insurance Services.

SIGNIFICANT TENANTS.

Citicorp Credit Services ("Citicorp"), is a subsidiary of Citigroup, Inc.
("Citigroup"), a publicly traded company (NYSE: "C"). Citigroup is a multi-bank holding company founded in 1812 in New York, New York that provides various financial services to customers in the United States and internationally.
Citigroup operates 4 major branches of business: Global Consumer, Markets and
Banking, Global Wealth Management and Alternative Investments. Citicorp occupies approximately 62,494 square feet, or approximately 14.2% of the mortgaged property's gross leaseable area. Citicorp's lease expires in March 2013.

Club Management Enterprises, L.L.C. (" CME") is a privately held management and consulting company that offers services in the private club and hospitality industry. The principals of CME collectively have 75 years of experience. At the mortgaged property, CME operates The Vinings Club, a private club that offers fine and casual dining along with extensive fitness and athletic options. The
Vinings Club opened in 1987 and overlooks the historic Vinings Village and
Atlanta skyline. The Vinings Club fitness facilities have cardio equipment, circuit and freeweight training, a 25-yard lap indoor pool, racquetball and a variety of spa services. CME occupies approximately 35,507 square feet, or approximately 8.1% of the mortgaged property's gross leasable area. CME's lease expires in December 2011.

Waste Management of Georgia, Inc., is a subsidiary of Waste Management, Inc.
("Waste Management"), a publicly traded company (NYSE: "WMI"), a provider of integrated waste disposal and management services throughout the United States,
Canada and Puerto Rico. Waste Management offers a platform of multiple services including: collection, transfer, recycling, disposal, waste-to-energy services, on-site services, methane gas recovery and third-party sub-contracted and administrative services. Waste Management's client base encompasses commercial, industrial, municipal and residential customers. Waste Management occupies approximately 28,888 square feet, or approximately 6.6% of the mortgaged property's net rentable area. Waste Management's lease expires in August 2008.

                                    60 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located in the Atlanta office market and the Northwest Atlanta submarket. The Atlanta market consists of 173.4 million square feet of office space, and, as of year end 2006, the market had approximately 4.0 million square feet of space under construction. As of the end of the fourth quarter of 2006, the Atlanta market had a vacancy rate of 16.8%, down from the previous year of 17.9%. Absorption in the market during the fourth quarter of 2006 was at 1.1 million square feet of space; up from 129,755 square feet in 2005. Rental rates in the market increased from $19.27 per square foot in the third quarter 2006 to $19.31 per square foot in the fourth quarter 2006.
There was 427,043 square feet in new speculative projects delivered to the
Atlanta office market in fourth quarter 2006, compared to a total of 1.3 million square feet that was completed in third quarter 2006.

The Northwest submarket contains 28.7 million square feet of space, which is 17%
of the total Atlanta market, making it the largest submarket in Atlanta. The
Northwest submarket as of the fourth quarter 2006 had a vacancy rate of 18.9%, net absorption of 166,314 square feet, quoted rental rates of $18.77 per square foot, and 201,500 square feet under construction. The Class "A" sector of the
Northwest Atlanta submarket consisted of 63 projects with approximately 14.0 million square feet of office space at the end of fourth quarter 2006. Class "A"
projects within the Northwest Atlanta submarket reported a fourth quarter 2006 vacancy rate of 18.9%. Quoted rates for available space within this sector of the market averaged $20.85 per square foot. Overall, the submarket is expected to continue to strengthen over the near- to mid-term as Northwest Atlanta remains an attractive office market.

PROPERTY MANAGEMENT. The mortgaged property is managed by a borrower related entity. The principals of Parmenter Realty Partners collectively have over 150 years of experience in the real estate industry. Since its inception in 1989,
Parmenter Realty Partners has invested and managed over 13 million square feet of commercial, office and residential assets on behalf of institutions and high net worth individuals.

(1)   Certain information was obtained from the Overlook III appraisal, dated
      March 20, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                                                           CUMULATIVE
             NUMBER OF                                         % OF BASE     SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA   BASE RENT       RENT        FEET       % OF GLA    BASE RENT    OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING   EXPIRING      EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         57,803       13.2%           NAP      NAP        57,803        13.2%            NAP        NAP
2007 & MTM       15          6,502        1.5     $  135,704      1.6%       64,305        14.7%     $  135,704        1.6%
2008              8         37,488        8.5      1,008,921     12.0       101,793        23.2%     $1,144,625       13.6%
2009             10         42,540        9.7      1,001,769     11.9       144,333        32.9%     $2,146,394       25.6%
2010              8         27,153        6.2        656,467      7.8       171,486        39.1%     $2,802,861       33.4%
2011              9         76,083       17.3      1,136,142     13.5       247,569        56.4%     $3,939,003       46.9%
2012             15        127,631       29.1      2,957,908     35.2       375,200        85.5%     $6,896,911       82.1%
2013              4         62,494       14.2      1,500,481     17.9       437,694        99.8%     $8,397,392      100.0%
2014              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
2015              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
2016              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
2017              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
AFTER             1          1,015        0.2              0      0.0       438,709       100.0%     $8,397,392      100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:           70        438,709      100.0%    $8,397,392    100.0%
-------------------------------------------------------------------------------------------------------------------------------

                                    61 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF OVERLOOK III OMITTED]

                                    62 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

                  [STACKING PLAN GRAPH OF OVERLOOK III OMITTED]

                                    63 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               7000 CENTRAL PARK
--------------------------------------------------------------------------------

                     [3 PHOTOS OF 7000 CENTRAL PARK OMITTED]

                                    64 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000
% OF POOL BY IPB:                      2.6%
LOAN SELLER:                           UBS Real Estate Securities Inc.
BORROWER:                              7000 Central Park Investors, LLC
SPONSOR:                               Berwind Property Group, Inc.,
                                       Berwind Property Group, Ltd.
ORIGINATION DATE:                      06/27/07
INTEREST RATE:                         6.30600%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/10/12
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(12),Grtr1%orYM(44),O(3)
CROSS-COLLATERALIZATION:               No
LOCK BOX(1):                           Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL           MONTHLY
                                         ---------------------------
TAXES:                                   $  738,509         $ 73,851
INSURANCE:                               $        0         $      0
TI/LC(2):                                $6,000,000         $      0
CAPEX(3):                                $  281,909         $  6,909
DEBT SERVICE(4):                         $  725,000         $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        415,324
LOCATION:                              Atlanta, GA
YEAR BUILT/RENOVATED:                  1988/1998
OCCUPANCY(5):                          80.4%
OCCUPANCY DATE:                        06/21/07
NUMBER OF TENANTS:                     45
2006 NOI:                              $3,108,411
UW REVENUES(6):                        $8,604,081
UW EXPENSES:                           $3,496,435
UW NOI(7):                             $5,107,645
UW NET CASH FLOW:                      $4,987,435
APPRAISED VALUE:                       $88,000,000
APPRAISAL DATE:                        06/13/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $157
CUT-OFF DATE LTV:                      73.9%
MATURITY DATE LTV:                     73.9%
UW DSCR(8):                            1.20x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                               RATINGS
TENANT NAME                             MOODY'S/S&P/FITCH(9)    SQUARE FEET    % OF GLA    BASE RENT PSF    LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------

WELLS FARGO BANK N.A.                        Aaa/AAA/AA           29,320         7.1%         $ 20.84               2012
AMBLING COMPANIES, INC.                                           29,128         7.0%         $ 19.51               2013
HILB, ROGAL & HOBBS OF ATLANTA, INC.                              20,786         5.0%         $ 21.28               2012
JACKSON AND HARDWICK, L.L.C. (MORRIS
 HARDWICK)                                                        19,572         4.7%         $ 23.68               2008
----------------------------------------------------------------------------------------------------------------------------------

(1)   The Cash Management Agreement will spring to hard if the DSCR falls below
      1.05x for a 6 month period at any time after 18 months following the note date.

(2)   At origination, the borrower deposited $6,000,000 ($73 per vacant square foot) into the upfront Leasing Reserve to cover TI/LC expenses associated with the lease-up of the mortgaged property.

(3)   At origination, the borrower deposited $281,909 into the upfront Cap Ex
      Reserve.

(4)   At origination, the borrower deposited $725,000 into the upfront Debt
      Service Reserve to cover any shortfalls in debt service coverage or any other sums due to the lender. The Debt Service Reserve is subject to release if the debt service coverage ratio is greater than 1.05x for 2 consecutive quarters.

(5)   As of June 2007, the mortgaged property was 80.4% occupied by 45 tenants.
      The sponsor signed a master lease for the term of the loan to bring the occupancy to 95.0%.

(6)   $1,515,933 (17.6%) of the UW Revenues is attributable to the master lease.

(7)   The increase in NOI from 2006 NOI is attributed to the signing of several leases in 2006 and 2007 and the master lease from the sponsor.

(8)   The mortgaged property is subject to a Master Lease of $25.00 per square foot throughout the loan term for all vacant space necessary to achieve an occupancy rate of 95%, The tenant's obligation to make rent payments of
      $25 per square foot under the Master Lease is required only if during an event of default. The DSCR excluding the underwritten income from the master lease is 0.87x.

(9)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    65 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

THE LOAN. The 7000 Central Park mortgage loan is secured by the first mortgage fee interest in a Class "A" office building totaling 415,324 square feet located in Atlanta, Georgia.

THE BORROWER. The borrower is 7000 Central Park Investors, LLC, a special purpose entity, which in turn is owned by BPG Investment Partnership VII, L.P.
(61.99%) and BPG Private Real Estate Investment Trust (38.01%). The partners of
BPG Investment Partnership VIIA, L.P. own 100% of the BPG Real Estate Investment
Trust.

THE SPONSOR. The sponsorship is Berwind Properties Group, Inc. and Berwind
Properties Group, Ltd. ("BPG"). Established in 1980, BPG identifies, develops and actively manages real estate investment opportunities for more than 40 institutional investment partners. Since 1993, BPG has raised over $1.5 billion of capital in discretionary equity through a series of 7 investment partnerships and 1 co-investment fund.

THE PROPERTY. The mortgaged property, constructed in 1988, is an 18-story, multi-tenant, Class "A" office building containing 415,324 square feet located in Atlanta, Georgia. The mortgaged property is located at the intersection of
Peachtree Dunwoody Road and Central Parkway, a short distance from Georgia 400 and I-285 (Atlanta's perimeter highway) interchange. The mortgaged property is located 2 blocks from the Sandy Springs MARTA station and approximately 1 mile from Perimeter Mall, a 1.5 million square foot mall and one of Atlanta's largest retail complexes. There is an attached parking garage with 1,344 parking spaces accessible via a covered walkway. The mortgaged property, as of June 2007, is
80.4% occupied by 45 tenants. The Sponsor, BPG, signed a master lease for the term of the loan at a rent of $25.00 per square foot, to bring occupancy up to
95.0%. In the event that additional space becomes vacant, the master lease will extend over all current and future vacant space for the term of the loan to achieve 95% occupancy. The tenant's obligation to make rent payments of $25 per square foot under the master lease is required only during an event of default.

SIGNIFICANT TENANTS.

Wells Fargo Bank N.A. ("Wells Fargo") is the fifth-largest bank in the U.S. and is rated Aaa by Moody's, AAA by S&P, and AA by Fitch. Wells Fargo is a financial services company with $482 billion in assets, providing banking, insurance, investment, mortgage and consumer finance services to more than 23 million customers from more than 6,200 stores and the internet across the United States and internationally. Wells Fargo operates about 3,200 bank branches in nearly 25 western and midwestern states, and nearly 3,000 additional mortgage and consumer finance offices nationwide. Wells Fargo occupies 29,320 square feet (7.1%) of the mortgaged property's net rentable area. The tenant has no renewal options and its lease expires in June 2012. The tenant may terminate its lease as of
11/30/10 with 9 months notice and a fee of $293,873.40.

Ambling Companies, Inc. is a group of interrelated organizations, founded in
1995, that provides real estate development, construction and management services throughout the nation. Ambling Companies, Inc. occupies 29,128 square feet (7.0%) of the mortgaged property's net rentable area. The tenant has no renewal options and its lease expires in October 2013.

Hilb, Rogal & Hobbs ("HRH") is a general and specialty insurance company that has more than 100 offices in approximately 25 states; its clientele includes middle-market businesses, as well as individuals and national corporations. In addition, HRH offers customers risk management and loss-control consulting services. HRH employs more than 3,600 workers and reported sales of approximately $675 million in 2005. HRH occupies 20,786 square feet (5.0%) of the mortgaged property's net rentable area. HRH's lease expires in September
2012. The tenant may terminate its lease as of 8/31/10 with 12 months notice for a fee of $243,732.40.

Jackson and Hardwick, L.L.C. ("Morris Hardwick") was formed in 2005 by the merger of Jackson and Hardwick and Morris & Schneider. With more than 85 attorneys and over 60 offices in 8 states across the region, Morris Hardwick is the largest real estate closing firm in the nation. The firm closes over 36,000 transactions annually. Morris Hardwick occupies 19,572 square feet (4.7%) of the mortgaged property's net rentable area. The tenant's lease expires in April 2008 with no renewal options.

                                    66 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located in the Atlanta MSA, in the
Central Perimeter submarket and is approximately 15 miles north of the Atlanta central business district. The neighborhood is bounded by Abernathy Road and Mt
Vernon Road to the north, Chamblee Dunwoody Road to the east, Georgia Highway
400 to the west and Windsor Parkway to the south. Perimeter Mall, which recently expanded to approximately 1.5 million square feet, currently has Macy's,
Nordstrom, Dillard's and Bloomingdale's as anchor tenants. Other anchor retail tenants in the area include Wal-Mart, Home Depot, Best Buy, Bed Bath & Beyond,
Circuit City, Office Max, Home Place, Marshall's, Costco, etc. Atlanta ranks third in the nation among cities with the most Fortune 500 headquarters. The
Atlanta MSA is served by Hartsfield-Jackson Atlanta International Airport, which is world's busiest passenger airport with facilities comprising the largest passenger terminal complex in the world.

Buildings within the mortgaged property's competitive set exhibit strong occupancy figures ranging from 88% to 98% with an average of 95%, and office rents ranging from $21.50 to $25.00 per square foot for low-rise and high-rise spaces. According to CoStar Group, as of the first quarter of 2007, the Central
Perimeter office market had a vacancy rate of 15.7% and rental rates were at
$20.38 per square foot. Class "A" buildings in the Central Perimeter submarket reported a vacancy rate of 16.4% as of first quarter of 2007 with rental rates for available space within the Class "A" sector averaging $21.86 per square foot at the end of the quarter, up from $21.40 in the fourth quarter 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by BPG Management
Company, L.P., a borrower-related entity.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                                                          CUMULATIVE
            NUMBER OF                                         % OF BASE     SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE %
             LEASES     SQUARE FEET   % OF GLA   BASE RENT      RENT         FEET       % OF GLA    BASE RENT    OF BASE RENT
YEAR        EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP         81,603       19.6%           NAP       NAP       81,603        19.6%            NAP        NAP
2007             1          3,132        0.8     $   65,772       1.0%      84,735        20.4%     $   65,772        1.0%
2008             8         35,233        8.5        775,278      11.7      119,968        28.9%     $  841,050       12.7%
2009            19         62,602       15.1      1,312,956      19.8      182,570        44.0%     $2,154,007       32.5%
2010            10         60,356       14.5      1,204,791      18.2      242,926        58.5%     $3,358,798       50.8%
2011             7         34,238        8.2        683,316      10.3      277,164        66.7%     $4,042,113       61.1%
2012            11         81,149       19.5      1,701,146      25.7      358,313        86.3%     $5,743,259       86.8%
AFTER           10         57,011       13.7        874,978      13.2      415,324       100.0%     $6,618,237      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL(2):       66        415,324      100.0%    $6,618,237     100.0%
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the 7000 Central Park appraisal, dated June 13, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

(2)   Two tenants, Kuoni Travel and Your Best Rate Finance are in occupancy, but currently are not paying rent. Kuoni Travel, occupying 2,348 square feet, begins rent payments in January 2008. Your Best Rate Finance, occupying
      11,488 square feet, begins rent payments in November 2007. The Lease
      Rollover Schedule is based on the tenants in occupancy and paying rent.

                                    67 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

           [MAP INDICATING THE LOCATION OF 7000 CENTRAL PARK OMITTED]

                                    68 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    69 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

                        [4 PHOTOS OF SUMMIT MALL OMITTED]

                                    70 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000
% OF POOL BY IPB:                      2.6%
SHADOW RATING (S/F):                   AA/BBB
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Mall at Summit, LLC
SPONSOR:                               Mall at Summit, LLC
ORIGINATION DATE:                      06/08/07
INTEREST RATE:                         5.42450%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         06/10/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(84),O(10)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL        MONTHLY
                                                  ----------------------
TAXES:                                              $0             $0
INSURANCE:                                          $0             $0
CAPEX:                                              $0             $0
OTHER:                                              $0             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        529,065
LOCATION:                              Fairlawn, OH
YEAR BUILT/RENOVATED:                  1965/1999
OCCUPANCY:                             88.5%
OCCUPANCY DATE:                        04/19/07
NUMBER OF TENANTS:                     106
AVERAGE IN-LINE SALES/SF:              $310.64
HISTORICAL NOI:
  2005:                                $8,800,060
  2006:                                $8,696,714
UW REVENUES:                           $12,313,183
UW EXPENSES:                           $3,869,098
UW NOI:                                $8,444,086
UW NET CASH FLOW:                      $7,854,588
APPRAISED VALUE:                       $132,500,000
APPRAISAL DATE:                        05/08/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $ 123
CUT-OFF DATE LTV:                      49.1%
MATURITY DATE LTV:                     49.1%
UW DSCR:                               2.20x
--------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the aggregate loan-to-value ratio for the mortgage loan and the mezzanine debt must not exceed 80% and (ii) the aggregate debt service coverage ratio for the mortgage loan and the mezzanine debt must be equal to or greater than 1.05x.

                                    71 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                                         ANNUAL                                      LEASE
                              RATINGS                      % OF           BASE      ANNUAL BASE                    EXPIRATION
TENANT NAME            MOODY'S/S&P/FITCH(1)   TOTAL SF   OWNED SF         RENT       RENT PSF      SALES PSF(4)       YEAR
-------------------------------------------------------------------------------------------------------------------------------

ANCHORS
-------
MACY'S, INC.              Baa2/BBB/BBB        195,776      37.0%       $  142,553     $  0.73         $192            2010
DILLARD'S(2)                B1/BB/BB          125,758       NAP               NAP         NAP          NAP        Anchor Owned
DILLARD'S(2)                B1/BB/BB          111,402       NAP               NAP         NAP          NAP        Anchor Owned
                                             ------------------------------------------------------------------
SUBTOTAL:                                     432,936      37.0%       $  142,553     $  0.73
TOP 10 TENANTS
--------------
FIRESTONE                   A1/BBB+/A          11,660       2.2%       $   30,000     $  2.57         $129            2010
EXPRESS WOMEN             Baa3/BBB-/NR         11,160       2.1           178,560     $ 16.00         $317            2008
GOODYEAR                   Ba3/BB-/B-          10,781       2.0            27,815     $  2.58         $203            2010
THE GAP                    Ba1/BB+/BB+          9,532       1.8           314,556     $ 33.00         $308            2010
BANANA REPUB0LIC(3)           Ba1/BB+/BB+       7,806       1.5                 0     $  0.00         $369            2009
ABERCROMBIE & FITCH         NR/NR/NR            7,183       1.4           158,026     $ 22.00         $242            2010
VICTORIA'S SECRET         Baa3/BBB-/NR          6,650       1.3           172,900     $ 26.00         $492            2015
RACK ROOM SHOES             NR/NR/NR            6,608       1.2           118,944     $ 18.00         $161            2009
HOLLISTER CO.               NR/NR/NR            6,500       1.2           149,500     $ 23.00         $376            2014
EDDIE BAUER                 NR/B-/NR            6,200       1.2           130,200     $ 21.00         $194            2008
                                             ---------------------------------------------------
SUBTOTAL:                                      84,080      15.9%       $1,280,501     $ 15.23
REMAINING INLINE                              188,133      35.6%       $5,339,075     $ 28.38
----------------                             ---------------------------------------------------
VACANT SQUARE FEET:                            61,076      11.5%              NAP
TOTAL OWNED GLA:                              529,065                  $6,762,129
TOTAL CENTER GLA:                             766,225                  $6,762,129
-------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The Dillard's stores are not part of the underlying collateral securing the Summit Mall mortgage loan.

(3)   Banana Republic pays a percentage of rent in lieu of base rent.

(4)   As of 12/31/06.

                                    72 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

THE LOAN. The Summit Mall mortgage loan is secured by a first lien mortgage, fee interest in approximately 529,065 square feet of an approximately 766,225 square foot anchored retail center located in Fairlawn, Ohio.

THE BORROWER. The borrower is Mall at Summit, LLC, which is a Delaware limited liability company structured as a special purpose entity.

THE SPONSOR. The Mall at Summit, LLC is controlled by Simon Property Group, Inc.
(NYSE: SPG) ("Simon"), an S&P 500 company. Simon is a publicly traded retail real estate company in North America with a total market capitalization of approximately $19 billion. Simon, headquartered in Indianapolis, Indiana, is a
REIT engaged in the ownership, development and management of retail real estate.
Simon operates from 5 platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
323 properties in the United States, containing an aggregate of 244 million square feet of gross leasable area in 41 states and Puerto Rico. Simon also holds an interest in 53 European shopping centers located in France, Italy and
Poland; 5 Premium Outlet Centers in Japan; and 1 Premium Outlet Center in
Mexico.

THE PROPERTY. The mortgaged property is a 529,065 square foot Class "B"
single-story regional mall located in Fairlawn, Summit County, Ohio. The mortgaged property was built in 1965 by DeBartolo Capital Partnership and renovated in 1999 after the company merged with Simon in 1996. Simon is currently reconfiguring a section of the mall as a life-style component that is scheduled to open in November 2007 and is expected to further enhance existing upscale retailers such as Ann Taylor, Brookstone, Banana Republic and
Williams-Sonoma. Additional renovations include a streetscape with parking and landscaped islands and sidewalks.

The mortgaged property is anchored by Macy's (approximately 195,776 square feet), Dillard's North (approximately 125,758 square feet) and Dillard's South
(approximately 111,402 square feet); however, Dillard's North and South are not part of the collateral securing the Summit Mall loan. In addition, there are specialty stores such as Ann Taylor, Banana Republic, Coach, Disney Store, and
Williams-Sonoma. For tenants occupying less than 10,000 square feet, average
2006 annual sales were approximately $297 per square foot with average projected sales for 2007 at approximately $320 per square foot. For tenants occupying more than 10,000 square feet, the average 2006 and 2007 sales were approximately $215 per square foot and $252 per square foot, respectively, bringing the total inline tenant 2006 average to approximately $286 per square foot and a 2007 average of approximately $310.64 per square foot. The mortgaged property is currently 88.5% occupied with a year end December 2006 average overall occupancy cost at 12.2%.

The mortgaged property is located on approximately 47.1 acres of land in the northwest portion of the Akron metro area, which is approximately 6 miles northwest of downtown Akron and approximately 20 miles northwest of Akron's main airport, Akron Canton Airport. West Market Street is a major northwest/southeast arterial through Fairlawn providing access to Interstate 77, the primary north/south interstate through the metro area, approximately 1-mile west of the subject.

SIGNIFICANT TENANTS.

Macy's Inc. ( NYSE: M) ("Macy's") is a national brand based out of Cincinnati,
Ohio that delivers fashion and affordable luxury to its customers. Macy's was founded in 1929 and currently operates around 850 retail stores with 188,000 employees and annual revenues that exceed $26.9 billion. Stores are operated by
7 regionally-based retail divisions: Macy's East, Macy's Florida, Macy's
Northwest, Macy's North, Macy's Midwest, Macy's South and Macy's West. Macy's
occupies approximately 195,776 square feet, or approximately 37% of the mortgaged property's net rentable area with 3 5-year renewal options. Macy's lease expires in October 2010.

Bridgestone Americas Holding, Inc. ("BSAH") is a subsidiary of Bridgestone
Corporation and is known for the tires bearing the Bridgestone, Firestone or
Dayton logo. BSAH makes tires for cars, motorcycles, trucks, tractors, earthmoving equipment and aircraft. BSAH also makes rubber building products for roofing and industrial textiles. Other products include natural rubber and synthetic polymers, air spring suspensions for heavy-duty trucks and aftermarket performance suspensions for passenger cars. The Firestone Tire and Rubber
Company ("Firestone") formed in 1900 in Akron, Ohio. Bridgestone Tire Company,
Ltd was formed in 1931 in Japan. Bridgestone Corporation purchased Firestone in
1988 for $2.6 billion transforming it into the world's largest tire and rubber company. BSAH currently sells more than 8,000 different types and sizes of tires through over 12,000 different outlets. BSAH occupies approximately 11,660 square feet or approximately 2% of the mortgaged property's net rentable area. BSAH's lease expires in October 2010.

Express, LLC ("Express") is a private company that sells both work and casual clothes for fashion forward men and women. Its styles are modeled to have an international influence and modern appeal. Express operates more that 620 retail stores in the U.S. and had approximately $1.8 billion in sales during 2006.
Launched in 1980 under Limited Brands, the Express chain was 75% sold to Golden
Gate Capital in mid-2007. Golden Gate Capital is a private equity firm with over
$3.4 billion of capital under management dedicated to investing in change-intensive opportunities. Express occupies approximately 11,160 square feet or approximately 2% of the mortgaged property's net rentable area. Express'
lease expires in January 2008.

PARTIAL RELEASE. The related loan documents permit the borrower to obtain the release of the air rights above the improvements on the mortgaged property to a third party upon satisfaction of certain conditions, including but not limited to delivery of site plans, legal descriptions and an ALTA survey describing the air rights area.

                                    73 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

Additionally, provided no event of default occurs and is continuing, the borrower may, without the consent of the mortgagee: (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use and (ii) make transfers of non-income producing portions of the mortgaged property (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use in integrated and consistent with the use of the mortgaged property, provided that no such transfer, conveyance or other encumbrance to a third party materially impairs the utility or operation of the mortgaged property or materially adversely affects the value of the mortgaged property, taken as a whole.

THE MARKET(1). Summit Mall is located in Fairlawn, Summit County, Ohio, and is considered part of the Akron MSA. Demographics for the market area show a 2007 population estimate of 3,848 within a 1-mile radius of the mortgaged property and a 2006 estimated average household income of $83,409. The 2007 population estimate within a 3-mile radius of the mortgaged property is 32,759 and an average 2006 household income of $100,496. Within a 5-mile radius of the mortgaged property, the estimated 2007 population is 76,699 with 2006 household income of $81,801.

According to REIS, vacancy in the metro market has remained stable over the last
5 years, generally stabilized between 6.0% and 8.3%. The 2006 year-end vacancy rate for the submarket was 6.7% with an overall 6-year vacancy rate average of
7.5% shows the submarket appears to be in a period of strength. The submarket has also experienced 4 consecutive years of positive absorption and rent increases in 3 of the last 4 years. There are no competing regional malls or retail projects planned for or under construction within the immediate trade area. Rental rates are expected to continue to increase in the future.

Chapel Hill Mall and Rolling Acres Mall are the only other regional shopping malls in the immediate Akron MSA that can be considered competitive with the mortgaged property. Chapel Hill Mall is located 8 miles east of the mortgaged property and has reported sales of $325 per square foot with anchors including
JC Penney, Macy's and Sears. As of March 31, 2007, inline occupancy was 98.81%.
Rolling Acres Mall is located 6 miles south of the mortgaged property with reported sales of less than $120 per square foot and inline occupancy of 25%.
Anchors include Dillard's, JC Penney, Macy's, Sears and Target.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates, LLC, a division of Simon Property Group.

(1)   Certain information was obtained from the Summit Mall appraisal, dated May
      8, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA   BASE RENT      RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP       61,076      11.5%           NAP       NAP        61,076         11.5%             NAP        NAP
2007 & MTM        10       16,378       3.1     $  308,209       4.5%       77,454         14.6%      $  308,209        4.5%
2008              19       48,588       9.2      1,246,275      18.0       126,042         23.8%      $1,554,483       22.5%
2009              15       47,392       9.0        946,024      13.7       173,434         32.8%      $2,500,508       36.2%
2010              16      253,402      47.9      1,237,709      17.9       426,836         80.7%      $3,738,216       54.1%
2011               8       10,935       2.1        440,167       6.4       437,771         82.7%      $4,178,383       60.5%
2012               5        3,988       0.8        169,797       2.5       441,759         83.5%      $4,348,180       63.0%
2013               7       18,993       3.6        535,255       7.7       460,752         87.1%      $4,883,435       70.7%
2014               2       10,181       1.9        230,482       3.3       470,933         89.0%      $5,113,917       74.0%
2015               8       19,560       3.7        647,995       9.4       490,493         92.7%      $5,761,912       83.4%
2016               5        9,920       1.9        206,070       3.0       500,413         94.6%      $5,967,982       86.4%
2017               9       25,777       4.9        794,147      11.5       526,190         99.5%      $6,762,129       97.9%
AFTER              1        2,875       0.5              0       0.0       529,065        100.0%      $6,762,129       97.9%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:           105      529,065     100.0%    $6,762,129     100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                    74 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  SUMMIT MALL
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF SUMMIT MALL OMITTED]

                                    75 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  SUMMIT MALL
--------------------------------------------------------------------------------

                       [SITE PLAN OF SUMMIT MALL OMITTED]

                                    76 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    77 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

                    [3 PHOTOS OF PACIFIC COAST PLAZA OMITTED]

                                    78 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $62,950,000
CUT-OFF DATE PRINCIPAL BALANCE:        $62,950,000
% OF POOL BY IPB:                      2.5%
LOAN SELLER:                           UBS Real Estate Securities Inc.
BORROWER:                              Pacific Coast Plaza Investments,
                                       L.P.
SPONSOR:                               Franklin C. Gatlin, III
ORIGINATION DATE:                      06/29/07
INTEREST RATE:                         6.01700%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         07/09/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX(1):                           Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL          MONTHLY
                                        --------------------------
TAXES:                                  $175,830         $ 43,958
INSURANCE:                              $  4,408         $      0
CAPEX(2):                               $ 36,777         $  3,065
DEFERRED MAINTENANCE(3):                $  2,250         $      0
TI/LC(4):                               $245,177         $ 20,431
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE(5):                     312,313
LOCATION:                              Oceanside, CA
YEAR BUILT/RENOVATED:                  1997
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        04/11/07
NUMBER OF TENANTS:                     28
HISTORICAL NOI:
  2005:                                $3,564,204
  2006:                                $4,316,825
  TTM AS OF 03/31/07:                  $4,450,965
UW REVENUES:                           $6,279,990
UW EXPENSES:                           $1,522,408
UW NOI:                                $4,757,583
UW NET CASH FLOW:                      $4,608,083
APPRAISED VALUE:                       $82,400,000
APPRAISAL DATE:                        04/17/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $202
CUT-OFF DATE LTV:                      76.4%
MATURITY DATE LTV:                     76.4%
UW DSCR:                               1.20x
--------------------------------------------------------------------------------

(1)   The Cash Management Agreement will spring to hard if the DSCR falls below
      1.00x for a trailing 6 month period.

(2)   At closing, the borrower deposited $36,777 into the upfront Capital
      Improvements Reserve. Monthly escrows of $3,065 shall be required to replenish the reserve if it is drawn down. The reserve shall be capped at the equivalent of 1 year's worth of escrows.

(3)   At closing, the borrower deposited $2,250 into the upfront Deferred
      Maintenance Reserve, which is 125% of the probable cost for the repair of the parking lot.

(4)   At closing, the borrower deposited $245,177 into an upfront TI/LC Reserve.
      Monthly TI/LC escrows of $20,431 shall be required to replenish the reserve if it is drawn down. The reserve shall be capped at the equivalent of 1 year's worth of escrows.

(5)   The collateral includes 245,177 square feet of inline and anchor space in addition to the ground under 5 out-parcels that total an additional 67,136 square feet of retail space. The out-parcel tenants contribute ground rent payments included in the mortgaged property's Effective Gross Income.

                                    79 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                             SIGNIFICANT TENANTS

                                            RATINGS                   % OF        ANNUAL                                    LEASE
                                            MOODY'S/                  OWNED        BASE       ANNUAL BASE                EXPIRATION
TENANT NAME                               S&P/FITCH(1)   TOTAL SF      SF          RENT        RENT PSF    SALES PSF(4)     YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
-------
WAL-MART (NOT PART OF COLLATERAL)           Aa2/AA/AA    134,975        NAP            NAP          NAP        NAP      Anchor Owned
LUCKY STORES, INC. (DBA STATER BROS.)                     62,223       19.9%    $  750,000      $ 12.05        NAP          2022
BEST BUY(2)                               Baa2/BBB/BBB+   50,000       16.0        325,000      $  6.50        NAP          2018
THE SPORTS AUTHORITY                                      41,375       13.2        475,813      $ 11.50       $142          2017
BED BATH & BEYOND                           NR/BBB/NR     38,008       12.2        437,092      $ 11.50        NAP          2013
STAPLES                                  Baa1/BBB+/BBB+   23,990        7.7        438,000      $ 18.26       $286          2012
                                                         -------------------   -------------------------
SUBTOTAL:                                                350,571       78.4%    $2,425,905      $ 11.25
TOP 10 TENANTS
--------------
COST PLUS                                                 18,928        6.1%    $  291,491      $ 15.40       $252          2013
PARTY CITY                                                10,000        3.2        192,500      $ 19.25        NAP          2007
BLU:ECHO                                                   8,500        2.7        208,252      $ 24.50       $146          2011
KAMAY BEAUTY SUPPLY                                        7,500        2.4        173,724      $ 23.16       $174          2008
GEN X CLOTHING                                             6,725        2.2        156,234      $ 23.23       $ 98          2012
MIMI'S(3)                                                  6,500        2.1         93,500      $ 14.38       $523          2017
ORTHO/GALLERY                                              6,000        1.9        161,280      $ 26.88        NAP          2008
APPLEBEE'S                                                 4,881        1.6         80,000      $ 16.39       $675          2012
MCDONALD'S CORPORATION(3)                    A2/A/A        3,255        1.0         84,000      $ 25.81        NAP          2018
POINT LOMA CREDIT UNION                                    2,954        0.9        104,076      $ 35.23        NAP          2008
                                                         -------------------   -------------------------
SUBTOTAL:                                                 75,243       24.1%    $1,545,057      $ 20.53
REMAINING INLINE                                          21,474        6.9%    $  769,894      $ 35.85
----------------                                         -------------------   -------------------------
VACANT SQUARE FEET:                                            0        0.0%           NAP
TOTAL OWNED GLA:                                         312,313                $4,740,477
TOTAL CENTER GLA:                                        447,288
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The Best Buy store occupies a 50,000 square foot anchor retail building and pays ground rent to the borrower. The physical improvements are not part of the collateral for the loan.

(3)   Mimi's, Applebee's, and McDonald's each occupy out-parcel restaurant pad spaces and pay ground rent to the borrower. The physical improvements are not part of the collateral for the loan.

(4)   Sales PSF is based on YE 2006 figures.

                                    80 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Pacific Coast Plaza mortgage loan is secured by the first mortgage fee interest in a retail anchored center located in the San Diego Metropolitan
Statistical Area of Oceanside, CA.

THE BORROWER. The borrower is Pacific Coast Plaza Investments, L.P., is a special purpose entity.

THE SPONSOR. The loan sponsor is Franklin C. Gatlin, III, CEO and sole-owner of
Gatlin Development Company Inc. Mr. Gatlin has more than 30 years experience pursuing various commercial real estate development ventures, consisting of office, hotel and retail properties.

THE PROPERTY. Constructed in 1997, Pacific Coast Plaza is a retail anchored center comprised of 12 single-story buildings with a total net rentable area of
447,288 square feet including a Wal-Mart (rated Aa2/AA/AA by Moody's/S&P/Fitch)
anchor (not part of the collateral). The mortgaged property is currently 100.0%
occupied by 28 tenants and includes 5 ground leased pad sites. The mortgaged property is anchored by Lucky Stores, Inc., Best Buy, Co., Inc. (rated
Baa2/BBB/BBB+ by Moody's/S&P/Fitch), Bed, Bath & Beyond Inc. (rated BBB by S&P),
Sports Authority, Inc. and Staples, Inc. (rated Baa1/BBB+/BBB+ by
Moody's/S&P/Fitch). Four tenants, accounting for 36.9% of total NRA and 27.1% of total in-place rent, are investment grade rated tenants and include 3 of the 5 largest tenants at the mortgaged property, based on collateral space at the mortgaged property.

SIGNIFICANT TENANTS.

Lucky Stores, Inc. ("Stater Bros.") Stater Bros.(1) is one of the largest privately owned supermarket chains in southern California, with annual sales in excess of $3.0 billion. The company operates more than 160 full-service Stater
Bros. grocery chains in six counties, primarily in the Riverside and San
Bernardino areas. The grocery chain also owns and operates milk and juice processor Santee Dairies (one of the largest in the State). Founded in 1936,
Stater Bros. is owned by La Cadena Investments, a general partnership consisting of Stater Bros. CEO Jack Brown and other company executives. Stater Bros.
occupies approximately 62,223 square feet, or approximately 19.9% of the net rentable area at the mortgaged property. The Stater Bros. lease is scheduled to expire in 2022.

Best Buy Co., Inc. ("Best Buy") sells consumer electronics, home-office products, entertainment software, appliances and related services through more than 1,150 retail stores across the United States, Canada and China. The company operates a global portfolio of brands which include: Best Buy, Future Shop, Geek
Squad, Pacific Sales Kitchen and Bath Centers, Magnolia Audio Video and Jiangsu
Five Star Appliance Co. Best Buy occupies approximately 50,000 square feet, or approximately 16.0% of the net rentable area at the mortgaged property. The Best
Buy lease is scheduled to expire in 2018.

Sports Authority, Inc. ("Sports Authority") is one of the largest sporting goods retailers in United States. It operates approximately 400 stores in 45 U.S.
states under The Sports Authority and Gart Sports names. The Sports Authority occupies approximately 41,375 square feet, or approximately 13.2% of the net rentable area at the mortgaged property. The Sports Authority lease is scheduled to expire in 2017.

Bed Bath & Beyond Inc. ("Bed Bath & Beyond") is a nationwide chain of superstores selling domestic merchandise and home furnishings. The Company's 800 plus stores principally range in size from 20,000 to 50,000 square feet. Bed
Bath & Beyond occupies approximately 38,008 square feet, or approximately 12.2%
of the net rentable area at the mortgaged property. The Bed Bath & Beyond lease is scheduled to expire in 2013.

Staples, Inc. ("Staples") is an office products company. The company sells a wide range of office products, including supplies, technology, furniture and business services. Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Staples operates approximately 1,900 office superstores. Staples occupies approximately 23,990 square feet, or approximately
7.7% of the net rentable area at the mortgaged property. The Staples lease is scheduled to expire in 2012.

(1)   Lucky Stores, Inc., originally a wholly-owned subsidiary of American
      Stores Company, executed its lease on July 31, 1996. In 1999, Albertsons
      LLC acquired American Stores Company. Albertsons subsequently elected to spin off a portion of its asset base -- including American Stores Company and Lucky Stores -- to Stater Bros., a transaction in which the respective lease was included.

                                    81 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located at the northeast corner of
State Highway 78 and Interstate 5 in Oceanside, CA, within San Diego County. San
Diego County is the third largest county in California and the fourth largest in the United States. The mortgaged property is located on the major thoroughfare within densely populated residential communities. Access to Oceanside is provided from the San Diego (Interstate 5) Freeway, State Highway 78 and the San
Luis Rey Mission Expressway. The mortgaged property is part of a retail center known as Pacific Coast Plaza, anchored by Wal-Mart (not part of the collateral),
Stater Bros. and Best Buy.

The city reported an estimated population level of 171,095 for the year 2006, reflecting an increase of 6.27% from the 2000 population level of 161,003. By the end of the year 2011, the population level is expected to increase to
181,944, reflecting an increase of 6.3% when compared to the population level in
2006.

The city of Oceanside reported 4,686 businesses with approximately 38,000 employees. Camp Pendleton is also located about 12 miles from the mortgaged property. The 125,000 acre base provides housing, training facilities, logistical support and administrative support to Fleet Marine Force Units. The base is home to nearly 40,000 active duty personnel and officers, living on and off base, plus another 2,800 civilian support personnel.

The Oceanside submarket reported a total retail inventory of 4,303,328 square feet for the first quarter of 2007. The average asking rent was reported at
$23.88 per square foot per annum for a typical NNN lease with a vacancy rate of
4.3%. During the same quarter, the submarket experienced positive net absorption of 12,839 square feet with no projects under construction.

PROPERTY MANAGEMENT. The mortgaged property is managed by Gatlin Development
Co., Inc., an affiliate of the borrower.

(1)   Certain information was obtained from the Pacific Coast Plaza appraisal, dated April 17, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    82 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP            0       0.0%           NAP       NAP             0         0.0%            NAP        NAP
2007 & MTM         2       12,019       3.8     $  254,600       5.4%       12,019         3.8%     $  254,600        5.4%
2008              10       26,517       8.5        789,030      16.6        38,536        12.3%     $1,043,630       22.0%
2009               0            0       0.0              0       0.0        38,536        12.3%     $1,043,630       22.0%
2010               1        1,642       0.5         67,884       1.4        40,178        12.9%     $1,111,514       23.4%
2011               1        8,500       2.7        208,252       4.4        48,678        15.6%     $1,319,766       27.8%
2012               5       39,558      12.7        798,138      16.8        88,236        28.3%     $2,117,904       44.7%
2013               3       58,224      18.6        766,580      16.2       146,460        46.9%     $2,884,484       60.8%
2014               0            0       0.0              0       0.0       146,460        46.9%     $2,884,484       60.8%
2015               0            0       0.0              0       0.0       146,460        46.9%     $2,884,484       60.8%
2016               0            0       0.0              0       0.0       146,460        46.9%     $2,884,484       60.8%
2017               3       50,375      16.1        696,993      14.7       196,835        63.0%     $3,581,477       75.6%
AFTER              3      115,478      37.0      1,159,000      24.4       312,313       100.0%     $4,740,477      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL:            28      312,313     100.0%    $4,740,477     100.0%
------------------------------------------------------------------------------------------------------------------------------

                                    83 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF PACIFIC COAST PLAZA OMITTED]

                                    84 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

                   [SITE PLAN OF PACIFIC COAST PLAZA OMITTED]

                                    85 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                             MARRIOTT OVERLAND PARK
--------------------------------------------------------------------------------

                    [PHOTO OF MARRIOTT OVERLAND PARK OMITTED]

         [MAP INDICATING THE LOCATION OF MARRIOTT OVERLAND PARK OMITTED]

                                    86 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                             MARRIOTT OVERLAND PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $49,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $49,500,000
% OF POOL BY IPB:                      2.0%
LOAN SELLER:                           UBS Real Estate Securities Inc.
BORROWER:                              Integrated Capital - Overland Park
                                       LLC
SPONSOR:                               Integrated Capital LLC
ORIGINATION DATE:                      08/07/07
INTEREST RATE:                         6.75300%
INTEREST ONLY PERIOD:                  24 months
MATURITY DATE:                         08/10/12
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(32),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL         MONTHLY
                                         --------------------------
TAXES(2):                                $         0         $0
INSURANCE(2):                            $         0         $0
CAPEX(3):                                $16,000,000         $0
OTHER:                                   $         0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 390
LOCATION:                              Overland Park, KS
YEAR BUILT/RENOVATED:                  1984/2007
OCCUPANCY:                             64.1%
OCCUPANCY DATE:                        04/30/07
HISTORICAL NOI:
  2005:                                $4,269,000
  2006:                                $5,589,420
TTM AS OF 05/31/07:                    $5,332,545
UW REVENUES:                           $20,738,169
UW EXPENSES:                           $14,884,804
UW NOI:                                $5,853,365
UW NET CASH FLOW:                      $4,816,555
APPRAISED VALUE(4):                    $67,800,000
APPRAISAL DATE:                        06/14/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                         $126,923
CUT-OFF DATE LTV(4):                             73.0%
MATURITY DATE LTV(4):                            70.7%
UW IO DSCR:                                      1.42x
UW DSCR:                                         1.25x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                              PROPERTY HISTORICAL OPERATING STATISTICS

                OCCUPANCY                                      ADR                                           REVPAR
-------------------------------------  -----------------------------------------------  -------------------------------------------
 2005      2006      TTM      UW         2005        2006         TTM         UW          2005       2006        TTM         UW
-----------------------------------------------------------------------------------------------------------------------------------

 67.7%     66.0%    64.3%    66.0%     $ 121.74    $ 133.55    $ 135.42    $ 145.25     $ 82.38    $ 88.18     $ 87.12     $ 95.84
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur future mezzanine debt subject to certain conditions including, but not limited to: (i) no event of default has occurred and is continuing, (ii) the loan-to-value for the combined debt is no greater than 85%, (iii) the debt service coverage ratio for the combined debt is not less than 1.25x and (iv) confirmation from the rating agencies that the mezzanine debt will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

(2)   Monthly escrows will be required for taxes and insurance to the extent such amounts are not reserved by the operator under the management agreement.

(3)   At origination, $21,500,000 ($16.0MM with lender and $5.5MM with Marriott)
      was escrowed and will be released for actual renovation expenses.

(4)   The Appraised Value is the sum of the "as-is" value and $21,500,000 of reserves for future renovations. The "as-is" value is $46,300,000 as of
      June 14, 2007.

                                    87 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            ST. JOE - WINDWARD PLAZA
--------------------------------------------------------------------------------

                 [3 PHOTOS OF ST. JOE - WINDWARD PLAZA OMITTED]

        [MAP INDICATING THE LOCATION OF ST. JOE - WINDWARD PLAZA OMITTED]

                                    88 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            ST. JOE - WINDWARD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $47,634,792
CUT-OFF DATE PRINCIPAL BALANCE:        $47,634,792
% OF POOL BY IPB:                      1.9%
LOAN SELLER:                           Natixis Real Estate Capital Inc.
BORROWER:                              WDW Owner LLC
SPONSOR:                               Eola Capital LLC
ORIGINATION DATE:                      06/20/07
INTEREST RATE:                         6.08000%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/05/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(5)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT(1):                    Yes
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL          MONTHLY
                                          ---------------------------
TAXES:                                    $  405,990        $ 45,110
INSURANCE:                                $   22,091        $      0
CAPEX:                                    $  141,680        $  4,635
TI/LC:                                    $1,250,000        $      0
OTHER(3):                                 $1,766,050        $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        335,498
LOCATION:                              Alpharetta, GA
YEAR BUILT/RENOVATED:                  1998 & 2000
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        07/01/07
NUMBER OF TENANTS:                     2
HISTORICAL NOI:
  2005:                                $4,984,154
  2006:                                $5,123,598
  TTM AS OF 04/30/07:                  $5,324,779
UW REVENUES:                           $5,534,412
UW EXPENSES:                           $1,675,211
UW NOI:                                $3,859,201
UW NET CASH FLOW:                      $3,792,101
APPRAISED VALUE:                       $59,500,000
APPRAISAL DATE:                        05/10/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $142
CUT-OFF DATE LTV:                      80.1%
MATURITY DATE LTV:                     75.0%
UW IO DSCR:                            1.29x
UW DSCR:                               1.10x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                   RATINGS
TENANT NAME                 MOODY'S/S&P/FITCH(4)    SQUARE FEET      % OF GLA      BASE RENT PSF      LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------

GE CAPITAL CORPORATION          Aaa/AAA/NR            203,248          60.6%          $ 14.64(5)               2014
E*TRADE FINANCIAL(6)            Ba2/BB-/NR            132,250          39.4%          $  11.75                 2012
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                            PROPERTY SUMMARY

                                               YEAR BUILT/
PROPERTY NAME                 LOCATION       YEAR RENOVATED    SQUARE FEET
---------------------------------------------------------------------------

100 WINDWARD PLAZA         Alpharetta, GA         1998           132,250
300 WINDWARD PLAZA         Alpharetta, GA         2000           203,248
---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          335,498
---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                                 ALLOCATED LOAN
PROPERTY NAME               OCCUPANCY          TOP TENANT           % OF GLA        BALANCE
------------------------------------------------------------------------------------------------

100 WINDWARD PLAZA            100.0%      E*Trade Financial           39.4%        $16,572,104
300 WINDWARD PLAZA            100.0       GE Capital Corporation      60.6          31,062,688
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       100.0%                                 100.0%        $47,634,792
------------------------------------------------------------------------------------------------

(1)   The indirect interest in borrower and the excess cash flow distributions
      (after debt service and property expenses) received from the mortgaged property securing the mortgage loan have been pledged to additionally secure other mortgage financings made to affiliates of borrower.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limted to; (i) the aggregate loan-to-value ratio of the mortgage loan and the mezzanine debt does not exceed 85% and (ii) the aggregate debt service coverage ratio of the mortgage loan and the mezzanine debt is equal to or greater than 1.10x.

(3)   Other reserve consists of $1,653,125 with respect to tenant improvement allowances and $112,925 with respect to leasing commissions for the
      E*Trade Financial tenant.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(5)   GE Capital Corporation's rent represents the average rent paid by GE
      Capital Corporation during the lease term. Base rent as of July 1, 2007 is
      $13.65 per square foot. There are annual escalations every March with a maximum rent of $15.55 per square foot commencing March 2013.

(6)   E* Trade Financial has executed subleases with the following tenants:
      3,467 square feet to Realty Atlanta, Inc., expiring in May 2008; 1,915 square feet to Hersch & Associates PC CPA's and Stephen Hersch, expiring in May 2008; 27,019 square feet to Alogent, Inc, expiring in May 2008; and
      9,600 square feet to Platinum Equity, LLC, expiring in April 2008.

                                    89 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              ST. JOE - 150 W. MAIN
--------------------------------------------------------------------------------

                   [3 PHOTOS OF ST. JOE - 150 W. MAIN OMITTED]

         [MAP INDICATING THE LOCATION OF ST. JOE - 150 W. MAIN OMITTED]

                                    90 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                             ST. JOE - 150 W. MAIN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $46,948,014
CUT-OFF DATE PRINCIPAL BALANCE:        $46,948,014
% OF POOL BY IPB:                      1.9%
LOAN SELLER:                           Natixis Real Estate Capital Inc.
BORROWER:                              150 Owner LLC
SPONSOR:                               Eola Capital LLC
ORIGINATION DATE:                      08/06/07
INTEREST RATE:                         6.26000%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         09/05/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(23),Def(92),O(5)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT(1):                    Yes
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL        MONTHLY
                                        -------------------------
TAXES:                                  $   98,883       $32,961
INSURANCE:                              $   15,678       $     0
CAPEX:                                  $   58,336       $ 2,779
TI/LC(3):                               $1,105,000       $     0
OTHER(4):                               $   81,686       $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE:                        225,286
LOCATION:                              Norfolk, VA
YEAR BUILT/RENOVATED:                  2002
OCCUPANCY:                             98.0%
OCCUPANCY DATE:                        07/01/07
NUMBER OF TENANTS:                     22
HISTORICAL NOI:
  2006:                                $3,600,285
  TTM AS OF 04/30/07:                  $3,386,427
UW REVENUES:                           $5,729,889
UW EXPENSES:                           $1,838,688
UW NOI:                                $3,891,201
UW NET CASH FLOW:                      $3,846,144
APPRAISED VALUE:                       $59,100,000
APPRAISAL DATE:                        05/18/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $208
CUT-OFF DATE LTV:                      79.4%
MATURITY DATE LTV:                     74.6%
UW IO DSCR:                            1.29x
UW DSCR:                               1.11x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

                           RATINGS
TENANT NAME         MOODY'S/S&P/FITCH(5)   SQUARE FEET   % OF GLA    BASE RENT PSF    LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------

KAUFMAN CANOLES                               68,071       30.2%        $ 23.00               2012
SUNTRUST                Aa3/AA-/A+            48,060       21.3%        $ 32.01               2018
WITT MARES                                    12,210        5.4%        $ 24.90               2012
CB RICHARD ELLIS                              11,831        5.3%        $ 25.50               2010
------------------------------------------------------------------------------------------------------------

(1)   The indirect interest in borrower and the excess cash flow distributions
      (after debt service and property expenses) received from the property securing the loan have been pledged to additionally secure other mortgage financings made to affiliates of borrower.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to; (i) the aggregate loan-to-value ratio of the mortgage loan and the mezzanine debt does not exceed 85% and (ii) the aggregate debt service coverage ratio of the mortgage loan and the mezzanine debt is equal to or greater than 1.10x.

(3)   In the event the TI/LC reserve balance drops below $442,400, the borrower is required to commence monthly payments equaling one-twelfth of the difference between the balance in the TI/LC reserve subaccount and
      $442,400. In lieu of depositing all or any portion of the funds into the
      TI/LC reserve account, borrower will have the right, at any time and from time to time, to deliver a letter of credit in the amount required to be on deposit with the lender.

(4)   An outstanding tenant improvement obligation reserve was funded at closing related to the Robert Half International tenant.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    91 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  LIBERTY PLAZA
--------------------------------------------------------------------------------

                       [5 PHOTOS OF LIBERTY PLAZA OMITTED]

             [MAP INDICATING THE LOCATION OF LIBERTY PLAZA OMITTED]

                                    92 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 LIBERTY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $43,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $43,000,000
% OF POOL BY IPB:                      1.7%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Liberty Plaza Limited Partnership
SPONSOR:                               SPG ML Holdings, LLC and
                                       SPG-FCM Holdings I, LLC
ORIGINATION DATE:                      05/04/07
INTEREST RATE:                         5.68000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         06/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(84),O(10)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL     MONTHLY
                                           --------------------
TAXES:                                        $0         $0
INSURANCE:                                    $0         $0
CAPEX:                                        $0         $0
OTHER:                                        $0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        371,505
LOCATION:                              Philadelphia, PA
YEAR BUILT/RENOVATED:                  1989/1999
OCCUPANCY:                             98.3%
OCCUPANCY DATE:                        04/01/07
NUMBER OF TENANTS:                     17
HISTORICAL NOI:
  2005:                                $3,014,839
  2006:                                $3,438,242
UW REVENUES:                           $5,477,641
UW EXPENSES:                           $2,206,648
UW NOI:                                $3,270,994
UW NET CASH FLOW:                      $3,106,493
APPRAISED VALUE:                       $55,500,000
APPRAISAL DATE:                        04/16/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $116
CUT-OFF DATE LTV:                      77.5%
MATURITY DATE LTV:                     77.5%
UW DSCR:                               1.25x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                         RATINGS                                      BASE RENT
TENANT SUMMARY                     MOODY'S/S&P/FITCH(2)   TOTAL SF    % OF TOTAL SF      PSF       LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------

WAL-MART                                Aa2/AA/AA         131,812         35.5%          $ 6.00            2008
DICKS CLOTHING & SPORTING GOODS                            77,586         20.9%          $11.75            2011
SUPER FRESH FOOD MARKET                                    56,508         15.2%          $14.09            2020
RAYMOUR AND FLANIGAN                                       53,349         14.4%          $ 6.00            2010
-------------------------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine debt is less than or equal to 85% and (ii)
      the combined debt service coverage ratio of the mortgage loan and the mezzanine debt is greater than or equal to 1.05x.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    93 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 SHERATON GUNTER
--------------------------------------------------------------------------------

                      [3 PHOTOS OF SHERATON GUNTER OMITTED]

            [MAP INDICATING THE LOCATION OF SHERATON GUNTER OMITTED]

                                    94 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 SHERATON GUNTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $40,000,000
% OF POOL BY IPB:                      1.6%
LOAN SELLER:                           Nomura Credit & Capital, Inc.
BORROWER:                              Gunter Hotel Ventures, L.P.
SPONSOR:                               Michael S. Gallegos
ORIGINATION DATE:                      06/18/07
INTEREST RATE:                         7.10000%
INTEREST ONLY PERIOD:                  60 months
MATURITY DATE:                         07/11/12
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       Grtr1%orYMor2%(2),
                                       Grtr1%orYMor1.875%(3),
                                       Grtr1%orYMor 1.75%(3),
                                       Grtr1%orYMor1.625%(3),
                                       Grtr1%orYMor1.5%(3),
                                       Grtr1%orYMor1.375%(3),
                                       Grtr1%orYMor1.25%(3),
                                       Grtr1%orYMor1%(3),
                                       Grtr1%orYM(18),O(18)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL           MONTHLY
                                           ---------------------------
TAXES:                                     $280,500          $ 46,750
INSURANCE:                                 $ 70,450          $ 17,613
FF&E(1):                                   $      0          $      0
DEFERRED MAINTENANCE:                      $103,750          $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 322
LOCATION:                              San Antonio, TX
YEAR BUILT/RENOVATED:                  1909/2006
OCCUPANCY:                             69.4%
OCCUPANCY DATE:                        04/30/07
HISTORICAL NOI:
  2005:                                $ 3,280,030
  2006:                                $ 2,995,671
TTM AS OF 05/31/07:                    $ 4,293,784
UW REVENUES:                           $10,524,682
UW EXPENSES:                           $ 5,883,321
UW NOI:                                $ 4,641,362
UW NET CASH FLOW:                      $ 4,329,854
APPRAISED VALUE:                       $52,000,000
APPRAISAL DATE:                        03/07/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $124,224
CUT-OFF DATE LTV:                        76.9%
MATURITY DATE LTV:                       76.9%
UW DSCR:                                 1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                              PROPERTY HISTORICAL OPERATING STATISTICS

            OCCUPANCY                                    ADR                                           REVPAR
--------------------------------------------------------------------------------------------------------------------------------
 2005      2006     TTM       UW       2005        2006        TTM          UW         2005       2006        TTM         UW
--------------------------------------------------------------------------------------------------------------------------------

 75.1%    72.0%    69.4%    69.5%    $ 102.61    $ 114.61    $ 134.60    $ 140.00    $ 77.09    $ 82.49     $ 93.39     $ 97.27
--------------------------------------------------------------------------------------------------------------------------------

(1)   2.0%, 3.0%, and 4.0% of gross revenues for the previous month throughout the first year of the loan, the second year of the loan, and each subsequent year of the loan, respectively.

                                    95 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.